UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Dominion Resources, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

2014 Proxy Statement Contents

1	Notice of Annual Meeting

2	Proxy Statement Summary

5	Questions and Answers About the Annual Meeting and Voting

9	Corporate Governance and Board Matters
Director Independence
Related Party Transactions
Board Leadership Structure and Role in Risk Oversight
Executive Sessions of Directors
Committees and Meeting Attendance
Compensation Committee Interlocks and Insider Participation
Section 16(a) Beneficial Ownership Reporting Compliance
Shareholder Proposals and Director Nominations
Communications With Directors
Non-Employee Director Compensation

18	Share Ownership

19	Item 1 — Election of Directors

24	The Audit Committee Report

26	Auditors

26	Item 2 — Ratification of Appointment of Auditors

27	Compensation, Governance and Nominating Committee Report

27	Compensation Discussion and Analysis

Executive Summary

Objectives of Dominion’s Executive Compensation Program and the Compensation Decision-Making Process

Elements of Dominion’s Compensation Program

Other Relevant Compensation Practices

47	Executive Compensation
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested
Pension Benefits
Nonqualified Deferred Compensation
Potential Payments Upon Termination or Change in Control

Equity Compensation Plans

61	Item 3 — Advisory Vote on Approval of Executive Compensation (Say on Pay)

62	Item 4 — Approval of 2014 Incentive Compensation Plan

68	Shareholder Proposals (Items 5-10)

Important Notice Regarding the Availability of Proxy Materials for

Dominion’s 2014 Annual Meeting of Shareholders to be Held on May 7, 2014

Dominion’s Notice of Annual Meeting, 2014 Proxy Statement, 2013 Summary Annual Report

and 2013 Annual Report on Form 10-K are available on our website at

www.dom.com/proxy

Notice of Annual Meeting

Dominion Resources, Inc.

P.O. Box 26532

Richmond, Virginia 23261

March 26, 2014

Dear Fellow Shareholder:

On May 7, 2014, Dominion Resources, Inc. (Dominion) will hold its 2014 Annual Meeting of Shareholders at the InterContinental Cleveland Conference Center, 9801 Carnegie Avenue, Cleveland, OH 44106. The meeting will begin at 9:30 a.m. Eastern Time. Only shareholders who owned stock at the close of business on March 21, 2014, may vote at this meeting or any adjournments that may take place.

Matters to be voted on at this meeting are as follows:

•	Election of the 11 director nominees named in this Proxy Statement;
•	Ratification of the appointment of Deloitte & Touche LLP as our independent auditors for 2014;
•	Advisory vote on approval of executive compensation (Say on Pay);
•	Approval of the 2014 Incentive Compensation Plan;
•	Six shareholder proposals, if presented; and
•	Consideration of other business properly presented at the meeting.

We are pleased to deliver proxy materials again this year to shareholders over the Internet. Utilizing Internet delivery allows us to distribute our proxy materials in an environmentally responsible and cost-effective manner. For more information, please see the Notice Regarding the Availability of Proxy Materials narrative on page 5.

This Proxy Statement, our 2013 Summary Annual Report and Dominion’s Annual Report on Form 10-K for the year ended December 31, 2013, will be made available to shareholders electronically on or around March 26, 2014, or mailed on or around the same date to those shareholders who have previously requested printed materials. For information on voting your shares and attending the meeting, please see pages 5-8. For your convenience and to expedite the registration process at the meeting, we are making Admission Tickets available in advance. If you plan to attend the meeting, please follow the instructions on page 7.

Please vote your proxy as soon as possible. Your vote is very important to us, and we want your shares to be represented at the meeting.

By Order of the Board of Directors,

Carter M. Reid

Senior Vice President,

Chief Administrative and Compliance Officer

and Corporate Secretary

Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Shareholders

• Date and Time:	May 7, 2014, 9:30 a.m.
• Place:	InterContinental Cleveland Conference Center, 9801 Carnegie Avenue, Cleveland, OH 44106
• Record date:	March 21, 2014
• Voting:	Shareholders as of the record date are entitled to vote. Each share of Dominion common stock is entitled to one vote on each matter properly brought before the 2014 Annual Meeting.
• Admission:	We strongly encourage you to request an Admission Ticket to attend the 2014 Annual Meeting by emailing shareholder.services@dom.com or by contacting Dominion Shareholder Services at (800) 552-4034. See page 7 for additional information. Admission Tickets are not transferrable.

Voting Matters

	Board Vote Recommendation	Page Reference (for more detail)
Election of Director Nominees Named in this Proxy Statement	FOR each director nominee	Page 19
Ratification of the Appointment of Deloitte & Touche LLP as our Independent Auditors for 2014	FOR	Page 26
Advisory Vote on Approval of Executive Compensation	FOR	Page 61
Approval of the 2014 Incentive Compensation Plan	FOR	Page 62
All Shareholder Proposals	AGAINST	Page 68

Board Nominees

The following table provides summary information about each director nominee. Each director nominee is elected annually by a majority of votes cast unless there is a contested election, in which case the election is by plurality vote.

Nominee	Age	Director Since	Principal Occupation	Committees
William P. Barr	63	2009	Retired Executive Vice President and General Counsel of Verizon Communications Inc.; Former Attorney General of the United States	A; C
Peter W. Brown, M.D.	71	2002	Physician in private practice at Virginia Surgical Associates, P.C.	F
Helen E. Dragas	52	2010	President and CEO of The Dragas Companies	A
James O. Ellis, Jr.	66	2013	Former President and CEO of the Institute of Nuclear Power Operations	A
Thomas F. Farrell II	59	2005	Chairman, President & CEO of Dominion
John W. Harris	66	1999	President and CEO of Lincoln Harris LLC	F^; C
Mark J. Kington	54	2005	Managing Director of Kington Management, LLC	C; F
Pamela J. Royal, M.D.	51	2013	Dermatologist and President of Royal Dermatology and Aesthetic Skin Care, Inc. and community leader	A
Robert H. Spilman, Jr.	57	2009	President and CEO of Bassett Furniture Industries, Incorporated	A; F
Michael E. Szymanczyk	65	2012	Former Chairman and CEO of Altria Group, Inc.	F
David A. Wollard	76	1999	Founding Chairman, Emeritus, Exempla Healthcare	A^; C

A=Audit; C=Compensation, Governance and Nominating; F=Finance and Risk Oversight; ^ Denotes Chairman of Committee

2013 Business Highlights

•

Dominion’s one- and three-year total shareholder return (TSR) of 29.65% and 70.56%, respectively, outperformed the Compensation Peer Group median and the Philadelphia Stock Exchange Utility Index. Dominion’s three-year TSR also exceeded the S&P 500 for the same period and was slightly under the TSR for the one-year period.

•	The Board increased the annual dividend rate by 6.6% from $2.11 per share for 2012 to $2.25 per share for 2013.
•	Dominion’s market capitalization was $37.6 billion as of December 31, 2013, which ranked second relative to our Compensation Peer Group.
•

Consolidated operating earnings for 2013 were $3.25 per share, up from $3.09 per share in 2012, and within our guidance range of $3.20 to $3.50 per share.* Consolidated earnings reported under Generally Accepted Accounting Principles (GAAP) were $2.93 per share in 2013, up from $0.53 per share in 2012.

•

Our commitment to safety as a priority and as a core value was evident as Dominion’s safety metrics continued to improve. Company-wide, Dominion recorded all-time bests for Occupational Safety and Health Administration (OSHA) recordable and lost-time restricted duty rates in 2013, reducing 2012 rates by 10% and 6%, respectively.

•

Our businesses continued to strive for operational excellence in 2013, which was evidenced by a new fleet nuclear net capacity factor of 93.7%, beating the 2009 record of 93.1%, and a System Average Interruption Duration Index (SAIDI) of 106.3 minutes, excluding major storms, which was the best performance in more than a decade.

*	See Reconciliation of 2012 and 2013 Consolidated Operating Earnings to Reported Earnings on page 46. Operating earnings per share (EPS) presented above for 2012 have been recast to reflect the results of Brayton Point and Kincaid as discontinued operations. Excluding the recast of Brayton Point and Kincaid as discontinued operations, operating EPS for 2012 were $3.05, reflecting 6.5% operating EPS growth from 2012 to 2013.

Advisory Vote on Approval of Executive Compensation

We are asking shareholders to approve, on a non-binding, advisory basis, the compensation of our named executive officers (NEOs). In evaluating this Say on Pay proposal, we recommend you review our Compensation Discussion and Analysis, which discusses the compensation objectives and principles that underlie Dominion’s executive compensation program and how performance is measured, evaluated and rewarded.

Approval of the 2014 Incentive Compensation Plan

We are asking shareholders to approve the 2014 Incentive Compensation Plan. Approval of this plan would allow a continuation of the current design of our executive compensation program. If the 2014 Incentive Compensation Plan is approved by shareholders, unused shares under the current plan will cease to be available for issuance under the company’s equity compensation plans.

Compensation Highlights

•

Based on strong performance and other factors, the Compensation, Governance and Nominating (CGN) Committee approved a 3% base salary increase for Messrs. Farrell, Christian, Koonce, Heacock and Sypolt and a 5% base salary increase for Mr. McGettrick for 2013.

•	The company disclosed $3.25 consolidated operating earnings per share* for the year ended December 31, 2013, which included 100% funding for the 2013 Annual Incentive Plan (AIP).
•

Payout under the 2012 Performance Grants was 98.9% of target. The payout was entirely due to TSR performance in the 84th percentile versus our performance grant peer group over the two-year period ended December 31, 2013. Return on invested capital (ROIC) percentage was 7.25% which was below the threshold for any payout. Dominion’s two-year TSR for the period ended December 31, 2013, was 32.0%.

•

As part of the CGN Committee’s review of the company’s long-term incentive program, the target 2013 long-term incentive awards were increased generally for officers, including each of the NEOs. This was the first general increase in target awards since the long-term incentive program began in 2006. The increased target award levels reflects the CGN Committee’s continued desire to place a significant portion of the NEOs’ pay at risk, ongoing focus on achieving Dominion’s long-term growth plan and effort to provide total direct compensation that is competitive. As a result, approximately 88% of Mr. Farrell’s targeted total direct compensation and an average of 77% of the other NEOs’ targeted total direct compensation is performance-based, tied to pre-approved performance metrics or tied to the performance of Dominion’s stock.

•	Effective July 1, 2013, the CGN Committee closed the Executive Supplemental Retirement Plan to new participants.

*	See Reconciliation of 2013 Consolidated Operating Earnings to Reported Earnings on page 46.

Questions and Answers About the Annual Meeting and Voting

Why did I receive these proxy materials?

You received these materials because you owned shares of Dominion Resources, Inc. (Dominion) common stock as of March 21, 2014, and are therefore eligible to vote at Dominion’s Annual Meeting of Shareholders to be held on May 7, 2014 (the 2014 Annual Meeting). These materials allow you to exercise your right to vote at the 2014 Annual Meeting and provide you with important information about Dominion and the items to be presented for a vote at this meeting.

Why did I receive a Notice Regarding the Availability of Proxy Materials instead of printed proxy materials?

Most shareholders received a Notice Regarding the Availability of Proxy Materials (the Notice) instead of a full set of printed proxy materials. The Notice provides access to proxy materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as costs associated with mailing these materials to shareholders. On or around March 26, 2014, we will begin mailing the Notice to certain shareholders of record as of March 21, 2014, and post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, shareholders may choose to access our proxy materials on the website or may request to receive a printed set of our proxy materials. The Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email for this meeting and on an ongoing basis. Shareholders who previously requested printed proxy materials or electronic materials on an ongoing basis received those materials in the format requested.

What is a proxy?

A proxy is your legal designation of another person to vote your shares at the 2014 Annual Meeting. The person you designate is called a proxy. When you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.

The proxy card accompanying this Proxy Statement is solicited by your Board of Directors (the Board) for the 2014 Annual Meeting. By signing and returning it, you will be designating two non-employee members of the Board and Dominion’s Corporate Secretary as proxies to vote your shares at the 2014 Annual Meeting based on your direction. You also may vote your shares by telephone or over the Internet as described below.

Who is entitled to vote?

All shareholders who owned Dominion common stock at the close of business on March 21, 2014 (the record date), may vote. Each share of Dominion common stock is entitled to one vote on each matter properly brought before the 2014 Annual Meeting. There were 581,604,130 shares of Dominion common stock outstanding on the record date.

What are the matters on which I will be casting a vote?

You will be voting on the following:

•	Election of the 11 director nominees named in this Proxy Statement;
•	Ratification of the appointment of Deloitte & Touche LLP as our independent auditors for 2014;
•	Advisory vote on approval of executive compensation (Say on Pay);
•	Approval of the 2014 Incentive Compensation Plan;
•	Six shareholder proposals, if presented; and
•	Other business properly presented at the meeting.

Your Board is soliciting this proxy for the 2014 Annual Meeting and recommends that you vote FOR all of the director nominees named in this Proxy Statement, FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for 2014, FOR approving, on non-binding advisory basis, the executive compensation of those officers named in this Proxy Statement and FOR the approval of our 2014 Incentive Compensation Plan.

Your Board recommends that you vote AGAINST all of the shareholder proposals.

How do I vote my shares?

Your voting method varies depending on whether you are a Shareholder of Record, Beneficial Owner or participant in a Dominion Employee Savings Plan.

Shareholders of Record

If your shares are registered directly in your name on Dominion’s records (including any shares held in Dominion Direct®, Dominion’s direct stock purchase and dividend reinvestment plan), you are considered, for those shares, to be the “Shareholder of Record.” The proxy materials or Notice have been sent directly to you by Dominion.

•

If you received your proxy materials in the mail, you may vote your shares by proxy over the Internet, by telephone or by returning your proxy card by mail in the envelope provided. Instructions to vote over the Internet or by telephone are printed on your proxy card. If you received an electronic or paper Notice, you may vote over the Internet using the instructions provided. All votes must be received by the proxy tabulator no later than 6:00 a.m. Eastern Time on the day of the 2014 Annual Meeting.

•	If you attend the 2014 Annual Meeting, you may vote your shares in person. For identification requirements, please see What do I need to bring to be admitted to the 2014 Annual Meeting? on page 7.

•

You may revoke your proxy and change your vote before the 2014 Annual Meeting by submitting a written notice to our Corporate Secretary, by submitting a later dated and properly signed proxy (including by means of a telephone or Internet vote), or by voting in person at the 2014 Annual Meeting.

•

All shares will be voted according to your instructions if you properly vote your proxy by one of the methods listed above. If you sign your proxy card but do not specify how you want your shares voted on any matter, you will be deemed to have directed the proxies to vote your shares as recommended by the Board. However, no vote will be recorded if you do not properly sign your proxy card, regardless of whether you specify how you want your shares voted.

Beneficial Owners

If your shares are held in a stock brokerage account or by a bank or other Shareholder of Record, you are considered a “Beneficial Owner” of shares held in street name. The proxy materials or Notice, including voting and revocation instructions, have been forwarded to you by the institution that holds your shares. As the Beneficial Owner, you have the right to direct your broker, bank or other Shareholder of Record on how to vote your shares.

•	Follow the instructions on the voting instruction form or Notice provided to you by the institution that holds your shares.

•	To vote in person at the 2014 Annual Meeting, you must present a valid picture identification and a legal proxy provided by the institution that holds your shares.

•	If you do not provide your broker with timely voting instructions, your broker will not be able to vote on most of the items on the agenda of the 2014 Annual Meeting.

•	Please see What is discretionary voting by brokers? on page 7.

Dominion Employee Savings Plan Participants

If your shares are held under one of the company’s Employee Savings Plans (the Plans), you are considered the “Beneficial Owner” of shares held in your plan account. The Notice has been forwarded to you by the Trustee for the Plans. As the Beneficial Owner, you have the right to direct the Trustee on how to vote your shares.

•	Only the Trustee can vote your Plan shares. To allow sufficient time for the Trustee to vote your shares, your voting instructions must be received by 6:00 a.m. Eastern Time, May 1, 2014.

•

You may revoke or change your voting instructions any time prior to the deadline by submitting a later dated Internet vote or by submitting a written notice to the agent for the Plan Trustee, Corporate Election Services, at P.O. Box 125, Pittsburgh, PA 15230-0125.

•

The Trustee will vote according to your instructions, except as otherwise provided in accordance with the Employee Retirement Income Security Act of 1974, as amended. The Trustee will keep your vote confidential. Under the terms of the Plans, you are not allowed to vote your own Plan shares, even if you attend the meeting in person.

•

If you do not vote your Plan shares or if you return your voting instruction card signed with no direction given, your shares will be voted by the Trustee as directed by the independent fiduciary hired by the Plan Administrator.

What is discretionary voting by brokers?

If you hold your shares in street name and you do not provide your broker with timely voting instructions, New York Stock Exchange (NYSE) rules permit brokerage firms to vote at their discretion on certain “routine” matters. At this meeting, the only routine matter is the ratification of the appointment of Deloitte & Touche LLP as our independent auditors. Brokerage firms may not vote without instructions from you on the following matters: election of directors, advisory vote on approval of executive compensation (Say on Pay), approval of the 2014 Incentive Compensation Plan or on any of the shareholder-presented proposals. Without your voting instructions on items that require them, a “broker non-vote” will occur.

How many shares must be present to hold the 2014 Annual Meeting?

In order for us to conduct the 2014 Annual Meeting, a majority of the shares outstanding on the record date of March 21, 2014, must be present in person or represented by proxy. This is referred to as a quorum. Your shares are counted as present if you attend the 2014 Annual Meeting in person or if you return a properly executed proxy by mail or place your vote over the Internet or by telephone.

What are the voting requirements to elect the directors and to approve each of the proposals in this Proxy Statement?

Our Bylaws and Corporate Governance Guidelines require that directors be elected by a majority of the votes cast unless the election is contested. A majority of votes cast means that the number of shares voted for a director exceeds the number of votes cast against the director. In a contested election, where the number of nominees for director exceeds the number of directors to be elected, directors are elected by a plurality of the votes cast. All other items on the agenda, which are management and shareholder proposals, will be approved if the votes cast favoring the action exceed the votes cast opposing the action. Broker discretionary voting is permitted only for Item 2, which is the proposed ratification of the appointment of our independent auditors. Broker non-votes or abstentions will not be counted as a vote cast in favor or against any of the items presented.

Will any other matters be voted on at the 2014 Annual Meeting?

Management and the Board are not aware of any matters that may properly be brought before the 2014 Annual Meeting other than the matters disclosed in this Proxy Statement. If any other matters not disclosed in this Proxy Statement are properly presented at the 2014 Annual Meeting for consideration, the person or persons voting the proxies solicited by the Board for the meeting will vote them in accordance with their best judgment.

Do I have to attend the 2014 Annual Meeting in order to vote my shares?

No. Whether or not you plan to attend this year’s meeting, you may vote your shares by proxy. It is important that all Dominion shareholders participate by voting, regardless of the number of shares owned.

What do I need to bring to be admitted to the 2014 Annual Meeting?

We strongly encourage you to request an Admission Ticket in advance of the meeting by emailing shareholder.services@dom.com or by contacting Dominion Shareholder Services at (800) 552-4034. In order to expedite the registration process, shareholders who attend the meeting will be asked to present an Admission Ticket and valid picture identification, such as a driver’s license or passport. Admission Tickets are not transferrable.

If you do not request an Admission Ticket in advance, you must present valid picture identification and proof of ownership of your Dominion shares as of the record date to be admitted to the 2014 Annual Meeting. For purposes of admission to the 2014 Annual Meeting, proof of ownership may be any of the following:

•	Dominion account statement
•	Brokerage account statement
•	A letter from the bank or broker that holds your shares

If you are a Beneficial Owner and plan to vote at the meeting, you must bring the legal proxy that was provided to you by the institution that holds your shares. If you are an authorized proxy and plan to vote at the meeting, you must present the proper documentation. In all cases, valid photo identification is also required.

Use of cameras, cell phones, recording devices and other electronic devices will not be permitted during the meeting. Rules of the meeting will be printed on the back of the agenda that will be given to you at the meeting.

Will seating be limited at the 2014 Annual Meeting?

Yes. Seating will be limited and shareholders will be admitted on a first-come, first-served basis. Registration will begin one hour before the start of the meeting. Having an Admission Ticket will expedite your registration.

Will shareholders be given the opportunity to ask questions at the 2014 Annual Meeting?

Yes. The Chairman will answer questions asked by shareholders during a designated portion of the meeting. When speaking, shareholders must direct questions and comments to the Chairman and limit their remarks to matters that relate directly to the business of the meeting. For other rules, please see the back of the agenda that will be given to you at the meeting.

Who will pay for the cost of this proxy solicitation and who will count the votes?

Dominion will pay for the cost of soliciting proxies. Some of our employees may telephone shareholders after the initial mail solicitation, but will not receive any special compensation for making the calls. We have also retained Georgeson Inc., a proxy solicitation firm, to assist in the solicitation of proxies for a fee of $14,000 and reimbursement of expenses. In addition, we may reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to the Beneficial Owners of stock. We have retained Corporate Election Services, Inc. to tabulate the votes and to assist with the 2014 Annual Meeting.

Can I access the Notice of Annual Meeting, 2014 Proxy Statement, 2013 Summary Annual Report and 2013 Annual Report on Form 10-K over the Internet?

Yes. These documents may be viewed at www.dom.com/proxy or at the website address provided on your proxy card or voting instructions.

How can I access future proxy materials and annual reports on the Internet?

If you received the printed proxy materials this year, you can consent to access these materials electronically in the future by marking the appropriate box on your proxy card or by following the instructions provided when voting by telephone. You will receive a proxy card by mail next year with instructions containing the Internet address to access these documents. If you vote by Internet, you will have the opportunity to consent to receive an email message when future proxy materials are available to view online. By agreeing to access your proxy materials online, you will save Dominion the cost of producing and mailing documents to you, and help preserve environmental resources. Your choice will remain in effect unless you notify Dominion that you wish to resume mail delivery of these documents. You can request paper copies of these documents by writing us at Dominion Resources, Inc., Shareholder Services, P.O. Box 26532, Richmond, VA 23261; by calling us at (800) 552-4034; or by emailing us at shareholder.services@dom.com.

If you are a Beneficial Owner of shares, please refer to the information provided by the institution that holds your shares for instructions on how to elect this option.

What is “householding” and how does it affect me?

Householding refers to practices used to reduce the number of copies of proxy materials sent to one address. For Shareholders of Record who received printed proxy materials, a single copy of the 2014 Proxy Statement, 2013 Summary Annual Report and 2013 Annual Report on Form 10-K (annual report package) has been sent to multiple shareholders who reside at the same address, unless we have received instructions from you to the contrary. Any shareholder who would like to receive a separate annual report package may call or write us at the telephone number and address above, and we will promptly deliver it. If you received multiple copies of the annual report package and would like to receive combined mailings in the future, please contact us as shown above. Beneficial Owners of shares should contact the institution that holds the shares regarding combined mailing.

Corporate Governance and Board Matters

The Board is charged with the responsibility of overseeing Dominion’s management, as well as the business and affairs of Dominion, on behalf of its shareholders. The Board and management also recognize that the interests of Dominion are advanced by responsibly addressing the concerns of other constituencies, including employees, customers and the communities in which Dominion operates. Dominion’s Corporate Governance Guidelines are intended to support the Board in its oversight role and in fulfilling its obligation to shareholders. Our Corporate Governance Guidelines address, among other things, the composition and responsibilities of the Board, director independence standards, details of our Bylaws concerning the election of directors by majority vote, the duties and responsibilities of our Lead Director, stock ownership requirements and compensation of non-employee directors, management succession and review, and the recovery of performance-based compensation in the event financial results are restated due to fraud or intentional misconduct. The CGN Committee regularly reviews our Corporate Governance Guidelines and recommends modifications of these guidelines to the Board when appropriate and when the NYSE and U.S. Securities and Exchange Commission (SEC) regulations require changes.

Our Corporate Governance Guidelines may be found on Dominion’s website at www.dom.com/investors/corporate-governance/pdf/corp_gov_guidelines.pdf. In addition to our Corporate Governance Guidelines, other information relating to governance may be found on the governance page of our website, www.dom.com/investors/corporate-governance/index.jsp, including:

•	Information regarding the current members of our Board of Directors;
•	A description of each of our Board committees (Audit, CGN, and Finance and Risk Oversight), as well as each committee’s current charter and members;
•	Our Articles of Incorporation;
•	Our Bylaws;
•	Our related party transaction guidelines;
•	Information related to our political contributions and lobbying activities; and
•	Information about how to communicate with our non-management directors.

Our Code of Ethics and Business Conduct applies to our Board of Directors, our principal executive, financial and accounting officers, and all other employees, and may be found on our website at www.dom.com/investors/corporate-governance/governance-policies-and-guidelines.jsp. Any waivers or changes to our Code of Ethics and Business Conduct relating to our executive officers will also be posted at this web address.

You may request a paper copy of our Code of Ethics and Business Conduct or any other governance document at no charge by writing to our Corporate Secretary at Dominion Resources, Inc., P.O. Box 26532, Richmond, Virginia 23261, or by calling us at (800) 552-4034.

DIRECTOR INDEPENDENCE

Our Corporate Governance Guidelines and the NYSE listing standards require that our Board be composed of a majority of independent directors. To assist in assessing director independence, our Board has adopted a set of independence standards that meets the independence requirements of the NYSE listing standards. In applying our independence standards and applicable SEC and NYSE criteria, the Board considers relevant facts and circumstances in making an independence determination.

Our independence standards also include categorical standards that identify categories of commercial and charitable relationships that the Board has determined are not material relationships and, therefore, do not affect a director’s independence. As such, these categorical relationships are not considered by the Board in determining independence, but are reported to the CGN Committee annually. Our Board may determine that a director is independent even if that director has a relationship that does not meet these categorical standards, provided that relationship does not violate NYSE rules. If such a determination is made, the basis for the Board’s determination will be explained in Dominion’s next proxy statement. The full text of our independence standards is included in the appendix to our Corporate Governance Guidelines and may be found on our website at www.dom.com/investors/corporate-governance/pdf/corp_gov_guidelines.pdf.

Our Audit Committee and CGN Committee charters also contain additional independence requirements for each committee’s members. Our Audit Committee charter prohibits committee members from receiving any compensation from Dominion except in their capacity as a director or committee member, or as permitted by SEC rules with respect to fixed amounts of compensation under a retirement plan for prior services. Our CGN Committee charter specifies that all members of the committee must meet the requirements to be considered outside directors under Section 162(m) of the Internal Revenue Code (the Code) as well as the requirements to be non-employee directors as prescribed by SEC rules.

Based on the NYSE’s and Dominion’s independence standards and all relevant facts and circumstances, the Board determined that the following directors are independent: Messrs. Barr, Ellis, Harris, Jepson, Kington, Spilman and Wollard, Drs. Brown and Royal, and Ms. Dragas. The Board determined that Mr. Farrell is not independent because he is a current Dominion employee. The Board also determined that Mr. Szymanczyk is not independent under the NYSE’s and Dominion’s independence standards because he served as the Chief Executive Officer (CEO) of Altria Group, Inc., at the same time Mr. Farrell served on the compensation committee of Altria Group, Inc.

In determining the independence of Mr. Harris, the CGN Committee considered the employment of an adult, financially independent immediate family member during 2013 by a law firm that provides services to Dominion and concluded that Mr. Harris did not have a material interest in that employment relationship. Mr. Harris’ son-in-law is employed by the North Carolina office of a law firm used by Dominion. Dominion’s legal work is directed and performed principally by the firm’s lawyers in the Richmond, Virginia, office where Dominion’s headquarters are located. Mr. Harris’ son-in-law became employed by the law firm in January 2011 as an attorney in the financial services litigation practice group and works primarily on matters for banks and other financial service industry participants. Mr. Harris’ son-in-law does not work on any Dominion matter and his compensation is not tied to the work that the firm does for Dominion. The CGN Committee recommended and the Board concurred that such employment relationship does not affect Mr. Harris’ independence.

In determining the independence of Dr. Brown, the CGN Committee considered the employment of an adult, financially independent immediate family member during 2013 by Dominion. Dr. Brown’s daughter is a staff attorney with Dominion’s services company. She is not an executive officer of Dominion or any of its subsidiaries. The CGN Committee recommended and the Board concurred that such employment relationship does not affect Dr. Brown’s independence.

RELATED PARTY TRANSACTIONS

The Board has adopted related party transaction guidelines for the purpose of identifying potential conflicts of interest arising out of financial transactions, arrangements and relations between Dominion and any related person. Under our guidelines, a related person is a director, executive officer, director nominee, beneficial owner of more than 5% of Dominion’s common stock or any immediate family member of one of the foregoing persons. A related party transaction is any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in excess of $120,000 in which Dominion (and/or any of its consolidated subsidiaries) is a party and in which the related person has or will have a direct or indirect material interest.

In determining whether a direct or indirect interest is material, the significance of the information to investors in light of all circumstances is considered. The importance of the interest to the person having the interest, the relationship of the parties to the transaction with each other and the amount involved are among the factors considered in determining the significance of the information to investors.

The CGN Committee has reviewed certain categories of transactions and determined that transactions between Dominion and a related person that fall within such categories will not result in the related person receiving a direct or indirect material interest. Under our guidelines, such transactions are not deemed related party transactions and, therefore, are not subject to review by the CGN Committee. The categories of excluded transactions include, among other items, compensation and expense reimbursements paid to directors and executive officers in the ordinary course of performing their duties; transactions with other companies where the related party’s only relationship is as an employee, if the aggregate amount involved does not exceed the greater of $1 million or 2% of that company’s gross revenues; and charitable contributions that are less than the greater of $1 million or 2% of the charity’s annual receipts. The full text of the guidelines can be found on our website at www.dom.com/investors/corporate-governance/pdf/related_party_guidelines.pdf.

We collect information about potential related party transactions in our annual questionnaires completed by directors and executive officers. Management reviews the potential related party transactions and assesses whether any of the identified transactions constitutes a related party transaction. Any identified related party transaction is then reported to the CGN Committee. The CGN Committee reviews and considers relevant facts and circumstances and determines whether to approve or ratify the related party transactions identified. The CGN Committee may approve or ratify only those related party transactions that are in, or are not inconsistent with, the best interests of Dominion and its shareholders and that are in compliance with our Code of Ethics and Business Conduct.

Other than as described below, since January 1, 2013, there have been no related party transactions that were required either to be approved or ratified under Dominion’s related party transaction guidelines or reported under the SEC’s related party transaction rules.

During 2013, Ms. Mathews, the adult, financially independent daughter of Dr. Brown, was employed by Dominion’s services company as a staff attorney. Ms. Mathews’ total compensation for 2013 was approximately $177,000, and she was eligible for company benefits available to all other employees in a similar position. The transaction involving the compensation paid to Ms. Mathews was reviewed and approved by the CGN Committee in accordance with Dominion’s related party transaction guidelines.

During 2013, three providers of asset management services were also beneficial owners of at least 5% of Dominion common stock: BlackRock, Inc. (BlackRock), Capital Research Global Investors (Capital Research), and The Vanguard Group (Vanguard). The nature and value of services provided by these 5% shareholders and their affiliates are described below.

•	Affiliates of BlackRock provided asset management services to the company’s pension plan and received approximately $424,500 in fees for such services in 2013.
•

Affiliates of Capital Research provided asset management services to various trusts associated with the company’s employee benefit plans and received approximately $6,010,000 in fees for such services in 2013. According to its Schedule 13G filed on February 13, 2014, Capital Research ceased to be a 5% shareholder of Dominion common stock as of December 31, 2013.

•	Affiliates of Vanguard provided asset management services to various trusts associated with the company’s employee benefit plans and received approximately $530,000 in fees for such services in 2013.

In all cases, the investment management agreements were entered into on an arm’s-length basis in the ordinary course of business. These transactions were reviewed and approved in accordance with Dominion’s related party transaction guidelines.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Our Corporate Governance Guidelines provide that our Board will determine whether to have a joint CEO and Chairman position or whether to separate these offices, taking into consideration succession planning, skills and experience of the individuals filling these positions and other relevant factors. The Board believes that the most effective leadership structure for Dominion at this time is for Mr. Farrell to serve as both Dominion’s CEO and Chairman of the Board of Directors for the reasons set forth below.

The Board believes a combined CEO and Chairman position provides an efficient and effective leadership model for the company. A combined CEO and Chairman role promotes unified leadership and direction for the company and the effective execution of the company’s strategy and business plans. The Board believes Mr. Farrell provides the necessary experience and skills to lead the company in addressing the energy demands of the regions where Dominion does business, financial and economic issues, and environmental and regulatory challenges of the future.

The Board believes there is no single best leadership structure that is the most effective in all circumstances, and may decide to separate the positions of CEO and Chairman in the future if it deems it appropriate and in the best interests of the company. The Board has adopted governance policies and practices to ensure a strong and independent board that provides balance to the combined CEO and Chairman position. All directors, except for Messrs. Farrell and Szymanczyk, are independent and our Audit and CGN Committees of the Board consist entirely of independent directors. Dominion also has a Lead Director who leads the executive session of our independent, non-management directors at each regularly scheduled Board meeting. Our Corporate Governance Guidelines designate the Chairman of the CGN Committee as Dominion’s Lead Director when the Chairman of the Board is not an independent director. Currently, Mr. Jepson is Chairman of the CGN Committee and serves as the Lead Director. The duties and responsibilities of the Lead Director include:

•	Presiding at all meetings of the Board when the Chairman of the Board is not present, including executive sessions of the independent directors;
•	Serving as a liaison on Board-wide issues between the Chairman of the Board and the independent directors;
•	Having the authority to call meetings of the independent directors, as needed;
•	Approving Board meeting agendas and information sent to the Board;
•	Approving Board meeting schedules to assure sufficient time for discussion of all agenda items;
•	Being available for communications if requested by major shareholders; and
•	In consultation with the Board, being authorized to retain independent advisers and consultants on behalf of the Board.

Our Lead Director also leads the evaluation of the performance of our CEO, oversees the Board’s annual self-evaluation, encourages and facilitates active participation of all directors and monitors and coordinates with management on corporate governance issues and developments. The Board believes that designating a Lead Director, as well as having a majority of independent directors, provides an effective counterbalance to the combined Chairman and CEO role.

Board members also have complete and open access to management, as well as our independent auditor and the CGN Committee’s independent compensation consultant.

The Board believes that Dominion’s current Board leadership structure enhances its ability to engage in risk oversight because Mr. Farrell’s understanding and insights of the material risks inherent in Dominion’s business position him to identify and raise key risks to the Board. His role as Chairman ensures that the Board and its standing committees give attention to areas of concern. Ultimately, the full Board has responsibility for risk oversight, but our committees help oversee risk in areas over which they have responsibility. The full Board receives regular updates related to various risks for both our company and our industry. As provided under our Corporate Governance Guidelines and the respective committees’ charters, the Board of Directors and the Audit and Finance and Risk Oversight Committees receive and discuss reports regularly from members of management, including the Chief Risk Officer, who are involved in the risk assessment and risk management functions on a daily basis. In addition, the CGN Committee reviews with management an annual assessment of the overall structure of the company’s compensation program and key policies for all employees as they relate to the company’s risk management practices.

EXECUTIVE SESSIONS OF DIRECTORS

Executive sessions of our non-management, independent directors are held at each regularly scheduled Board meeting and are presided over by our Lead Director, who is also the Chairman of the CGN Committee.

COMMITTEES AND MEETING ATTENDANCE

Under our Corporate Governance Guidelines, directors are expected to attend all Board and committee meetings. The Board met eleven times in 2013. Each Board member attended at least 75% of all Board and committee meetings on which he or she served. All of our directors, except for Mr. Ellis, who was elected to the Board effective with the 2013 Annual Meeting, attended the 2013 Annual Meeting of Shareholders.

The Board has established the following standing committees of the Board to assist with the performance of its responsibilities: Audit Committee, CGN Committee, and Finance and Risk Oversight Committee. The Board has adopted charters for each of these committees and these charters are available on our website at www.dom.com/investors/corporate-governance/board-committees-and-charters.jsp.

Audit Committee

The members of the Audit Committee are David A. Wollard (chairman), William P. Barr, Helen E. Dragas, James O. Ellis, Jr., Pamela J. Royal and Robert H. Spilman, Jr. Each member of the Audit Committee has been determined independent by the Board in accordance with NYSE listing standards, SEC regulations and the company’s independence standards. The Board has also determined Messrs. Spilman and Wollard, Ms. Dragas and Dr. Royal are “audit committee financial experts” as defined under SEC rules. This committee is responsible for assisting the Board with oversight of the independence, performance and qualification of our independent auditor; the integrity of Dominion’s financial statements and reporting practices; the company’s compliance with legal and regulatory requirements; and the performance of the company’s internal audit function. This committee also reviews and discusses policies with respect to risk assessment and risk management.

The Audit Committee also retains the independent auditor for the next year and pre-approves the audit and non-audit services provided by the independent auditor. This committee periodically meets with both the independent auditor and internal auditor in separate sessions without management present. This committee also consults with the independent and internal auditors regarding audits of Dominion’s consolidated financial statements and the adequacy of internal controls. The Audit Committee’s report to shareholders is on pages 24 and 25. In 2013, this committee met nine times.

Compensation, Governance and Nominating Committee

The members of the CGN Committee are Robert S. Jepson, Jr. (chairman), William P. Barr, John W. Harris, Mark J. Kington and David A. Wollard. Each member of the CGN Committee has been determined independent by the Board in accordance with NYSE listing standards, SEC regulations and the company’s independence standards. This committee consults directly with its independent compensation consultant, Frederic W. Cook & Co. (Cook & Co.), as needed, and with management to review and evaluate Dominion’s organizational structure and compensation practices, which include both Dominion’s executive and director compensation programs. This committee also meets with Cook & Co. as needed, without the CEO present, to review and discuss CEO compensation and other matters. The company’s processes for the consideration and determination of executive and director compensation, including the roles of the CGN Committee, management and Cook & Co. in designing our executive and director compensation programs, are discussed in Compensation Discussion and Analysis and Non-Employee Director Compensation.

The CGN Committee is also responsible for overseeing Dominion’s corporate governance practices, evaluating the Board’s effectiveness and reviewing the qualifications of director candidates. It makes recommendations to the Board regarding all of these matters, including director nominees, and administers certain compensation plans. The CGN Committee’s policies for consideration of director candidates recommended by shareholders, the procedures to be followed by shareholders in submitting such recommendations, and the qualifications and skills that the CGN Committee considers and the process it uses in identifying and selecting director nominees, are discussed in Shareholder Proposals and Director Nominations and Item 1 – Election of Directors. The CGN Committee’s report to shareholders is on page 27. In 2013, this committee met six times.

Finance and Risk Oversight Committee

The members of the Finance and Risk Oversight Committee are John W. Harris (chairman), Peter W. Brown, Mark J. Kington, Robert H. Spilman, Jr. and Michael E. Szymanczyk. Each member of the Finance and Risk Oversight Committee, except for Mr. Szymanczyk, has been determined independent by the Board in accordance with NYSE listing standards, SEC regulations and the company’s independence standards. This committee oversees the company’s financial policies and objectives, reviews the company’s capital structure, considers our dividend policy and reviews the company’s financing activities. In addition, this committee oversees the implementation of the company’s risk assessment and risk management policies and objectives and reviews its insurance coverage. In 2013, this committee met five times.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the CGN Committee has served as an officer or employee of Dominion at any time. No Dominion executive officer serves as a member of the compensation committee or on the board of directors of any company at which a member of Dominion’s CGN Committee or Board of Directors serves as an executive officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the company’s knowledge, no executive officer, director or 10% beneficial owner failed to file, on a timely basis, the reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act), for the fiscal year ended December 31, 2013.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Under SEC rules, if a shareholder wishes to submit a proposal for possible inclusion in the 2015 Proxy Statement, Dominion’s Corporate Secretary must receive it no later than 5 p.m., Eastern Time, on November 26, 2014. Shareholders should refer to Rule 14a-8 of the Exchange Act, which sets standards for eligibility and specifies the types of proposals that are not appropriate for inclusion in the Proxy Statement. Shareholder proposals should be sent to our Corporate Secretary at Dominion Resources, Inc., 120 Tredegar Street, Richmond, Virginia 23219.

To nominate a director at the 2015 Annual Meeting, you must be a shareholder and deliver written notice to our Corporate Secretary at least 60 days before the meeting. If the meeting date has not been publicly announced 70 days before the meeting, then notice can be given up to 10 days following the public announcement. Any notice must include the following information:

1.	Your name and address;
2.	Each nominee’s name and address;
3.	A statement that you are an owner of Dominion stock entitled to vote at the meeting and you intend to appear in person or by proxy to nominate your nominee;
4.	A description of all arrangements or understandings between you and each nominee and any other person concerning the nomination;
5.	Other information about the nominee that would be included in a proxy statement soliciting proxies for the election of directors; and
6.	The consent of the nominee to serve as a director.

If you wish to bring any other matter (other than the nomination of a director) in person before the 2015 Annual Meeting, Dominion’s Bylaws require you to notify the Corporate Secretary in writing no less than 90 days and not more than 120 days prior to the one-year anniversary of the date of the 2014 Annual Meeting. This means that for the 2015 Annual Meeting, your notice must be delivered, or mailed and received, between January 7, 2015, and February 6, 2015, and must contain the information specified by our Bylaws regarding each matter, including:

•

A brief description of the business you wish to bring before the 2015 Annual Meeting, including the complete text of any related resolutions to be presented and the reasons for conducting such business at the meeting;

•	Your name and address and the name and address of any associated person of yours, as they appear on Dominion’s records;
•

The number of shares of stock that you, and any associated person of yours, own or beneficially own, including a description of any agreement, arrangement or understanding relating to such shares, and a written agreement by you to update and supplement this information as of the record date for the 2015 Annual Meeting; and

•	Any material interest you and any associated person of yours have in such business.

If you do not provide the proper notice in the specified timeframe, the chairman of the meeting may exclude the matter, and it will not be acted upon at the meeting. If the chairman does not exclude the matter, the proxies may vote on it in the manner they believe is appropriate, in accordance with SEC rules. A copy of our Bylaws may be found on our website at www.dom.com/investors/corporate-governance/pdf/bylaws.pdf and will be furnished to shareholders without charge upon written request to the Corporate Secretary.

COMMUNICATIONS WITH DIRECTORS

The Board has established a process for shareholders and other interested persons to communicate directly with Dominion’s non-management directors. Information regarding this process, including how to email or write our non-management directors, may be found on our website at www.dom.com/investors/corporate-governance/contact-board-of-directors.jsp. Concerns relating to accounting, internal accounting controls and auditing matters may also be submitted confidentially and anonymously through this website. You may direct your communications to our non-management directors as a group or to any committee of the Board. The Board has directed the Corporate Secretary or her representative to monitor, review and sort all written communications to the non-management directors. Communications related to matters that are within the scope of the responsibilities of the Board are forwarded to the Board, Board committee or individual director, as appropriate.

The Corporate Secretary and her representative are authorized to exclude communications that are related to routine business and customer service matters, bulk advertising or otherwise inappropriate communications, including, but not limited to, business and product solicitations, unsolicited publications, résumés and job inquiries, spam, junk mail, mass mailing and material containing profanity, hostility or of a similar nature. The Board has also directed the Corporate Secretary or her representative to forward correspondence related to routine business and customer service matters to the appropriate management personnel. When appropriate, the Corporate Secretary will consult with the Audit Committee Chairman, who will determine whether to communicate further with the Audit Committee and/or the full Board with respect to the correspondence received.

Letters may be sent to the non-management directors as a group or individually, care of the Corporate Secretary, Dominion Resources, Inc., P.O. Box 26532, Richmond, Virginia 23261.

NON-EMPLOYEE DIRECTOR COMPENSATION

In accordance with our Corporate Governance Guidelines, the CGN Committee annually reviews and assesses the compensation paid to non-employee directors but, depending on the market data and the company’s needs, the CGN Committee may recommend changes less frequently. Any changes proposed by the CGN Committee must be approved by the Board. The Board believes that its compensation should be aligned with the interests of the shareholders; therefore, a significant portion of Dominion’s director compensation is paid in Dominion common stock. From time to time, the CGN Committee will discuss with its independent compensation consultant trends in director compensation.

Effective May 2013, the components of non-employee director compensation were as follows:

•	Annual cash retainer: $70,000
•	Annual stock retainer: $120,000
•	Lead director annual cash retainer: $20,000
•	Committee chair annual cash retainer: Audit and CGN Committees, $17,500; Finance and Risk Oversight Committee, $15,000
•	Board and committee meeting fees: $2,000 per meeting

The following tables and footnotes reflect the compensation and fees received in 2013 by our non-employee directors for their services. Mr. Farrell does not receive any separate compensation for his service as a director.

Non-Employee Director Compensation

Name	Fees earned or paid in cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
William P. Barr	$124,000	$120,020	$0	$244,020
Peter W. Brown	104,000	120,020	46,910	270,930
Helen E. Dragas	110,000	120,020	5,000	235,020
James O. Ellis, Jr.	92,000	120,020	0	212,020
John W. Harris	129,000	120,020	80,061	329,081
Robert S. Jepson, Jr.	151,500	120,020	41,957	313,477
Mark J. Kington	116,000	120,020	0	236,020
Pamela J. Royal	109,666	136,708	0	246,374
Robert H. Spilman, Jr.	122,000	120,020	0	242,020
Michael E. Szymanczyk	104,000	120,020	0	224,020
David A. Wollard	141,500	120,020	83,311	344,831
All directors	$1,303,666	$1,336,908	$257,239	$2,897,813

(1) Directors may defer all or a portion of their compensation or choose to receive stock in lieu of cash for meeting fees under the Non-Employee Directors Compensation Plan. Ms. Dragas, Dr. Royal and Mr. Kington deferred all fees to stock unit accounts in lieu of cash for their 2013 meeting fees and annual cash retainer. Mr. Szymanczyk received stock in lieu of cash for his 2013 meeting fees.

(2) Each non-employee director who was elected in May 2013 received an annual stock retainer valued at approximately $120,000, which was equal to 1,964 shares, valued at $61.11 per share based on the closing price of Dominion common stock on May 2, 2013. Directors may defer all or a portion of this stock retainer. (See the Director and Officer Share Ownership table for February 28, 2014 balances.) A total of 21,604 shares of stock, in aggregate, were distributed to these directors, or to a trust account for deferrals, for their annual stock retainers. Dr. Royal was elected to the Board on March 1, 2013 and received a pro-rated annual stock retainer valued at $16,688 which was equal to 298 shares, based on the closing price of Dominion common stock on February 28, 2013 of $56.00 per share.

No options have been granted to directors since 2001. No directors had options outstanding as of December 31, 2013.

(3) All Other Compensation amounts for 2013 are as follows:

Director	Dividends(a)	Matching Gift Donations(b)	Total
Brown	$46,910	$0	$46,910
Dragas	0	5,000	5,000
Harris	80,061	0	80,061
Jepson	41,957	0	41,957
Wollard	80,061	3,250	83,311

(a) Amounts represent dividend equivalents earned on the Directors Stock Accumulation Plan (SAP) balances. For certain directors elected to the Board prior to 2004, the SAP provided non-employee directors a one-time stock award equivalent in value to approximately 17 times the annual cash retainer then in effect. Stock units were credited to a book account and a separate account continues to be credited with additional stock units equal in value to dividends on all stock units held in the director’s account. A director must have 17 years of service to receive all of the stock units awarded and accumulated under the SAP. Reduced distributions are made where a director has at least 10 years of service or has reached age 62 when service as a director ends. Dividend earnings under the SAP are paid at the same rate declared by the company for all shareholders.

(b) Under a company-wide program, qualifying charitable contributions by directors and employees are matched up to $5,000 by the Dominion Foundation.

Expense Reimbursements

We pay and/or reimburse directors for travel, lodging and related expenses they incur in attending Board and committee meetings and for other business-related travel. These reimbursements include the expenses incurred by directors’ spouses in accompanying the directors to two Board meetings each year. In addition, directors and their spouses may accompany the CEO or other senior executives on the corporate aircraft for both business and personal travel. We do not provide tax gross-ups on any imputed income for the directors.

Director Compensation Plans

NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

Our non-employee directors are paid their annual retainer and meeting fees under this plan. A director may elect to receive all or a portion of his or her meeting fees in the form of cash or stock. If a director does not make an election, meeting fees are paid in cash. The plan also allows directors to defer all or a portion of their annual cash retainer and meeting fees into stock unit or cash accounts and all or a portion of their annual stock retainer into stock unit accounts. Stock unit accounts are credited quarterly with additional stock units equal in value to dividends paid on

Dominion common stock, and cash accounts are credited monthly with interest at an annual rate established for the Dominion Fixed Rate Fund (which was 3.01% in 2013) under Dominion’s frozen Executive Deferred Compensation Plan. Shares of Dominion common stock equal in value to stock units held for directors under this plan are issued into a trust and directors retain all voting and other rights as shareholders. Distributions under this plan are made when a director ceases to serve on the Board. For a director that has served at least five years, he or she will be granted 1,000 shares of Dominion common stock upon departure from the Board. If that director also served as a Committee Chair or Lead Director in the year preceding the year of departure, he or she will be granted an additional 1,000 shares of Dominion common stock for each such position held upon departure from the Board. In addition, this plan provides a means for the Board to receive grants of restricted stock awards and stock options. No stock options or restricted stock have been granted under this plan.

FROZEN DIRECTORS PLANS

On December 31, 2004, the Board froze the following director plans: Deferred Cash Compensation Plan, Stock Compensation Plan and Stock Accumulation Plan (described in footnote (a) under the All Other Compensation table to the Non-Employee Director Compensation table on page 16). These plans provided a means to compensate directors and allowed directors to defer receipt of that compensation, whether in cash or stock, until they ceased to be directors or reached a specified age. In the case of the Deferred Cash Compensation Plan, deferred fees were credited to either an interest bearing account (interest is credited based on the average three-month U.S. Treasury Bill rate) or a Dominion common stock equivalent account. Under the frozen plans, dividend equivalents continue to accrue and may be held in trust until distributions are made. Prior to 2005, the stock portion of a director’s retainer was paid under the Stock Compensation Plan, and directors had the option to defer receipt of that stock.

Other Director Benefits

CHARITABLE CONTRIBUTION PROGRAM

This program was discontinued in January 2000. For directors elected before that time, Dominion funded the program by purchasing life insurance policies on the directors. Participating directors (Messrs. Harris and Wollard) will derive no financial or tax benefits from the program because all insurance proceeds and charitable tax deductions accrue solely to Dominion. Upon a participating director’s death, $500,000 will be paid in 10 annual installments to the qualifying charitable organization(s) designated by that director.

MATCHING GIFTS PROGRAM

The Dominion Foundation will match a director’s donations, on a one-to-one basis, to one or more 501(c)(3) organizations up to a maximum of $5,000 per year. If the donation is to an organization on whose board the director serves or for which the director volunteers more than 50 hours of work during a year, the Dominion Foundation will match the donation on a two-to-one basis, up to the $5,000 maximum. This benefit is available to all Dominion employees and to our directors.

INSURANCE

Full-time employees and directors are covered by business travel accident insurance while traveling on business for Dominion or any of its subsidiaries. The policy provides 24-hour coverage while traveling on business and has a maximum benefit of $250,000 for employees and $200,000 for directors in the event of death or a percentage of the death benefit in the event of permanent bodily dismemberment. There is no incremental cost for covering the directors under this insurance policy, as the premium would remain the same even if coverage for the directors was discontinued. Dominion also provides director and officer liability insurance for its non-employee directors.

Director Share Ownership Guidelines

All non-employee directors are expected to acquire and hold the lesser of 12,000 shares of Dominion stock or shares equal in value to five times the annual cash and stock retainer combined within four years of their election to the Board. All of our non-employee directors who have been members of the Board for at least four years currently meet the share ownership requirement. Our directors are also prohibited from engaging in certain types of transactions related to Dominion stock, including owning derivative securities, hedging transactions, using margin accounts and pledging shares as collateral.

Share Ownership

DIRECTOR AND OFFICER SHARE OWNERSHIP

	Beneficial Ownership of Common Stock as of February 28, 2014
Name of Beneficial Owner	Shares	Deferred Stock Accounts(1)	Restricted Shares	Total(2)
William P. Barr	26,651	—	—	26,651
Peter W. Brown	58,252	15,203	—	73,455
Helen E. Dragas	16,229	14,540	—	30,769
James O. Ellis, Jr.	3,600	2,019	—	5,619
Thomas F. Farrell II	666,908	—	321,415	988,323
John W. Harris	22,811	39,816	—	62,627
Robert S. Jepson, Jr.	172,749	2,782	—	175,531
Mark J. Kington	87,057	40,456	—	127,513
Pamela F. Royal	—	4,359	—	4,359
Robert H. Spilman, Jr.	8,341	4,677	—	13,018
Michael E. Szymanczyk	3,951	—	—	3,951
David A. Wollard	21,206	14,964	—	36,170
Mark F. McGettrick	189,925	—	109,594	299,519
David A. Christian	64,765	—	67,165	131,930
David A. Heacock	28,556	—	15,652	44,208
Paul D. Koonce	75,733	—	66,669	142,402
Gary L. Sypolt (retired September 1, 2013)	84,301	—	—	84,301
All directors and executive officers as a group (20 persons)(3)	1,531,497	138,816	618,791	2,289,104

(1) Shares in trust for which a director has voting rights. Amounts include shares issued to a trust for certain directors from their frozen deferred compensation plan accounts.

(2) No individual director or executive officer has the right to acquire beneficial ownership of shares within 60 days of February 28, 2014. Unless otherwise noted, all shares are held directly by the director or executive officer and such person has sole voting and investment power with respect to such shares. Includes shares as to which director or executive officer has voting and/or investment discretion or voting and/or investment power is shared with or controlled by another person as follows: Mr. Farrell, 20,000 (shares held jointly with spouse); Mr. Kington, 7,166 (shares held in joint tenancy) and 71,800 (shares held in a grantor annuity trust); and all directors and executive officers as a group, 147,383.

(3) Neither any individual director or executive officer, nor all of the directors or executive officers as a group, own more than 1 percent of the shares outstanding as of February 28, 2014. Mr. Sypolt retired September 1, 2013 and is not included in the group total.

SIGNIFICANT SHAREHOLDERS

Name and address of Beneficial Owner	Beneficial Ownership of Common Stock (based on 13G filing	)	Percentage of Common Shares Outstanding
BlackRock, Inc. (1) 40 East 52nd Street New York, NY 10022	42,901,588		7.4%
The Vanguard Group (2) 100 Vanguard Boulevard Malvern, PA 19355	29,921,652		5.15%

(1) According to its Schedule 13G filing for December 31, 2013, this shareholder has sole voting power over 35,623,956 shares and sole dispositive power over 42,901,588 shares.

(2) According to its Schedule 13G filing for December 31, 2013, this shareholder has sole voting power over 940,569 shares, sole dispositive power over 29,037,005 shares, and shared dispositive power over 884,647 shares.

Item 1 — Election of Directors

The CGN Committee, which is composed entirely of independent directors, is responsible for reviewing the qualifications of and selecting director candidates for nomination to the Board. In identifying potential nominees for the Board, the CGN Committee considers candidates recommended by shareholders, current members of the Board, members of management or any others that come to its attention by other means. In accordance with its charter, the CGN Committee considers all nominee recommendations, including those from shareholders, in the same manner when determining candidates for the Board. A shareholder who wishes to recommend a prospective nominee for the Board must provide notice in writing to the Corporate Secretary and follow the shareholder nomination procedures described in Shareholder Proposals and Director Nominations on page 14.

The CGN Committee recognizes that a Board with a diverse set of skills, experiences and perspectives creates a governing body best suited to provide oversight of the company while representing the interests of our shareholders, customers, employees and other constituents. The CGN Committee considers many attributes that it deems relevant for serving as a director, including, among others, experience as a CEO, industry experience, financial or accounting skills or oversight experience, legislative or regulatory experience, public company board experience outside of Dominion, and other attributes. These other attributes include a candidate’s character, judgment, diversity of experience, business acumen and ability to act on behalf of shareholders. The CGN Committee also believes that the members of the Board should have experiences and backgrounds that complement those of each other.

Dominion does not have a formal policy with respect to director diversity, but under the company’s Corporate Governance Guidelines, the CGN Committee is charged with selecting candidates who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions as well as those of its three committees. The CGN Committee may also consider in its assessment the Board’s diversity, in its broadest sense, reflecting, but not limited to, geography, gender and ethnicity. The CGN Committee also considers whether a director candidate is independent in accordance with Dominion’s and the NYSE’s independence standards. Based on its deliberations, the CGN Committee recommends director candidates to the Board for nomination.

Information about each director nominee is presented below and includes specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director. These nominees are collegial, thoughtful, responsible and intelligent people and diverse in terms of geographic location throughout the areas of our operations, age, gender, ethnicity and professional experience. Overall, these nominees represent a diverse mix of qualifications deemed beneficial to the formation of a cohesive and effective Board.

Our Bylaws and Corporate Governance Guidelines require that directors be elected by a majority of the votes cast unless the election is contested. A majority of votes cast means that the number of shares voted for a director exceeds the number of votes cast against the director. In a contested election, where the number of nominees for director exceeds the number of directors to be elected, directors are elected by a plurality of the votes cast. If an incumbent director in an uncontested election does not receive a majority of votes cast for his or her election, the director is required to submit a letter of resignation promptly to the Board. Within 90 days of the certification of the election results, the Board must act on the resignation, taking into consideration any recommendation by the CGN Committee and any additional relevant information and factors. The director who tenders his or her resignation does not participate in the decisions of the CGN Committee or the Board relating to the resignation.

Each nominee presented below was recommended by the CGN Committee and nominated by the Board. All of the director nominees were elected by shareholders at the 2013 Annual Meeting and are standing for re-election, with the exception of Robert S. Jepson, Jr. Mr. Jepson will not be standing for re-election in 2014. Directors are elected annually; therefore, each director’s term of office will end at the next Annual Meeting of Shareholders or when his or her successor has been elected. If any nominee is not available to serve (for reasons such as death or disability), your proxy will be voted for a substitute nominee if the Board nominates one.

William P. Barr

Director since 2009

Age: 63

Mr. Barr served as Executive Vice President and General Counsel of Verizon Communications Inc. from 2000 to 2008. He previously served as the 77th Attorney General of the United States from 1991 to 1993 before joining GTE Corporation as Executive Vice President and General Counsel from 1994 to 2000. Mr. Barr is a director of Time Warner Inc. and Selected Funds. He previously served as a director of Holcim US and Aggregate Industries Management, Inc. from 2008 to 2013. Mr. Barr received A.B. and M.A. degrees from Columbia University and a J.D. degree from George Washington University. Mr. Barr serves on the Audit Committee and Compensation, Governance and Nominating Committee.

Mr. Barr’s qualifications to serve as a director include his extensive legal experience with service as a general counsel with a public company and an attorney with private law firms. He has experience with and knowledge of public company requirements from an internal perspective with his service as an executive of Verizon Communications Inc., as well as an external perspective as a director of public companies. Mr. Barr has legal, governmental and regulatory expertise through his service as a U.S. Attorney General, and through his prior executive positions, he has mergers, acquisitions and divestitures experience.

Peter W. Brown, M.D.

Director since 2002

Age: 71

Dr. Brown has been a physician in private practice at Virginia Surgical Associates, P.C. since 1978. He is a director of Bassett Furniture Industries, Incorporated. Dr. Brown serves on the boards of Bon Secours St. Mary’s Health Care Foundation and the Medical College of Virginia Foundation. He received his undergraduate and medical degrees from Emory University and is a clinical associate professor of surgery at Virginia Commonwealth University Medical Center. Dr. Brown serves on the Finance and Risk Oversight Committee.

Dr. Brown’s qualifications to serve as a director include his experience as a medical professional, which provides the Board with additional insight on today’s healthcare issues and concerns. Dr. Brown is actively involved in the Richmond, Virginia community, where our headquarters and regulated subsidiary, Virginia Electric and Power Company (Virginia Power), are based. He is currently or has served in leadership positions of several medical foundations. He also has years of experience as a director of a public company other than Dominion.

Helen E. Dragas

Director since 2010

Age: 52

Ms. Dragas has served as president and chief executive officer of The Dragas Companies, a diversified real estate concern, since 1996. She is former rector of the University of Virginia Board of Visitors and currently serves as a board member. Ms. Dragas served on the State Council for Higher Education in Virginia, Commonwealth Transportation Board and Governor’s Economic Development and Jobs Creation Commission. She received both her undergraduate degree and an MBA from the University of Virginia. Ms. Dragas has served on the University of Virginia Board of Visitors audit committee and has chaired the finance committee. Ms. Dragas serves on the Audit Committee.

Ms. Dragas’s qualifications to serve as a director include more than 18 years of experience as the leader of a development planning and construction firm which will be beneficial as Dominion continues with its five-year, infrastructure growth plan. She possesses leadership, management and analytical skills from her experience as a chief executive officer and as demonstrated through her varied community service and gubernatorial appointments.

Adm. James O. Ellis, Jr. (USN, Ret.)

Director since 2013

Age: 66

Admiral James O. Ellis, Jr. is currently a Distinguished Visiting Fellow at the Hoover Institution at Stanford University, Stanford, California. He served as President and Chief Executive Officer of the Institute of Nuclear Power Operations from May 2005 to May 2012. Prior to retiring from active duty in July 2004 as a Navy Admiral, he served as Commander, United States Strategic Command, Offutt Air Force Base, Nebraska. Admiral Ellis has also served as Commander in Chief of U.S. Naval Forces in Europe and as Commander in Chief of Allied Forces in Southern Europe. He is a graduate of the U.S. Naval Academy, Navy nuclear power training, the U.S. Naval Test Pilot School and the Navy Fighter Weapons School (Top Gun). Admiral Ellis holds master’s degrees in aerospace engineering and aeronautical systems from the Georgia Institute of Technology and the University of West Florida. He also serves on the boards of Lockheed Martin Corporation and Level 3 Communications, Inc. Admiral Ellis previously served on the Board of Inmarsat plc from 2005 to March 2014. In 2013, he was elected to the National Academy of Engineering. Admiral Ellis serves on the Audit Committee.

Admiral Ellis’s qualifications to serve as director include his knowledge and expertise of the nuclear industry and emerging energy issues from his service as President and Chief Executive Officer of the Institute of Nuclear Power Operations, a nonprofit corporation established to promote the highest levels of safety and reliability in the operation of commercial nuclear power plants. With his 39 years of service with the U.S. Navy and related significant leadership positions, Admiral Ellis also provides operations and risk management experience involving significant and complex organizations.

Thomas F. Farrell II

Director since 2005

Age: 59

Mr. Farrell has been chairman, president and chief executive officer of Dominion since April 2007. Mr. Farrell served as president and chief executive officer of Dominion from January 2006 to April 2007, and served in various executive positions prior to that. He is chairman of the board and chief executive officer of Virginia Electric and Power Company (Virginia Power), a wholly-owned subsidiary of Dominion, and was chairman, president and chief executive officer of Consolidated Natural Gas Company (CNG), a former wholly-owned subsidiary of Dominion. Mr. Farrell is a director of Altria Group, Inc. He received his undergraduate and law degrees from the University of Virginia.

Mr. Farrell’s qualifications to serve as a director include his 18 years of industry experience as well as his legal expertise, having served as general counsel for Dominion and Virginia Power and as a practicing attorney with a private firm. He is chairman of the Institute of Nuclear Power Operations and a member of the board of directors of the Edison Electric Institute through which he actively represents the interests of Dominion, Virginia Power and the energy sector. Mr. Farrell also has extensive community and public interest involvement and serves or has served on many non-profit and university foundations.

John W. Harris

Director since 1999

Age: 66

Mr. Harris has been president and chief executive officer of Lincoln Harris LLC (formerly The Harris Group), a real estate consulting firm, since 1999 and is a former president of The Bissell Companies, Inc., a commercial real estate and investment management company. He is a director of Piedmont Natural Gas Company, Inc. Mr. Harris is also a director of the Presbyterian Hospital Foundation. He received his undergraduate degree from the University of North Carolina at Chapel Hill. Mr. Harris serves on the Finance and Risk Oversight Committee and Compensation, Governance and Nominating Committee.

Mr. Harris’s qualifications to serve as a director include his extensive public company board experience, with prior directorships with several Fortune 500 companies. As a current director of Piedmont Natural Gas Company, Inc., he has knowledge of and familiarity with Dominion’s industry, markets and regulatory concerns. Through his current and past service as chief executive officer and equivalent positions, Mr. Harris has business leadership and management skills needed for such positions, as well as financial and capital markets experience.

Mark J. Kington

Director since 2005

Age: 54

Mr. Kington has been managing director of Kington Management, LLC, a private investment firm, since 2012. He was managing director of X-10 Capital Management, LLC from 2004 through 2012. He is and has been the principal officer and investor in several communications firms and was a founding member of Columbia Capital, LLC, a venture capital firm specializing in the communications and information technology industries. Mr. Kington also serves on the board of the Colonial Williamsburg Foundation. Mr. Kington received his undergraduate degree from the University of Tennessee and an MBA from the University of Virginia. Mr. Kington serves on the Finance and Risk Oversight Committee and Compensation, Governance and Nominating Committee.

Mr. Kington’s qualifications to serve as a director include information technology, capital markets, banking and investment management experience. He also has experience working in a highly-regulated industry with his experience in the telecommunications industry. As with our other directors who have served as chief executive officer or in equivalent positions, Mr. Kington also brings leadership and management skills to Dominion’s Board.

Pamela J. Royal, M.D.

Director since 2013

Age: 51

Dr. Royal is a board certified dermatologist and has been the owner and president of Royal Dermatology and Aesthetic Skin Care, Inc. since 1990. She received her medical degree from Eastern Virginia Medical School of the Medical College of Hampton Roads and served her residency at Howard University Hospital in dermatology. Dr. Royal serves or has served on a number of boards, including those of the Valentine Richmond History Center (immediate past chair), the United Way of Greater Richmond and Petersburg (former chair), The Community Foundation, CenterStage Foundation, the Greater Richmond Chamber of Commerce, J. Sargeant Reynolds Community College Foundation, Bon Secours Richmond Health System, Venture Richmond, St. Christopher’s School and the Virginia Early Childhood Foundation. Dr. Royal serves on the Audit Committee.

Dr. Royal’s qualifications to serve as a director include her active community leadership and service to numerous non-profit organizations, both as a member and in various leadership positions. Her community involvement was recognized with the YWCA Outstanding Women’s Award for Volunteerism in 2010. She demonstrates civic and public interest involvement and brings alternative and diverse perspectives on the many matters that the Board addresses.

Robert H. Spilman, Jr.

Director since 2009

Age: 57

Mr. Spilman has been president and chief executive officer of Bassett Furniture Industries, Incorporated, a furniture manufacturer and distributor, since 2000. He is also a director of Bassett Furniture Industries, Incorporated. He previously served as a director of Harris Teeter Supermarkets, Inc. from 2002 to 2014. Mr. Spilman serves on the Virginia Foundation for Independent Colleges and previously was chairman of the Board of Directors of New College Institute. He received his undergraduate degree from Vanderbilt University. Mr. Spilman serves on the Audit Committee and Finance and Risk Oversight Committee.

Mr. Spilman’s qualifications to serve as a director include his experience as a current chief executive officer of a public company and the business leadership and management skills needed for that position. As former lead director of Harris Teeter Supermarkets, Inc., Mr. Spilman brings additional public company board experience and leadership to Dominion’s Board.

Michael E. Szymanczyk

Director since 2012

Age: 65

Mr. Szymanczyk served as chairman and chief executive officer of Altria Group, Inc. from March 2008 to May 2012. From August 2002 through July 2008, he also served as chairman, president and chief executive officer of Philip Morris USA Inc. Mr. Szymanczyk previously served on the boards of the Virginia Commonwealth University School of Engineering Foundation, the United Negro College Fund and the Richmond Performing Arts Center. He also served on the Board of Trustees of the University of Richmond and the Dean’s Advisory Council for the Indiana University Kelley School of Business. He received his undergraduate degree from Indiana University. Mr. Szymanczyk serves on the Finance and Risk Oversight Committee.

Mr. Szymanczyk’s qualifications to serve as director include his experience as a chief executive officer of a global Fortune 500 public company. He possesses leadership, management and analytic skills from his experience as a chief executive officer and is knowledgeable of the requirements and concerns that must be considered by a public company. Mr. Szymanczyk also provides expertise in addressing governmental and regulatory matters and issues through his tenure at Altria Group, Inc. and Philip Morris USA Inc.

David A. Wollard

Director since 1999

Age: 76

Mr. Wollard is founding chairman of the board, emeritus, Exempla Healthcare (1997 to 2001). He is a director of Vectra Bank Colorado. Mr. Wollard is the past chairman of the Downtown Denver Partnership and the Denver Metro Chamber of Commerce. He received his undergraduate degree from Harvard College and graduated from the Stonier Graduate School of Banking. Mr. Wollard held a variety of executive positions with banking institutions in Florida and Colorado, where he was the president of Bank One Colorado, N.A. Mr. Wollard serves on the Audit Committee and Compensation, Governance and Nominating Committee.

Mr. Wollard’s qualifications to serve as a director include his extensive background in the banking industry. He has held executive positions and has been a director of numerous financial institutions. Mr. Wollard also has regulatory and governmental experience which is beneficial as the energy industry continues to face legislative and regulatory scrutiny. He has also served on the board of, and has held leadership positions with, many non-profit organizations.

Your Board of Directors recommends that you vote FOR these nominees.

The Audit Committee Report

Our Committee operates under a written charter that is reviewed annually and was most recently revised in February 2014. Our charter may be found on the company’s website at www.dom.com/investors/corporate-governance/pdf/audit_charter.pdf.

Our Committee reviews and oversees Dominion’s financial reporting process and related disclosure and internal controls. Each November, we develop the coming year’s meeting schedule and agendas. The agendas include reviews of Dominion’s internal controls testing, disclosure controls and procedures, charter requirements, charitable giving, auditor independence requirements, pre-approval of independent auditors’ fees, independent auditors’ audit plan, results of the independent auditors’ audit and quarterly review procedures, and other issues that we, management and the independent auditors feel should be addressed more closely.

During 2013, the Committee reviewed a number of topics with management and the independent auditors, including:

•	Quarterly and year-end results, financial statements and reports prior to public disclosure;
•	The activities of management’s disclosure committee and Dominion’s disclosure controls and procedures, including internal controls;
•	Management’s compliance with Section 404 of the Sarbanes-Oxley Act, and internal and independent auditors’ testing of internal controls;
•	New and proposed accounting standards and their potential effect on Dominion’s financial statements;
•	The status of internal audit’s staffing, qualifications and audit plans;
•	Business unit-specific topics including: nuclear operations and performance, and Dominion Generation’s, Dominion Virginia Power’s and Dominion Energy’s construction programs;
•	Dominion’s ethics and compliance program;
•	Compliance with Federal Energy Regulatory Commission and North American Electric Reliability Corporation regulations; and
•	The annual risk assessment report.

Our Committee conducts educational sessions to review with management company specific topics in more detail. The topics are chosen as part of the November planning process. In 2013, sessions focused on alternative energy solutions, ethics and compliance, audit committee leading practices, cybersecurity strategy and response plans, and nuclear operations.

Throughout 2013, we met with the internal and independent auditors, with and without management present, to discuss the plans for, and scope and results of, their audits and reviews of Dominion’s financial statements and internal controls over financial reporting, and the overall quality of Dominion’s financial reporting. At three of the Committee’s meetings, we also met with the internal auditors, independent auditors and management in separate executive sessions.

Management has represented that Dominion’s consolidated financial statements were prepared in accordance with Generally Accepted Accounting Principles (GAAP). We reviewed and discussed the audited consolidated financial statements with management and the independent auditors. In accordance with the requirements established by the Public Company Accounting Oversight Board (PCAOB) AU 380, Communication with Audit Committees, this discussion included a review of significant accounting estimates and controls, and the quality of Dominion’s accounting principles.

We have received written disclosures and letters from the independent auditors required by both the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Committee concerning independence and the NYSE governance standards regarding internal quality-control procedures. We have discussed with the independent auditors the issue of their independence from Dominion, including any non-audit services performed by them.

2013 CONSOLIDATED FINANCIAL STATEMENTS

Relying on these reviews and discussions, we recommended to the Board, and the Board approved, the inclusion of the audited financial statements and management’s annual report on internal control over financial reporting in Dominion’s Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.

INDEPENDENT AUDITORS FOR 2014

Our Committee discussed with management and reviewed with the independent auditors their plans and proposed fees for auditing the 2014 consolidated financial statements and internal controls over financial reporting of Dominion and its subsidiaries, as well as their proposed audit-related and non-audit services and fees. Based on our discussions and review of the proposed fee schedule, we have retained Deloitte & Touche LLP, a registered public accounting firm that is independent of us, as Dominion’s independent auditors for 2014 and in accordance with our pre-approval policy, approved the fees for the services presented to us. We determined that the non-audit related services proposed to us do not impair Deloitte & Touche LLP’s independence and that it is more economical and efficient to use the firm for the proposed services. Permission for any other specific non-audit related services will require prior approval by our Committee or its chairman. When appropriate, Dominion seeks competitive bids for non-audit related services.

David A. Wollard, Chairman

William P. Barr

Helen E. Dragas

James O. Ellis, Jr.

Pamela J. Royal

Robert H. Spilman, Jr.

Auditors

FEES AND PRE-APPROVAL POLICY

The Audit Committee has a pre-approval policy for Deloitte & Touche LLP’s services and fees. Each year, the Audit Committee pre-approves a schedule that details the services to be provided for the following year and an estimated charge for such services. The Audit Committee has approved the schedule of services and fees for 2014. In accordance with Dominion’s pre-approval policy, any changes to the schedule may be approved by the Audit Committee at its next meeting.

The following table presents fees paid to Deloitte & Touche LLP for the fiscal years ended December 31, 2013, and 2012, all of which were pre-approved by the Audit Committee.

Type of Fees (millions)	2013	2012
Audit fees	$7.20	$5.20
Audit-related fees	0.43	0.42
Tax fees	.01	—
All other fees	—	—
Total	$7.64	$5.62

Audit Fees. These amounts represent fees of Deloitte & Touche LLP for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly Form 10-Q reports, the audit of internal controls over financial reporting, and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings and similar engagements for the fiscal year, such as comfort letters, attest services, consents, and assistance with review of documents filed with the SEC. Included in the 2013 fees are $1.8 million in fees related to audits and interim reviews for new subsidiaries.

Audit-Related Fees. Audit-Related Fees consist of assurance and related services that are reasonably related to the performance of the audit or review of Dominion’s consolidated financial statements or internal control over financial reporting. This category may include fees related to the performance of audits and attest services not required by statute or regulations, including audits in connection with acquisitions and divestitures, audits of our employee benefit plans, due diligence related to mergers, acquisitions and investments, and accounting consultations about the application of GAAP to proposed transactions.

Tax Fees. These amounts are for tax compliance services, tax consulting services and related costs.

OTHER INFORMATION ABOUT THE AUDITORS

Representatives of Deloitte & Touche LLP will be present at the 2014 Annual Meeting. They will have an opportunity to make a statement if they desire, and will be available to respond to shareholder questions.

Item 2 — Ratification of Appointment of Auditors

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the company’s financial statements. The Audit Committee has appointed Deloitte & Touche LLP as the company’s independent external auditor for the fiscal year 2014. Deloitte & Touche LLP has served as Dominion’s independent external auditor continuously since 1988. The Audit Committee is responsible for the audit fee negotiations associated with the retention of Deloitte & Touche LLP. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent external audit firm. Further, in conjunction with the mandated rotation of the auditing firm’s lead engagement partner, the Audit Committee and its chairperson will continue to be directly involved in the selection of Deloitte & Touche LLP’s new lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as the company’s independent external auditor is in the best interests of Dominion and its shareholders.

Your Board of Directors recommends that you vote FOR ratification of the Audit Committee’s action.

Compensation, Governance and Nominating Committee Report

In preparation for filing this Proxy Statement, the Compensation, Governance and Nominating (CGN) Committee reviewed and discussed the following Compensation Discussion and Analysis (CD&A) with management. Based on this review and discussion, we recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference into Dominion’s Annual Report on Form 10-K for the year ended December 31, 2013. This report was prepared by the following independent directors who compose the CGN Committee:

Robert S. Jepson, Jr., Chairman

William P. Barr

John W. Harris

Mark J. Kington

David A. Wollard

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) explains the objectives and principles of Dominion’s executive compensation program, its elements and the way performance is measured, evaluated and rewarded. It also describes our compensation decision-making process. Dominion’s executive compensation program is designed to pay for performance and plays an important role in the company’s success by linking a significant amount of compensation to the achievement of performance goals.

Our program and processes generally apply to all of Dominion’s officers, but this discussion and analysis focuses primarily on compensation for our named executive officers (NEOs). Dominion’s NEOs are:

•	Thomas F. Farrell II, Chairman, President and CEO
•	Mark F. McGettrick, Executive Vice President and Chief Financial Officer (CFO)
•	David A. Christian, Executive Vice President and Chief Executive Officer – Dominion Generation Group
•	Paul D. Koonce, Executive Vice President and Chief Executive Officer – Energy Infrastructure Group
•	David A. Heacock, President and Chief Nuclear Officer (CNO), Dominion Nuclear
•	Gary L. Sypolt, Executive Vice President (CEO – Dominion Energy) (retired September 1, 2013)

EXECUTIVE SUMMARY

2013 Business Highlights

Business highlights for 2013 include the following:

•

As shown in the chart below, Dominion’s one- and three-year TSR of 29.65% and 70.56%, respectively, outperformed the Compensation Peer Group median and the Philadelphia Stock Exchange Utility Index. Dominion’s three-year TSR also exceeded the S&P 500 for the same period and was slightly under the S&P 500’s TSR for the one-year period.

•	The Board increased the annual dividend rate by 6.6% from $2.11 per share for 2012 to $2.25 per share for 2013.
•	Dominion’s market capitalization was $37.6 billion as of December 31, 2013, which ranked second relative to our Compensation Peer Group.
•

Consolidated operating earnings for 2013 were $3.25 per share, up from $3.09 per share in 2012, and within our guidance range of $3.20 to $3.50 per share.* Consolidated earnings reported under GAAP were $2.93 per share in 2013, up from $0.53 per share in 2012.

*	See Reconciliation of 2012 and 2013 Consolidated Operating Earnings to Reported Earnings on page 46. Operating EPS presented above for 2012 have been recast to reflect the results of Brayton Point and Kincaid as discontinued operations. Excluding the recast of Brayton Point and Kincaid as discontinued operations, operating EPS for 2012 were $3.05, reflecting 6.5% operating EPS growth from 2012 to 2013.

•

Our commitment to safety as a priority and as a core value was evident as Dominion’s safety metrics continue to improve. Company-wide, Dominion recorded all-time bests for OSHA recordable and lost-time/restricted duty rates in 2013, reducing 2012 rates by 10% and 6%, respectively.

•

Our businesses continued to strive for operational excellence in 2013, which was evidenced with a new fleet nuclear net capacity factor of 93.7%, beating the 2009 record of 93.1%, and a SAIDI of 106.3 minutes, excluding major storms, which was the best performance in more than a decade.

•

In September 2013, the U.S. Department of Energy conditionally authorized Dominion Cove Point LNG to export domestically produced liquefied natural gas to countries that do not have a Free Trade Agreement with the United States. The authorization is subject to environmental review and final regulatory approval.

•

In 2013, Dominion sought and won the federal offshore wind auction, leasing more than 100,000 acres of federal land off the coast of Virginia for a possible wind farm capable of generating up to 2,000 megawatts of electricity, enough energy to power 500,000 homes.

•	Dominion announced our intention to form a master limited partnership that would include certain natural gas assets of Dominion.
•

In 2013, Dominion executed agreements conveying approximately 100,000 acres of Marcellus shale rights beneath several West Virginia storage pools resulting in expected payments to Dominion of about $200 million over the next nine years, with an additional overriding royalty interest in any natural gas produced there.

•

In 2013, we invested nearly $2.5 billion in growth capital for energy infrastructure projects in support of our customers over the next decade, including: new electric wires, substations, and power stations; pipeline and related gas development; and upgrades to existing infrastructure.

•

We completed the sale of two merchant coal-fired power stations, Brayton Point and Kincaid, and our 50% ownership stake in a gas-fired facility and received proceeds of approximately $465 million, net of transaction costs.

2013 Compensation Highlights

•	Messrs. Farrell, Christian, Koonce, Heacock and Sypolt each received a 3% base salary increase and Mr. McGettrick received a 5% base salary increase for 2013.
•	The company disclosed $3.25 consolidated operating earnings per share* for the year ended December 31, 2013, which included 100% funding for the 2013 AIP.
•

Payout under the 2012 Performance Grants was 98.9% of target. The payout was entirely due to TSR performance in the 84th percentile versus our performance grant peer group over the two-year period ended December 31, 2013. ROIC percentage was 7.25%, which was below the threshold for any payout. Dominion’s two-year TSR for the period ended December 31, 2013, was 32.0%.

•

As part of the CGN Committee’s review of the company’s long-term incentive program, the target 2013 long-term incentive awards were increased generally for officers, including each of the NEOs. This was the first general increase in target awards since the long-term incentive program began in 2006. The increased target award levels reflect the Committee’s continued desire to place a significant portion of the NEOs’ pay at risk, ongoing focus on achieving Dominion’s long-term growth plan and effort to provide total direct compensation that is competitive. As a result, approximately 88% of Mr. Farrell’s targeted total direct compensation and an average of 77% of the other NEOs’ targeted total direct compensation is performance-based, tied to pre-approved performance metrics or tied to the performance of Dominion’s stock.

•	Effective July 1, 2013, the CGN Committee closed the Executive Supplemental Retirement Plan to new participants.

*	See Reconciliation of 2013 Consolidated Operating Earnings to Reported Earnings on page 46.

Compensation Governance

Our compensation governance practices emphasize Dominion’s focus on an executive compensation program that pays for performance and aligns management’s interests with those of our shareholders, employees and customers. Our compensation governance practices include the following:

•	Our CGN Committee is composed solely of independent directors.
•

The CGN Committee’s independent compensation consultant is retained directly by the Committee to advise it on executive and director compensation and performs no other services for the company. The CGN Committee reviews the independence of its compensation consultant to ensure its work does not present any conflicts of interests.

•

Our AIP and long-term incentive plan performance grants include a clawback provision to recoup payouts from any employee whose fraudulent or intentional misconduct causes a restatement of a financial statement or affects the company’s operations or the employee’s duties. See Recovery of Incentive Compensation for additional information on our clawback provision.

•

Our officers and non-employee directors are subject to share ownership guidelines that require a significant investment in Dominion stock. All NEOs have met their ownership targets. In addition, both officers and non-employee directors are prohibited from engaging in certain transactions related to Dominion stock, including hedging, owning derivative securities, using margin accounts and pledging shares as collateral. See Share Ownership Guidelines and Directors Share Ownership Guidelines for additional information.

•

Our officers do not receive tax gross-ups on the limited perquisites provided to them. Also, tax gross-ups are not provided on imputed income to our non-employee directors. In January 2013, the CGN Committee approved the elimination of the excise tax gross-up provision included in the Employment Continuity Agreement for any new officer elected or appointed after February 1, 2013.

•

Our Employment Continuity Agreements require two triggers for the payment of most benefits – both the occurrence of an actual change in control and the officer’s involuntary or constructive termination without cause.

OBJECTIVES OF DOMINION’S EXECUTIVE COMPENSATION PROGRAM AND THE COMPENSATION DECISION-MAKING PROCESS

Our Objectives

Dominion’s executive compensation philosophy is to provide a competitive total compensation program tied to performance and aligned with the interests of our shareholders, employees and customers.

The major objectives of our compensation program are to:

•	Attract, develop and retain an experienced and highly qualified management team;
•	Motivate and reward superior performance that supports our business and strategic plans and contributes to the long-term success of the company;
•

Align the interests of management with those of our shareholders and customers by placing a substantial portion of pay at risk through performance goals that, if achieved, are expected to increase total shareholder return and enhance customer service;

•	Promote internal pay equity; and
•	Reinforce our four core values of safety, ethics, excellence and One Dominion – our term for teamwork.

These objectives provide the framework for our compensation decisions. To determine if we are meeting the objectives of our compensation program, the CGN Committee reviews and compares the company’s actual performance to our short-term and long-term goals, our strategies, and our peer companies’ performance.

Dominion’s 2013 performance indicates that the design of our compensation program is meeting these objectives. Our NEOs have service with Dominion ranging from 15 to 38 years. We have attracted, motivated and maintained a superior leadership team with skills, industry knowledge and institutional experience that strengthen their ability to act as sound stewards of shareholder dollars.

Our shareholders voted on an advisory basis on our executive compensation program (also known as Say on Pay) and approved it with a 96% vote at the 2013 Annual Meeting, which followed an approval by a 95% vote in 2012. The CGN Committee considered the very strong shareholder endorsement of our executive compensation program in continuing the pay-for-performance program that is currently in place without any specific changes based on the vote. Unless the Board modifies its policy on the frequency of future Say on Pay advisory votes, shareholders will have an opportunity annually to cast an advisory vote to approve our executive compensation program. We will ask shareholders, on an advisory basis, to vote on the frequency of the Say on Pay vote at least once every six years, with the next advisory vote on frequency to be held no later than the 2017 Annual Meeting of Shareholders.

Our Process for Setting Compensation

The CGN Committee is responsible for reviewing and approving NEO compensation and our overall executive compensation program. Each year, the CGN Committee reviews and considers a comprehensive assessment and analysis of the executive compensation program, including the elements of each NEO’s compensation, with input from management and the Committee’s independent compensation consultants. As part of its assessment, the CGN Committee reviews the performance of the CEO and other executive officers, meets at least annually with the CEO to discuss succession planning for his position and the positions of the company’s senior officers, reviews executive officer share ownership guidelines and compliance, and establishes compensation programs designed to achieve Dominion’s objectives.

THE ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

In June 2013, the CGN Committee retained Frederic W. Cook & Co. (Cook & Co.) as its independent compensation consultant to advise the Committee on executive and director compensation matters. The CGN Committee’s consultant:

•	Attends meetings as requested by the Committee, either in person or by teleconference;
•	Communicates directly with the chairman of the Committee outside of the Committee meetings as needed;
•

Participates in CGN Committee executive sessions without the CEO present to discuss CEO compensation and any other relevant matters, including the appropriate relationship between pay and performance and emerging trends;

•	Reviews and comments on proposals and materials prepared by management and answers technical questions, as requested; and
•	Generally reviews and offers advice as requested by or on behalf of the CGN Committee regarding other aspects of our executive compensation program, including best practices and other matters.

Prior to the engagement of Cook & Co., Pearl Meyer & Partners (PM&P) served as the independent compensation consultant to the CGN Committee. During 2013, the CGN Committee reviewed and assessed the independence of both PM&P and Cook & Co. and concluded that neither PM&P’s nor Cook & Co.’s work raised any conflict of interests. Cook & Co. did not provide any additional services to Dominion during 2013, and for the period in 2013 for which PM&P served as the Committee’s independent consultant, PM&P also did not provide any additional services to Dominion.

MANAGEMENT’S ROLE IN OUR PROCESS

Although the CGN Committee has the responsibility to approve and monitor all compensation for our NEOs, management plays an important role in determining executive compensation. Under the direction of management, internal compensation specialists provide the CGN Committee with data, analysis and counsel regarding the executive compensation program, including an ongoing assessment of the effectiveness of the program, peer practices, and executive compensation trends and best practices. Management, along with our internal compensation and financial specialists, assist in the design of our incentive compensation plans, including performance target recommendations consistent with the strategic goals of the company, and recommendations for establishing the peer group. Management also works with the chairman of the CGN Committee to establish the agenda and prepare meeting information for each CGN Committee meeting.

As discussed previously, the CEO is responsible for reviewing senior officer succession plans with the CGN Committee on an annual basis. Mr. Farrell is also responsible for reviewing the performance of the other senior officers, including the other NEOs, with the CGN Committee at least annually. He makes recommendations on the compensation and benefits for the NEOs (other than himself) to the CGN Committee and provides other information and advice as appropriate or as requested by the CGN Committee, but all decisions are ultimately made by the CGN Committee.

THE COMPENSATION PEER GROUP

The CGN Committee uses two peer groups for executive compensation purposes. The Compensation Peer Group is used to assess the competitiveness of the compensation of our NEOs. A separate Performance Grant Peer Group is used to evaluate the relative performance of the company for purposes of our long-term incentive program. (See 2013 Performance Grants and Performance Grant Peer Group for additional information.)

In the fall of each year, the CGN Committee reviews and approves the Compensation Peer Group of companies. In selecting the Compensation Peer Group, we use a methodology that identifies companies in our industry that compete for customers, executive talent and investment capital. We screen this group based on size and usually eliminate companies that are much smaller or larger than Dominion’s size in revenues, assets or market capitalization. We also consider the geographic locations and the regulatory environment in which potential peer companies operate.

Dominion’s Compensation Peer Group is generally consistent from year to year, with merger and acquisition activity being the primary reason for any changes. No changes were made to the Compensation Peer Group for 2013. Dominion’s Compensation Peer Group for 2013 was comprised of the following companies:

Ameren Corporation	FirstEnergy Corp.
American Electric Power Company, Inc.	NextEra Energy, Inc.
CMS Energy Corporation	NiSource Inc.
DTE Energy Company	PPL Corporation
Duke Energy Corporation	Public Service Enterprise Group Incorporated
Entergy Corporation	The Southern Company
Exelon Corporation	Xcel Energy Inc.

The CGN Committee and management use the Compensation Peer Group to: (i) compare Dominion’s stock and financial performance against these peers using a number of different metrics and time periods to evaluate how we are performing as compared to our peers; (ii) analyze compensation practices within our industry; (iii) evaluate peer company practices and determine peer median and 75th percentile ranges for base pay, annual incentive pay, long-term incentive pay and total direct compensation, both generally and for specific positions; and (iv) compare our benefits and perquisites. In setting the levels for base pay, annual incentive pay, long-term incentive pay and total direct compensation, the CGN Committee also takes into consideration Dominion’s size compared with the median of the Compensation Peer Group and the complexity of its business. As of year-end 2013, Dominion ranked second in market capitalization, seventh in assets and seventh in revenues in comparison to the Compensation Peer Group.

SURVEY AND OTHER DATA

Dominion does not benchmark or otherwise use broad-based market data as the basis for compensation decisions for the NEOs. Survey compensation data and information on local companies with whom we compete for talent and other companies with comparable market capitalization to Dominion is used only to provide a general understanding of compensation practices and trends. The CGN Committee takes into account individual and company-specific factors, including internal pay equity, along with data from the Compensation Peer Group, in establishing compensation opportunities. The CGN Committee believes this reflects Dominion’s specific needs in its distinct competitive market and with respect to its size and complexity versus its peers.

COMPENSATION DESIGN AND RISK

Dominion’s management, including Dominion’s Chief Risk Officer and other executives, annually reviews the overall structure of the company’s executive compensation program and policies to ensure that they are consistent with effective management of enterprise key risks and that they do not encourage executives to take unnecessary or excessive risks that could threaten the value of the enterprise. With respect to the programs and policies that apply to our NEOs, this review includes:

•	Analysis of how different elements of our compensation programs may increase or mitigate risk-taking;
•	Analysis of performance metrics used for short-term and long-term incentive programs and the relation of such incentives to the objectives of the company;
•	Analysis of whether the performance measurement periods for short-term and long-term incentive compensation are appropriate; and
•	Analysis of the overall structure of compensation programs as related to business risks.

Among the factors considered in management’s assessment are: (i) the balance of our overall program design, including the mix of cash and equity compensation; (ii) the mix of fixed and variable compensation; (iii) the balance of short-term and long-term objectives of our incentive compensation; (iv) the performance metrics, performance targets, threshold performance requirements and capped payouts related to our incentive compensation; (v) our clawback provision on incentive compensation; (vi) our share ownership guidelines, including share ownership levels and retention practices and prohibitions on hedging, pledging, and other derivative transactions related to Dominion stock; (vii) the CGN Committee’s ability to exercise negative discretion to reduce the amount of the annual incentive award; and (viii) internal controls and oversight structures in place at Dominion.

Management reviewed and provided the results of its assessment to the CGN Committee. Based on this review, the CGN Committee believes the company’s well-balanced mix of salary and short-term and long-term incentives, as well as the performance metrics that are included in the incentive programs, are appropriate and consistent with the company’s risk management practices and overall strategies.

OTHER TOOLS

The CGN Committee uses a number of tools in its annual review of the compensation of the CEO and other NEOs, including charts illustrating the total range of payouts for each performance-based compensation element under a number of different scenarios; spreadsheets showing the cumulative dollar impact on total direct compensation that could result from implementing proposals on any single element of compensation; graphs demonstrating the relationship between the CEO’s pay and that of the next highest-paid officer and NEOs as a group; and other information the CGN Committee may request in its discretion. Management’s internal compensation specialists provide the CGN Committee with detailed comparisons of the design and features of Dominion’s long-term incentive and other executive benefit programs with available information regarding similar programs at the companies in the Compensation Peer Group. These tools are used as part of the overall process to ensure that our compensation program results in appropriate pay relationships as compared to our peer companies and internally among the NEOs, and that an appropriate balance of at-risk, performance-based compensation is maintained to support the program’s core objectives. No material adjustments were made to any NEO’s compensation as a result of using these tools.

ELEMENTS OF DOMINION’S COMPENSATION PROGRAM

Our executive compensation program consists of four basic elements:

Pay Element	Primary Objectives	Key Features & Behavioral Focus

Base Salary	• Provide competitive level of fixed cash compensation for performing day-to-day responsibilities • Attract and retain talent	• Generally targeted at or slightly above peer median, with individual and company-wide considerations • Rewards individual performance and level of experience

Annual Incentive Plan

• Provide competitive level of at-risk cash compensation for achievement of short-term financial and operational goals

•  Align short-term compensation with our annual budget, earnings goals, business plans and core values

•  Cash payments based on achievement of annual financial and individual operating and stewardship goals

• Rewards achievement of annual financial goals for Dominion as well as business unit and individual goals selected to support longer-term strategies

Long-Term Incentive Program	• Provide competitive level of at-risk compensation for achievement of long-term performance goals • Create long-term shareholder value • Retain talent and support the succession planning process

•  A 50/50 combination of performance-based cash and restricted stock awards

• Encourages and rewards officers for making decisions and investments that create long-term shareholder value as reflected in superior relative total shareholder returns, as well as achieving desired returns on invested capital

Employee and Executive Benefits

• Provide competitive retirement and other benefit programs that attract and retain highly qualified individuals

•  Provide competitive terms to encourage officers to remain with Dominion during any potential change in control to ensure an orderly transition of management

•  Includes company-wide benefit programs, executive retirement plans, limited perquisites, and change in control and other agreements, supplemented with non-compete provisions in the non-qualified retirement plans

•  Encourages officers to remain with Dominion long-term and to act in the best interests of shareholders, even during any potential change in control

Factors in Setting Compensation

As part of the process of setting compensation targets, approving payouts and designing future programs, the CGN Committee evaluates the company’s overall performance versus its business plans and strategies, its short-term and long-term goals and the performance of its peer companies. In addition to considering Dominion’s overall performance for the year, the CGN Committee takes into consideration several individual factors for each NEO that are not given any specific weighting in setting each element of compensation, including:

•	An officer’s experience and job performance;
•	The scope, complexity and significance of responsibility for a position, including any differences from peer company positions;
•

Internal pay equity considerations, such as the relative importance of a particular position or individual officer to Dominion’s strategy and success, and comparability to other officer positions at Dominion;

•	Retention and market competitive concerns; and
•	The officer’s role in any succession plan for other key positions.

The CGN Committee evaluates each NEO’s base salary, total cash compensation (base salary plus target AIP award) and total direct compensation (base salary plus target AIP award plus target long-term incentive award) against data from our Compensation Peer Group to ensure the compensation levels are appropriately competitive. It does not, however, target these compensation levels at a particular percentile or range of the peer group data. For Mr. Heacock only, the same evaluation process was performed using the Towers Watson Energy Services data instead of peer group data due to insufficient peer group data reported at the time to evaluate the competitiveness of his compensation levels and the fact that he was not an NEO at the time the compensation analysis was performed. See Exhibit 99.1 of the Form 10-K for the fiscal year ended December 31, 2013 for a listing of the companies included in the survey. As part of its analysis, the CGN Committee also takes into account Dominion’s size, including market capitalization and price to earnings ratio, and complexity compared to the companies in our Compensation Peer Group, as well as the tenure of the NEO as compared to executives in a similar position in a Compensation Peer Group company.

CEO Compensation Relative to Other NEOs

Mr. Farrell participates in the same compensation programs and receives compensation based on the same philosophy and factors as the other NEOs. Application of the same philosophy and factors to Mr. Farrell’s position results in overall CEO compensation that is significantly higher than the compensation of the other NEOs. Mr. Farrell’s compensation is commensurate with his greater responsibilities and decision-making authority, broader scope of duties encompassing the entirety of the company (as compared to the other NEOs who are responsible for significant but distinct areas within the company) and his overall responsibility for corporate strategy. His compensation also reflects his role as our principal corporate representative to investors, customers, regulators, analysts, legislators, industry and the media.

We consider CEO compensation trends as compared to the next highest-paid officer, as well as to our executive officers as a group, over a multi-year period to monitor the ratio of Mr. Farrell’s pay relative to the pay of other executive officers based on (i) salary only and (ii) total direct compensation. We also compare the individual compensation components for Mr. Farrell to that of our peers, in addition to the other factors listed above, for CGN Committee consideration of year-to-year trends and comparisons with our peers. The CGN Committee did not make any adjustments to the compensation of any NEOs based on this review for 2013.

Allocation of Total Direct Compensation in 2013

Consistent with our objective to reward strong performance based on the achievement of short-term and long-term goals, a significant portion of total cash and total direct compensation is at risk. Approximately 88% of Mr. Farrell’s targeted 2013 total direct compensation is performance-based, tied to pre-approved performance metrics, including relative TSR and ROIC, or tied to the performance of our stock. For the other NEOs, performance-based and stock-based compensation ranges from 67% to 81% of targeted 2013 total direct compensation. This compares to an average of approximately 55% of targeted compensation at risk for most of our officers at the vice president level and an average of approximately 12% of total pay at risk for our non-officer employees.

The charts below illustrate the elements of targeted total direct compensation opportunities in 2013 for Mr. Farrell and the average of the other NEOs as a group and the allocation of such compensation among base salary, targeted 2013 AIP award and targeted 2013 long-term incentive compensation.

Base Salary

Base salary compensates our officers, along with the rest of our workforce, for committing significant time to working on Dominion’s behalf. Base salary may be adjusted, as appropriate, to keep salaries in line and competitive with the Compensation Peer Group and to reflect changes in responsibility, including promotions. Base salary adjustments are also a motivational tool to acknowledge and reward excellent individual performance, special skills, experience, the strategic impact of a position relative to other Dominion executives and other relevant considerations.

Our primary goal is to compensate our officers at a level that best achieves our objectives and reflects the considerations discussed above. We believe that an overall goal of targeting base salary at or slightly above the Compensation Peer Group median is a conservative but appropriate target for base pay. However, an individual’s compensation may be below or above our target range based on a number of factors such as performance, tenure, and other factors explained above in Factors in Setting Compensation. In addition to being ranked above the Compensation Peer Group median in 2013 in terms of market capitalization and at median for revenues and assets, the scope of Dominion’s business operations is complex and unique in its industry. Successfully managing such a broad and complex business requires a skilled and experienced management team. We believe we would not be able to successfully recruit and retain such a team if the base pay for officers was generally below the Compensation Peer Group median.

The CGN Committee approved a modest base salary increase for most officers, including a 3.0% base salary increase for Messrs. Farrell, Christian, Koonce, Heacock and Sypolt and 5.0% base salary increase for Mr. McGettrick effective March 1, 2013. In determining the base salary increase for Mr. McGettrick, the CGN Committee took into consideration Mr. McGettrick’s overall performance, the broader scope of his responsibilities in comparison to the business unit CEOs and his role in developing financing strategies to support Dominion’s long-term growth plan. Effective January 1, 2013, the CGN Committee increased Mr. Koonce’s base salary 10% to recognize his increased responsibility as CEO of the Energy Infrastructure Group, with the Dominion Energy business unit reporting to him in addition to the Dominion Virginia Power business unit.

Annual Incentive Plan

OVERVIEW

The AIP plays an important role in meeting Dominion’s overall objective of rewarding strong performance. The AIP is a cash-based program focused on short-term goal accomplishments and is designed to:

•	Tie interests of shareholders, customers and employees closely together;
•	Focus our workforce on company, operating group, team and individual goals that ultimately influence operational and financial results;
•	Reward corporate and operating unit earnings performance;
•	Reward safety, diversity and other operating and stewardship goal successes;
•	Emphasize teamwork by focusing on common goals;
•	Appropriately balance risk and reward; and
•	Provide a competitive total compensation opportunity.

TARGET AWARDS

An NEO’s compensation opportunity under the AIP is based on a target award. Target awards are determined as a percentage of a participant’s base salary (for example, 85% of base salary). The target award is the amount of cash that will be paid if the plan is funded at the full funding target set for the year and a participant achieves a score of 100% for the payout goals. Participants who retire during the plan year are eligible to receive a prorated payment of their AIP award after the end of the plan year based on final funding and goal achievement. Participants who voluntarily terminate employment during the plan year and who are not eligible to retire (before attainment of age 55) forfeit their AIP award.

AIP target award levels are established based on a number of factors, including historical practice, individual and company performance, and internal pay equity considerations, and are compared against Compensation Peer Group data to ensure the appropriate competitiveness of an NEO’s total cash compensation opportunity. However, as discussed above, AIP target award levels are not targeted at a specific percentile or range of the peer group data, neither were market survey data used in setting AIP target award levels for 2013. AIP target award levels are also consistent with our intent to have a significant portion of NEO compensation at risk. There were no changes to the AIP targets from 2012 as a percentage of salary for any NEO for 2013.

Name	2013 AIP Target Award*
Thomas F. Farrell II	125%
Mark F. McGettrick	100%
David A. Christian	90%
Paul D. Koonce	90%
David A. Heacock	70%
Gary L. Sypolt	90%

*As a % of base salary

FUNDING OF THE 2013 AIP

Funding of the 2013 AIP was based solely on consolidated operating earnings per share, with potential funding ranging from 0% to 200% of the target funding. Consolidated operating earnings are our reported earnings determined in accordance with GAAP, adjusted for certain items. We believe that by placing a focus on pre-established consolidated operating earnings per share targets, we increase employee awareness of the company’s financial objectives and encourage behavior and performance that will help achieve these objectives.

For the 2013 AIP, the CGN Committee established a full funding target at 100% for the NEOs of operating earnings per share between $3.05 and $3.35, inclusive of funding for all plan participants. The maximum funding target of 200% was set at $3.50 operating earnings per share, and no funding if operating earnings were less than $3.00 per share (threshold), with the CGN Committee retaining negative discretion to determine the final funding level for the NEOs. Full funding means that the AIP is 100% funded and participants can receive their full targeted AIP payout if they achieve a score of 100% for their particular goal package, as described below in How We Determine AIP Payouts. At the maximum plan funding level of 200%, the NEOs can earn up to two times their targeted AIP payout, subject to achievement of their individual goal packages.

Dominion’s consolidated operating earnings for the year ended December 31, 2013, were $1.88 billion or $3.25 per share, which met the target goal for 100% funding.* Consolidated reported earnings in accordance with GAAP for the year ended December 31, 2013, were $1.70 billion or $2.93 per share.

* See Reconciliation of 2013 Consolidated Operating Earnings to Reported Earnings on page 46.

HOW WE DETERMINE AIP PAYOUTS

For the NEOs, payout of funded AIP awards is contingent solely on the achievement of the consolidated operating financial funding goal with the CGN Committee retaining negative discretion to lower the earned payout as it deems appropriate, taking into consideration the accomplishment of the discretionary consolidated financial, business unit financial and operating and stewardship goals, including safety and diversity goals. The percentage allocated to each category of discretionary goals represents the percentage of the funded award subject to the performance of that goal. Officer goals are weighted according to their responsibilities. The overall score cannot exceed 100%.

The consolidated operating financial goal is the same as the funding goal and, as noted above, was fully achieved for the 2013 AIP. Business unit financial goals provide a line-of-sight performance target for officers within a business unit and, on a combined basis, support the consolidated operating earnings target for Dominion. Operating and stewardship goals provide line-of-sight performance targets that may not be financial and that can be customized for each individual or by segments of each business unit. Operating and stewardship goals promote our core values of safety, ethics, excellence and teamwork, which in turn contribute to our financial success.

The discretionary payout goals adopted by each of the NEOs, which may be considered by the CGN Committee to reduce the NEOs’ final payout, are described under 2013 AIP Payouts and the weightings applied to those goals are shown in the table below.

			Operating and Stewardship (O&S) Goals
	Consolidated Financial Goal	Business Unit Financial Goals	Safety	Diversity	Other O&S Goals
Thomas F. Farrell II	90%	0%	5%	5%	—
Mark F. McGettrick	90%	0%	5%	5%	—
David A. Christian	45%	45%	5%	5%	—
Paul D. Koonce	45%	45%	5%	5%	—
David A. Heacock	20%	45%	5%	5%	25%
Gary L. Sypolt	45%	45%	5%	5%	—

2013 AIP PAYOUTS

The formula for calculating an award is:

Dominion’s operating earnings per share for the year ended December 31, 2013 was $3.25, which met the target AIP payout goal for NEOs of achievement of consolidated operating earnings between $3.05 and $3.35 per share for the year ended December 31, 2013. The CGN Committee approved a payout score of 100% for Messrs. Farrell, McGettrick, Christian, Sypolt and Heacock and exercised negative discretion to reduce Mr. Koonce’s payout score to 99.97% for a missed safety goal at the Dominion Virginia Power business unit which is discussed below. As noted above, the payouts for the NEOs are based solely on the accomplishment of the consolidated operating financial funding goal. The achievement of the discretionary goals are applied only to the extent the CGN Committee deems it appropriate to take these goals in consideration in its exercise of negative discretion to reduce the final payout of the NEOs.

The CGN Committee assessed the business challenges that Dominion faced during 2013 and recognized that all of the business units remained focused on safe and excellent operations and that many of these challenges were nearly overcome. Although two of the business units did not reach their financial targets, the consolidated financial funding and payout goal was achieved and, as such, payouts for the applicable NEOs were not reduced for the business unit financial accomplishments, which are shown below:

Business Unit	Goal Threshold (Net Income)	Goal 100% Payout (Net Income)	Actual 2013 Net Income
(Million/$)
Dominion Virginia Power	$480	$600	$543
Dominion Generation	794	993	963
Dominion Energy	499	624	643

With respect to Messrs. Farrell and McGettrick, the Dominion Services business unit met its safety goal of four or fewer OSHA recordable incidents with an incidence rate of 0.15 or less. The Dominion Generation business unit, of which Mr. Christian is a part, met its target safety goal of an OSHA incidence rate ranging from 0.27 to 1.23 for certain operating units and recordable incidents of one or fewer for another operating unit within Dominion Generation. Mr. Koonce is part of the Dominion Virginia Power and Dominion Energy business units and Mr. Sypolt was part of Dominion Energy. The Dominion Virginia Power business unit fell short of the target OSHA incidence rate of 1.21 with an actual rate of 1.22, but the OSHA incidence rate of 1.59 for the Dominion Energy business unit was met. The Dominion Virginia Power and Dominion Energy business units met the lost time/restricted duty rates of 0.30 and 0.58, respectively. Mr. Heacock carried a safety goal for the nuclear fleet of 14 or fewer total fleet wide OSHA recordable incidents, which was met.

Each of the NEOs met his discretionary diversity goal relating to one or more of the following areas: talent review, internship program improvements, recruitment and retention process improvements, and workforce training. In addition to safety and diversity goals, Mr. Heacock met his additional discretionary operating and stewardship goals in the following four categories: nuclear safety (based on fleet wide total number of station event-free day clock resets); total online radiation exposure for the fleet; fleet capacity factor percentage; and environmental compliance (based on the number of environmental performance points assessed at the nuclear stations).

Amounts earned under the 2013 AIP for each NEO are shown below and are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

Name	Base Salary		Target Award*		Funding %		Total Payout Score %		2013 AIP Payout
Thomas F. Farrell II	$1,355,274	X	125%	X	100%	X	100%	=	$1,694,093
Mark F. McGettrick	718,027	X	100%	X	100%	X	100%	=	718,027
David A. Christian	625,459	X	90%	X	100%	X	100%	=	562,913
Paul D. Koonce	592,665	X	90%	X	100%	X	99.97%	=	533,239
David A. Heacock	454,737	X	70%	X	100%	X	100%	=	318,316

	Base Salary		Target Award*		Pro-rated %		Funding %		Total Payout Score %		2013 AIP Payout
Gary L. Sypolt **	$531,753	X	90%	X	67%	X	100%	x	100%	=	$319,052
*	As a % of base salary.
**	Mr. Sypolt retired on September 1, 2013 and received a pro-rated 2013 AIP payout based on the number of months he was an employee during 2013.

Mr. Koonce’s payout score was calculated as follows:

Name	Consolidated Financial Goal Accomplishment		Goal Weighting		Business Unit Financial Goal Accomplishment		Goal Weighting		Operating/ Stewardship Goal Accomplishment		Goal Weighting		Total Payout Score
Paul D. Koonce	100%	X	45%	+	100%	X	45%	+	99.7%	x	10%	=	99.97%

Long-Term Incentive Program

OVERVIEW

Our long-term incentive program is designed to focus on Dominion’s longer-term strategic goals and the retention of our executives. Each long-term incentive award consists of two components: 50% of the award is a full value equity award in the form of restricted stock with time-based vesting and the other 50% is a performance-based cash award. We believe restricted stock serves as a strong retention tool and also creates a focus on Dominion’s stock price to further align the interests of officers with the interests of our shareholders and customers. Our performance-based award encourages and rewards officers for making decisions and investments that create and maintain long-term shareholder value and benefit our customers. For those officers who have made substantial progress toward their share ownership guideline, the performance-based award is in the form of a cash performance grant. Officers who have not achieved 50% of their targeted share ownership guideline receive goal-based stock performance grants instead of a cash performance grant. Dividend equivalents are not paid on any performance-based grants. Because officers are expected to retain ownership of shares upon vesting of restricted stock awards, as explained in Share

Ownership Guidelines, the long-term cash performance grant balances the program and allows a portion of the long-term incentive award to be accessible to our NEOs during the course of their employment. As all of our NEOs have satisfied their full targeted share ownership, all of our NEOs received the performance-based component of their 2013 long-term incentive award in the form of a cash performance grant.

The CGN Committee approves long-term incentive awards in January each year with a grant date in early February. This process ensures incentive-based awards are made at the beginning of the performance period and shortly after the public disclosure of Dominion’s earnings for the prior year. Like the AIP target award levels discussed above, long-term incentive target award levels for the NEOs are established based on a number of factors, including historical practice, individual and company performance, and internal pay equity considerations, and are compared against Compensation Peer Group data to ensure the appropriate competitiveness of an NEO’s total direct compensation opportunity. However, as discussed above, long-term incentive target award levels were not targeted at a specific percentile or range of the Compensation Peer Group data, and neither was market survey data a factor in setting long-term incentive target award levels for 2013.

As part of the CGN Committee’s review of the company’s long-term incentive program, the target 2013 long-term incentive award was increased for generally all officers, including each of the NEOs. This was the first general increase in target awards since the long-term incentive program began in 2006. The increased target award levels reflected the CGN Committee’s continued desire to place a significant portion of the NEOs pay at risk, provide total direct compensation that is competitive, and place ongoing focus on achieving Dominion’s long-term growth plan as discussed further below.

The CGN Committee strongly believes in pay for performance and recognizes that the company’s continued strong absolute and relative total shareholder return is due substantially in part to the contributions of senior management under the leadership of our CEO, Mr. Farrell. In determining the target long-term incentive awards for each of the NEOs, the CGN Committee took into consideration, among many factors including those described above, the continued superior performance by each of the NEOs, industry competitiveness for personnel (especially personnel with nuclear expertise), the NEO’s tenure with the company and in his current position, and the scope of the NEO’s responsibilities. The CGN Committee also considered the need for continued focus by the NEOs on the company’s long-term growth plan, which involves all of the business units of the company and which is expected to include approximately $14 billion in investment from 2014 to 2018 to grow its energy infrastructure. In addition, in determining Mr. Farrell’s target long-term incentive award, the CGN Committee also considered Mr. Farrell’s experience as CEO, the company’s strong performance under his leadership, the successful advancement of the company’s long-term initiatives, the complexity of Dominion’s business and other factors.

As a result of these considerations, the CGN Committee approved the following target long-term incentive awards for the NEOs for 2013:

Name	2013 Performance Grant	2013 Restricted Stock Grant	2013 Total Target Long-Term Incentive Award	2012 Total Target Long-Term Incentive Award
Thomas F. Farrell II	$4,200,000	$4,200,000	$8,400,000	$7,000,000
Mark F. McGettrick	1,168,750	1,168,750	2,337,500	2,125,000
David A. Christian	728,750	728,750	1,457,500	1,325,000
Paul D. Koonce	728,750	728,750	1,457,500	1,275,000
David A. Heacock	300,000	300,000	600,000	500,000
Gary L. Sypolt	550,000	550,000	1,100,000	1,000,000

Information regarding the fair value of the 2013 restricted stock grants and target cash performance grants for the NEOs is provided in the Grants of Plan-Based Awards table.

2013 RESTRICTED STOCK GRANTS

All officers received a restricted stock grant on February 1, 2013, based on the stated dollar value above. The number of shares awarded was determined by dividing the stated dollar value by the closing price of Dominion’s common stock on February 1, 2013. The grants have a three-year vesting term, with cliff vesting at the end of the restricted period on February 1, 2016. Dividends are paid to officers during the restricted period. The grant date fair value and vesting terms of the 2013 restricted stock grant awards made to the NEOs are disclosed in the Grants of Plan-Based Awards table and related footnotes.

2013 PERFORMANCE GRANTS

In January 2013, the CGN Committee approved cash performance grants for the NEOs, effective February 1, 2013 (2013 Performance Grants). The performance period commenced on January 1, 2013, and will end on December 31, 2014. The 2013 Performance Grants are denominated as a target award, with potential payouts ranging from 0% to 200% of the target based on Dominion’s TSR relative to the Philadelphia Stock Exchange Utility Index and ROIC, weighted equally. (See Performance Grant Peer Group for additional information on the Philadelphia Stock Exchange Utility Index.)

The TSR metric was selected to focus our officers on long-term shareholder value when developing and implementing their strategic plans and, in turn, reward management based on the achievement of TSR levels as measured relative to the Performance Grant Peer Group. The ROIC metric was selected to reward officers for the achievement of expected levels of return on the company’s investments. We believe an ROIC measure encourages management to choose the right investments, and with those investments, to achieve the highest returns possible through prudent decisions, management and control of costs. The target awards and vesting terms of the 2013 Performance Grants made to the NEOs are disclosed in the Grants of Plan-Based Awards table and related footnotes.

PERFORMANCE GRANT PEER GROUP

The CGN Committee approved measuring TSR performance for the 2013 Performance Grant against the TSR of the companies listed as members of the Philadelphia Stock Exchange Utility Index at the end of the performance period (the Performance Grant Peer Group). In selecting the Philadelphia Stock Exchange Utility Index, the CGN Committee took into consideration that the companies represented in the Philadelphia Stock Exchange Utility Index are similar to those companies currently included in Dominion’s Compensation Peer Group, and the index itself is a recognized published index whose members are determined externally and independently from the company. The companies in the Philadelphia Stock Exchange Utility Index as of the grant date of the 2013 Performance Grants were as follows:

The AES Corporation	El Paso Electric Company
Ameren Corporation	Entergy Corporation
American Electric Power Company, Inc.	Exelon Corporation
CenterPoint Energy, Inc.	FirstEnergy Corp.
Consolidated Edison, Inc.	NextEra Energy, Inc.
Covanta Holding Corporation	Northeast Utilities
DTE Energy Company	PG&E Corporation
Duke Energy Corporation	Public Service Enterprise Group Incorporated
Edison International	The Southern Company
Xcel Energy Inc.

PAYOUT UNDER 2012 PERFORMANCE GRANTS

In February 2014, final payouts were made to officers who received cash performance grants in February 2012 (2012 Performance Grants), including the NEOs. The 2012 Performance Grants were based on two goals: TSR for the two-year period ended December 31, 2013, relative to the companies in the Philadelphia Stock Exchange Utility Index as of the end of the performance period (weighted 50%) and ROIC for the same two-year period (weighted 50%).

•

Relative TSR (50% weighting). TSR is the difference between the value of a share of common stock at the beginning and end of the two-year performance period, plus dividends paid as if reinvested in stock. For this metric, Dominion’s TSR is compared to TSR levels of the companies in the Philadelphia Stock Exchange Utility

Index as of the end of the same two-year period. The relative TSR targets and corresponding payout scores for the 2012 Performance Grant were as follows:

Relative TSR Performance Percentile Ranking	Percentage Payout of TSR Percentage*
85th or above	200%
50th	100%
25th	50%
Below 25th	0%

*TSR weighting is interpolated between the top and bottom of the percentages within a quartile. A minimum payment of 25% of the TSR percentage will be made if the TSR performance is at least 10% on a compounded annual basis for the performance period, regardless of relative performance.

Actual relative TSR performance for the 2012-2013 period was in the 84th percentile which produced a payout of 197.7%. Dominion’s TSR for the two-year period ended December 31, 2013, was 32.0%.

•

ROIC (50% weighting). ROIC reflects the company’s total return divided by average invested capital for the performance period. The ROIC goal at target is consistent with the strategic plan/annual business plan as approved by the Board. For this purpose, total return is the company’s consolidated operating earnings plus its after-tax interest and related charges, plus preferred dividends. We designed our 2012 ROIC goals to provide 100% payout if we achieved an ROIC between 7.44% and 7.62% over the two-year performance period. The ROIC performance targets and corresponding payout scores for the 2012 Performance Grant were as follows:

ROIC Performance	Percentage Payout of ROIC Component*
7.80% and above	200%
7.44% – 7.62%	100%
7.26%	50%
Below 7.26%	0%

*ROIC percentage payout is interpolated between the top and bottom of the percentages for any range.

Actual ROIC performance for the 2012-2013 period was 7.25%, which was below the threshold and resulted in no payout for the ROIC component of the awards.

Based on the achievement of the TSR and ROIC performance goals, the CGN Committee approved a 98.9% payout for the 2012 Performance Grants. The following table summarizes the achievement of the 2012 performance goals:

Measure	Goal Weight%		Goal Achievement%		Payout%
Relative TSR	50%	X	197.7%	=	98.9%
ROIC	50%	X	0.0%	=	0.0%

Combined Overall Performance Score					98.9%

The resulting payout amounts for the NEOs for the 2012 Performance Grants are shown below and are also reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

Name	2012 Performance Grant Award		Overall Performance Score		Calculated Performance Grant Payout
Thomas F. Farrell II	$3,500,000	X	98.9%	=	$3,461,500
Mark F. McGettrick	1,062,500	X	98.9%	=	1,050,813
David A. Christian	662,500	X	98.9%	=	655,213
Paul D. Koonce	637,500	X	98.9%	=	630,488
David A. Heacock	250,000	X	98.9%	=	247,250

	2012 Performance Grant Award		Pro-rated %		Overall Peformance Score		Calculated Performance Grant Payout
Gary L. Sypolt*	$500,000	X	82.6%	x	98.9%	=	$408,500

* Mr. Sypolt retired on September 1, 2013, and received a pro-rated 2012 Performance Grant payout based on the number of months he was an employee during the performance period.

Employee and Executive Benefits

Benefit plans and limited perquisites compose the fourth element of our compensation program. These benefits serve as a retention tool and reward long-term employment.

RETIREMENT PLANS

We sponsor two types of tax-qualified retirement plans for eligible non-union employees, including our NEOs: a defined benefit pension plan (the Pension Plan) and a defined contribution 401(k) savings plan (the 401(k) Plan). The NEOs, as employees hired before 2008, are eligible for a pension benefit upon attainment of retirement age based on a formula that takes into account final compensation and years of service. They also receive a cash retirement benefit under which the company contributes 2% of each participant’s compensation to a special retirement account, which may be paid in a lump sum or added to the annuity benefit upon retirement. The company began funding the special retirement account for eligible employees in January 2001. The formula for the Pension Plan is explained in the narrative following the Pension Benefits table. The change in Pension Plan value for 2013 for the NEOs is included in the Summary Compensation Table.

All participating employees in our 401(k) Plan (including our NEOs) are eligible to receive a matching contribution. Officers whose matching contributions under our 401(k) Plan are limited by the Code receive a cash payment to make them whole for the company match lost as a result of these limits. These cash payments are currently taxable. The company matching contributions to the 401(k) Plan and the cash payments of company matching contributions above the Code limits for the NEOs are included in the All Other Compensation column of the Summary Compensation Table and detailed in the footnote for that column.

We also maintain two nonqualified retirement plans for our executives, the Retirement Benefit Restoration Plan (BRP) and the Executive Supplemental Retirement Plan (ESRP). Unlike the Pension Plan and 401(k) Plan, these plans are unfunded, unsecured obligations of the company. These plans keep us competitive in attracting and retaining officers. Due to the Code limits on pension plan benefits and because a more substantial portion of total compensation for our officers is paid as incentive compensation than for other employees, the Pension Plan and 401(k) Plan alone will produce a lower percentage of replacement income in retirement for officers than these plans will provide for other employees. The BRP restores benefits that will not be paid under the Pension Plan due to Code limits. The ESRP provides a benefit that covers a portion (25%) of final base salary and target annual incentive compensation to partially make up for this gap in retirement income. The Pension Plan, 401(k) Plan, BRP and ESRP do not include long-term incentive compensation in benefit calculations and, therefore, a significant portion of the potential compensation for our officers is excluded from calculation in any retirement plan benefit. As consideration for the benefits earned under the BRP and ESRP, all officers agree to comply with confidentiality and one-year non-competition requirements set forth in the plan documents following their retirement or other termination of employment. The present value of accumulated benefits under these retirement plans is disclosed in the Pension Benefits table and the terms of the plans are fully explained in the narrative following that table. Effective July 1, 2013, the ESRP is closed to any new participants.

In individual situations and primarily for mid-career changes or retention purposes, the CGN Committee has granted certain officers additional years of credited age and service for purposes of calculating benefits under the BRP. Age and service credits granted to the NEOs are described in Dominion Retirement Benefit Restoration Plan under Pension Benefits. Additional age and service may also be earned under the terms of an officer’s Employment Continuity Agreement in the event of a change in control, as described in Change in Control under Potential Payments Upon Termination or Change in Control. No additional years of age or service credit were granted to the NEOs during 2013.

OTHER BENEFIT PROGRAMS

Dominion’s officers participate in all of the benefit programs available to other Dominion employees. The core benefit programs generally include medical, dental and vision benefit plans, a health savings account, health and dependent care flexible spending accounts, group-term life insurance, travel accident coverage, long-term disability coverage and a paid time off program.

We also maintain an executive life insurance program for officers to replace a former company-wide retiree life insurance program that was discontinued in 2003. The plan is fully insured by individual policies that provide death benefits at a fixed amount depending on an officer’s salary tier. This life insurance coverage is in addition to the group-term insurance that is provided to all employees. The officer is the owner of the policy and the company makes premium payments until the later of 10 years from enrollment date or the date the officer attains age 64. Officers are taxed on the premiums paid by the company. The premiums for these policies are included in the All Other Compensation column of the Summary Compensation Table.

PERQUISITES

We provide a limited number of perquisites for our officers to enable them to perform their duties and responsibilities as efficiently as possible and to minimize distractions. The CGN Committee annually reviews the perquisites to ensure they are an effective and efficient use of corporate resources. We believe the benefits we receive from offering these perquisites outweigh the costs of providing them. In addition to incidental perquisites associated with maintaining an office, we offer the following perquisites to all officers:

•

An allowance of up to $9,500 a year to be used for health club memberships and wellness programs, comprehensive executive physical exams and financial and estate planning. Dominion wants officers to be proactive with preventive healthcare and also wants executives to use professional, independent financial and estate planning consultants to ensure proper tax reporting of company-provided compensation and to help officers optimize their use of Dominion’s retirement and other employee benefit programs.

•

A vehicle leased by Dominion, up to an established lease-payment limit (if the lease payment exceeds the allowance, the officer pays for the excess amount on the vehicle). The costs of insurance, fuel and maintenance for company-leased vehicles are paid by the company.

•

In limited circumstances, use of company aircraft for personal travel by executive officers. For security and other reasons, the Board has directed Mr. Farrell to use the aircraft for all travel, including personal travel, whenever it is feasible to do so. Mr. Farrell’s family and guests may accompany him on any personal trips. The use of company aircraft for personal travel by other executive officers is limited and usually related to (i) travel with the CEO or (ii) personal travel to accommodate business demands on an executive’s schedule. With the exception of Mr. Farrell, personal use of aircraft is not available when there is a company need for the aircraft. Use of company aircraft saves substantial time and allows us to have better access to our executives for business purposes. During 2013, 94% of the use of Dominion’s aircraft was for business purposes.

Other than costs associated with comprehensive executive physical exams (which are exempt from taxation under the Code), these perquisites are fully taxable to officers. There is no tax gross-up for imputed income on any perquisites.

EMPLOYMENT CONTINUITY AGREEMENTS

Dominion has entered into Employment Continuity Agreements with all officers to ensure continuity in the event of a change in control of the company. In addition to these agreements being consistent with the practices of our peer companies for competitive purposes, the most important reason for these agreements is to protect the company in the event of an anticipated or actual change in control of Dominion. In a time of transition, it is critical to protect shareholder value by retaining and continuing to motivate the company’s core management team. In a change in control situation, workloads typically increase dramatically, outside competitors are more likely to attempt to recruit top performers away from the company, and officers and other key employees may consider other opportunities when faced with uncertainties at their own company. Therefore, the Employment Continuity Agreements provide security and protection to officers in such circumstances for the long-term benefit of the company and its shareholders.

In determining the appropriate multiples of compensation and benefits payable upon a change in control, the company evaluated peer group and general practices and considered the levels of protection necessary to retain officers in such situations. The Employment Continuity Agreements are double-trigger agreements that require both a change in control and a qualifying termination of employment to trigger most benefits. The specific terms of the Employment Continuity Agreements are discussed in Potential Payments Upon Termination or Change in Control.

In January 2013, the CGN Committee approved the elimination of the excise tax gross-up provision included in the Employment Continuity Agreement for any new officer elected after February 1, 2013.

RETIREMENT AGREEMENT

In June 2013, Mr. Sypolt announced his retirement as Executive Vice President of Dominion and as Chief Executive Officer of our Dominion Energy business unit, effective as of September 1, 2013. In connection with this announcement, Dominion entered into an agreement with Mr. Sypolt to ensure an effective and smooth transition, to compensate him for limited post-retirement transition services as requested by the company, and to obtain his agreement not to compete with the company for one year in addition to the one-year non-competition period already required under the BRP and the ESRP. Under the agreement, Mr. Sypolt received a payment equal to his 2013 base salary and target AIP award for 2013. Mr. Sypolt’s agreement includes customary confidentiality, non-solicitation, non-competition, non-disparagement and release provisions, with the company retaining clawback rights in the event of a breach of any provisions of the agreement.

OTHER AGREEMENTS

Dominion does not have comprehensive employment agreements or severance agreements with its NEOs. Although the CGN Committee believes the compensation and benefit programs described in this CD&A are appropriate, Dominion, as one of the nation’s largest producers and transporters of energy, is part of a constantly changing and increasingly competitive environment. In recognition of their valuable knowledge and experience and to secure and retain their services, we have entered into letter agreements with certain of our NEOs to provide certain benefit enhancements or other protections, as described in Dominion Retirement Benefit Restoration Plan, Dominion Executive Supplemental Retirement Plan and Potential Payments Upon Termination or Change in Control. No new letter agreements were entered into in 2013.

OTHER RELEVANT COMPENSATION PRACTICES

Share Ownership Guidelines

We require officers to own and retain significant amounts of Dominion stock during their careers to align their interests with those of our shareholders by promoting a long-term focus through long-term share ownership. The guidelines ensure that management maintains a personal stake in the company through significant equity investment in the company. Targeted ownership levels are the lesser of the following value or number of shares:

Position	Value/# of Shares
Chairman, President & Chief Executive Officer	8 x salary/145,000
Executive Vice President – Dominion	5 x salary/35,000
Senior Vice President – Dominion & Subsidiaries/President – Dominion Subsidiaries	4 x salary/20,000
Vice President – Dominion & Subsidiaries	3 x salary/10,000

The levels of ownership reflect the increasing level of responsibility for that officer’s position. Shares owned by an officer and his or her immediate family members as well as shares held under company benefit plans count toward the ownership targets. Restricted stock, goal-based stock and shares underlying stock options do not count toward the ownership targets until the shares vest or the options are exercised. We prohibit certain types of transactions related to Dominion stock, including owning derivative securities, hedging transactions, using margin accounts and pledging shares as collateral.

Until an officer meets his or her ownership target, an officer must retain all after-tax shares from the vesting of restricted stock and goal-based stock awards. We refer to shares held by an officer that are more than 15% above his or her ownership target as qualifying excess shares. An officer may sell, gift or transfer qualifying excess shares at any time, subject to insider trading rules and other policy provisions as long as the sale, gift or transfer does not cause an executive to fall below his or her ownership target.

At least annually, the CGN Committee reviews the share ownership guidelines and monitors compliance by executive officers, both individually and by the officer group as a whole. As of January 1, 2014, each NEO exceeded his share ownership target as shown below (Mr. Sypolt retired as of September 1, 2013, and, therefore, is not included in this table):

	Shares Owned and Counted Toward Target(1)	Share Ownership Target(2)
Thomas F. Farrell II	625,665	145,000
Mark F. McGettrick	176,423	35,000
David A. Christian	56,270	35,000
Paul D. Koonce	84,028	35,000
David A. Heacock	24,561	20,000

(1) Amounts in this column do not include shares of unvested restricted stock that are not counted toward ownership targets

(2) Share ownership target is the lesser of salary multiple or number of shares

Recovery of Incentive Compensation

Dominion’s Corporate Governance Guidelines authorize the Board to seek recovery of performance-based compensation paid to officers who are found to be personally responsible for fraud or intentional misconduct that causes a restatement of financial results filed with the SEC. Our AIP and long-term incentive performance grant documents include a broader clawback provision that authorizes the CGN Committee, in its discretion and based on facts and circumstances, to recoup AIP and performance grant payouts from any employee whose fraudulent or intentional misconduct (i) directly causes or partially causes the need for a restatement of a financial statement or (ii) relates to or materially affects the company’s operations or the employee’s duties at the company. The company reserves the right to recover a payout by seeking repayment from the employee, by reducing the amount that would otherwise be payable to the employee under another company benefit plan or compensation program to the extent permitted by applicable law, by withholding future incentive compensation, or any combination of these actions. The clawback provision is in addition to, and not in lieu of, other actions the company may take to remedy or discipline misconduct, including termination of employment or a legal action for breach of fiduciary duty, and any actions imposed by law enforcement agencies.

Tax Deductibility of Compensation

Section 162(m) of the Code generally disallows a deduction by publicly held corporations for compensation in excess of $1 million paid to the CEO and the next three most highly compensated officers other than the CFO. If certain requirements are met, performance-based compensation qualifies for an exemption from the Code Section 162(m) deduction limit. We generally seek to provide competitive executive compensation while maximizing Dominion’s tax deduction. While the CGN Committee considers Code Section 162(m) tax implications when designing annual and long-term incentive compensation programs and approving payouts under such programs, it reserves the right to approve, and in some cases has approved, non-deductible compensation when it feels that corporate objectives justify the cost of being unable to deduct such compensation. Dominion’s tax department has advised the CGN Committee that the cost of any such lost tax deductions has not been material to the company.

Accounting for Stock-Based Compensation

We measure and recognize compensation expense in accordance with the Financial Accounting Standards Board (FASB) guidance for share-based payments, which requires that compensation expense relating to share-based payment transactions be recognized in the financial statements based on the fair value of the equity or liability instruments issued. The CGN Committee considers the accounting treatment of equity and performance-based compensation when approving awards.

*Reconciliation of 2013 Consolidated Operating Earnings to Reported Earnings. The following items, which are net of tax, are included in Dominion’s 2013 reported earnings, but are excluded from consolidated operating earnings: $92 million net loss from discontinued operations of two merchant power stations (Brayton Point & Kincaid) which were sold in third quarter 2013; $109 million net charge related to an impairment of certain natural gas infrastructure assets and the repositioning of Producer Services; $28 million charge in connection with the Virginia State Corporation Commission’s final ruling associated with its biennial review of Virginia Power’s base rates for 2011-2012 test years; $17 million charge associated with our operating expense reduction initiative, primarily reflecting severance pay and other employee-related costs; $49 million net gain related to our investments in nuclear decommissioning trust funds; $30 million benefit due to a downward revision in the nuclear decommissioning asset retirement obligations (ARO) for certain merchant nuclear units that are no longer in service; and $17 million net expense related to other items.

Reconciliation of 2012 Consolidated Operating Earnings to Reported Earnings. The following items, which are net of tax, are included in Dominion’s 2012 reported earnings, but are excluded from consolidated operating earnings: $1.1 billion net loss from discontinued operations, including impairment charges, of certain merchant power stations which were sold in 2012 and 2013; $303 million net loss, including impairment charges, primarily resulting from the planned shutdown of our Kewaunee nuclear merchant power station; $53 million of restoration costs associated with severe storms affecting our Dominion Virginia Power and Dominion North Carolina Power service territories; and $5 million net benefit related to other items.

Executive Compensation

SUMMARY COMPENSATION TABLE – AN OVERVIEW

The Summary Compensation Table provides information in accordance with SEC requirements regarding compensation earned by our NEOs, stock awards made to our NEOs, as well as amounts accrued or accumulated during years reported with respect to retirement plans and other items. The NEOs include our CEO, our CFO, our three most highly compensated executive officers other than our CEO and CFO, and one retired officer (Mr. Sypolt) who would have been one of our three most highly compensated executive officers had he been an officer on December 31, 2013.

The following highlights some of the disclosures contained in this table for our NEOs. Detailed explanations regarding certain types of compensation paid to an NEO are included in the footnotes to the table.

Salary. The amounts in this column are the base salaries earned by the NEOs for the years indicated.

Stock Awards. The amounts in this column reflect the grant date fair value of the stock awards for accounting purposes for the respective year. Stock awards are reported in the year in which the awards are granted regardless of when or if the awards vest.

Non-Equity Incentive Plan Compensation. This column includes amounts earned under two performance-based programs: the AIP and cash-based performance grant awards under our long-term incentive program. These performance programs are based on performance criteria established by the CGN Committee at the beginning of the performance period, with actual performance scored against the pre-set criteria by the CGN Committee at the end of the performance period.

Change in Pension Value and Nonqualified Deferred Compensation Earnings. This column shows any year-over-year increases in the annual accrual of pension and supplemental retirement benefits for our NEOs. These are accruals for future benefits under the terms of our retirement plans, and are not actual payments made during the year to our NEOs. The amounts disclosed reflect the annual change in the actuarial present value of benefits under defined benefit plans sponsored by the company, which include the company’s tax-qualified pension plan and the nonqualified plans described in the narrative following the Pension Benefits table. The annual change equals the difference in the accumulated amount for the current fiscal year and the accumulated amount for the prior fiscal year, generally using the same actuarial assumptions used for the company’s audited financial statements for the applicable fiscal year. Accrued benefit calculations are based on assumptions that the NEOs would retire at the earliest age at which they are projected to become eligible for full, unreduced pension benefits (including the effect of future service for eligibility purposes), instead of their unreduced retirement age based on current years of service. The application of these assumptions results in a greater increase in the accumulated amount of pension benefits for certain NEOs than would result without the application of these assumptions. This method of calculation does not increase actual benefits payable at retirement but only how much of that benefit is allocated to the increase during the years presented in the Summary Compensation Table. Please refer to the footnotes to the Pension Benefits table and the narrative following that table for additional information related to actuarial assumptions used to calculate pension benefits.

All Other Compensation. The amounts in this column disclose compensation that is not classified as compensation reportable in another column, including perquisites and benefits with an aggregate value of at least $10,000, the value of company-paid life insurance premiums, company matching contributions to an NEO’s 401(k) Plan account, and company matching contributions paid directly to the NEO that would be credited to the 401(k) Plan if Code contribution limits did not apply.

Total. The number in this column provides a single figure that represents the total compensation either earned by each NEO for the years indicated or accrued benefits payable in later years and required to be disclosed by SEC rules in this table. It does not reflect actual compensation paid to the NEO during the year, but is the sum of the dollar values of each type of compensation quantified in the other columns in accordance with SEC rules.

SUMMARY COMPENSATION TABLE

The following table presents information concerning compensation paid or earned by our NEOs for the years ended December 31, 2013, 2012 and 2011 as well as the grant date fair value of stock awards and changes in pension value.

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Thomas F. Farrell II Chairman, President and Chief Executive Officer	2013	$1,348,695	$4,200,017	$5,155,593	$0	$209,956	$10,914,261
	2012	1,300,500	3,500,005	3,223,982	3,988,560	186,699	12,199,746
	2011	1,220,000	3,500,006	7,297,000	1,815,468	160,854	13,993,328
Mark F. McGettrick Executive Vice President and Chief Financial Officer	2013	712,329	1,168,772	1,768,840	0	90,806	3,740,747
	2012	680,516	3,562,516	1,048,198	2,552,297	68,276	7,911,803
	2011	661,748	1,000,027	2,079,239	1,654,680	70,026	5,465,720
David A. Christian Executive Vice President (CEO - Dominion Generation Group)	2013	622,423	728,803	1,218,126	276,997	101,100	2,947,449
	2012	600,181	2,162,538	675,919	2,201,940	94,868	5,735,446
	2011	563,030	562,537	1,106,833	1,242,801	95,989	3,571,190
Paul D. Koonce Executive Vice President (CEO - Energy Infrastructure Group)	2013	589,788	728,803	1,163,727	733,834	60,006	3,276,158
	2012	520,555	2,137,529	643,596	1,351,626	56,533	4,709,839
	2011	506,198	562,537	1,322,890	830,222	58,906	3,280,753
David A. Heacock (President and Chief Nuclear Officer Dominion Nuclear)	2013	452,530	300,048	565,566	139,549	45,267	1,502,960
Gary L. Sypolt Executive Vice President (CEO - Dominion Energy) (retired September 1, 2013)	2013	351,921	550,042	727,552	0	1,118,224	2,747,739
	2012	513,759	500,015	548,845	1,365,453	65,199	2,993,271
	2011	499,590	425,037	890,558	1,042,104	61,514	2,918,803

(1) The NEOs received the following base salary increases effective March 1, 2013: Messrs. Farrell, Christian, Koonce, Heacock and Sypolt: 3%; and Mr. McGettrick: 5%. Effective January 1, 2013, the CGN Committee increased Mr. Koonce’s base salary 10% to recognize his increased responsibility as CEO of the Energy Infrastructure Group, with the CEO of the Dominion Energy business unit reporting to him in addition to the Dominion Virginia Power business unit.

(2) The amounts in this column reflect the grant date fair value of stock awards for the respective year grant in accordance with FASB guidance for share-based payments. Dominion did not grant any stock options in 2013. For Mr. Sypolt, the amounts in the table reflect the full value of his awards as of the grant dates. He retired on September 1, 2013, and became vested in a pro-rata portion of his 2011, 2012 and 2013 restricted stock awards under the long-term incentive program and became vested in a pro-rata portion of his 2010 retention restricted stock award. See also Note 19 to the Consolidated Financial Statements in Dominion’s 2013 Annual Report on Form 10-K for more information on the valuation of stock-based awards, the Grants of Plan-Based Awards table for stock awards granted in 2013, and the Outstanding Equity Awards at Fiscal Year-End table for a listing of all outstanding equity awards as of December 31, 2013.

(3) The 2013 amounts in this column include the payout under Dominion’s 2013 AIP and 2012 Performance Grant Awards. All of the NEOs received 100% funding of their 2013 AIP target awards. Messrs. Farrell, McGettrick, Christian, Heacock and Sypolt each received 100% payouts for accomplishment of their goals, while Mr. Koonce received 99.97% payout. The 2013 AIP payout amounts were as follows: Mr. Farrell: $1,694,093; Mr. McGettrick: $718,027; Mr. Christian: $562,913; Mr. Koonce: $533,239; Mr. Heacock: $318,316; and Mr. Sypolt: $319,052. See CD&A for additional information on the 2013 AIP and the Grants of Plan-Based Awards table for the range of each NEO’s potential award under the 2013 AIP. The 2012 Performance Grant Award was issued on February 1, 2012, and the payout amount was determined based on achievement of performance goals for the performance period ended December 31, 2013. Payouts can range from 0% to 200%. The actual payout was 98.9% of the target amount. The 2012 Performance Grant payout amounts were as follows: Mr. Farrell: $3,461,500; Mr. McGettrick: $1,050,813; Mr. Christian: $655,213; Mr. Koonce: $630,488; Mr. Heacock: $247,250; and Mr. Sypolt: $408,500. See Payout Under 2012 Performance Grants of CD&A for additional information on the 2012 Performance Grants. The 2012 amounts reflect both the 2012 AIP and the 2011 Performance Grant payouts, and the 2011 amounts reflect both the 2011 AIP and 2010 Performance Grant payouts.

(4) All amounts in this column are for the aggregate change in the actuarial present value of the NEO’s accumulated benefit under our qualified Pension Plan and nonqualified executive retirement plans. There are no above-market earnings on nonqualified deferred compensation plans. These accruals are not directly in relation to final payout potential, and can vary significantly year-over-year based on (i) promotions and corresponding changes in salary; (ii) other one-time adjustments to salary or incentive target for market or other reasons; (iii) actual age versus predicted age at retirement; (iv) discount rate used to determine present value of benefit; and (v) other relevant factors. Reductions in the actuarial present value of an NEO’s accumulated pension benefits are reported as $0. A change in the discount rate can be a significant factor in the change reported in this column. A decrease in the discount rate results in an increase in the present value of the accumulated benefit without any increase in the benefits payable to the NEO at retirement and an increase in the discount rate has the opposite effect. The discount rate used in determining the present value of the accumulated benefit increased from 4.40% used as of December 31, 2012, to a discount rate of 5.30% used as of December 31, 2013. The decrease in present value attributed solely to the change in discount rate was as follows: Mr. Farrell: $(1,807,676); Mr. McGettrick: $(1,070,908); Mr. Christian: $(759,694); Mr. Koonce: $(598,901); Mr. Heacock: $(405,806); and Mr. Sypolt: $(439,324).

(5) All Other Compensation amounts for 2013 are as follows:

Name	Executive Perquisites(a)	Life Insurance Premiums	Employee 401(k) Plan Match(b)	Company Match Above IRS Limits(c)	Other Cash Payments(d)	Total All Other Compensation
Thomas F. Farrell II	$129,108	$29,448	$7,650	$43,750	$—	$209,956
Mark F. McGettrick	34,092	28,220	10,200	18,294	—	90,806
David A. Christian	31,740	44,462	10,200	14,698	—	101,100
Paul D. Koonce	28,451	13,861	7,650	10,044	—	60,006
David A. Heacock	13,105	14,060	10,200	7,902	—	45,267
Gary L. Sypolt	21,264	72,883	10,200	3,877	1,010,000	1,118,224

(a) Unless noted, the amounts in this column for all NEOs are composed of the following: personal use of company vehicle and financial planning and health and wellness allowance. For Messrs. Farrell, McGettrick and Koonce, the amounts in this column also include personal use of the corporate aircraft. The value of personal use of the aircraft for Messrs. Farrell, McGettrick and Koonce during 2013 was $103,742, $3,809 and $2,016 respectively. For personal flights, all direct operating costs are included in calculating aggregate incremental cost. Direct operating costs include the following: fuel, airport fees, catering, ground transportation and crew expenses (any food, lodging and other costs). The fixed costs of owning the aircraft and employing the crew are not taken into consideration, as more than 94% of the use of the corporate aircraft is for business purposes. The CGN Committee has directed Mr. Farrell to use corporate aircraft for all personal travel whenever it is feasible to do so.

(b) Employees initially hired before 2008 who contribute to the 401(k) Plan receive a matching contribution of 50 cents for each dollar contributed up to 6% of compensation (subject to IRS limits) for employees who have less than 20 years of service, and 67 cents for each dollar contributed up to 6% of compensation (subject to IRS limits) for employees who have 20 or more years of service. All NEOs were hired prior to 2008.

(c) Represents each payment of lost 401(k) Plan matching contribution due to IRS limits.

(d) In connection with his retirement agreement dated June 20, 2013, Mr. Sypolt received $1,010,000 to secure his services through his retirement date to ensure an effective and smooth transition, to provide limited post-retirement transition services as requested by the company, and for his agreement not to compete with the company for one year in addition to the one-year non-competition period already required under an existing agreement.

GRANTS OF PLAN-BASED AWARDS

The following table provides information about stock awards and non-equity incentive awards granted to our NEOs during the year ended December 31, 2013.

	Grant Date(1)	Grant Approval Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Options Award(1)(4)
Name			Threshold	Target	Maximum
Thomas F. Farrell II
2013 Annual Incentive Plan(2)			$0	$1,694,093	$3,388,186
2013 Cash Performance Grant(3)			0	4,200,000	8,400,000
2013 Restricted Stock Grant(4)	2/1/2013	1/24/2013				77,534	$4,200,017
Mark F. McGettrick
2013 Annual Incentive Plan(2)			0	718,027	1,436,055
2013 Cash Performance Grant(3)			0	1,168,750	2,337,500
2013 Restricted Stock Grant(4)	2/1/2013	1/24/2013				21,576	1,168,772
David A. Christian
2013 Annual Incentive Plan(2)			0	562,913	1,125,826
2013 Cash Performance Grant(3)			0	728,750	1,457,500
2013 Restricted Stock Grant(4)	2/1/2013	1/24/2013				13,454	728,803
Paul D. Koonce
2013 Annual Incentive Plan(2)			0	533,399	1,066,797
2013 Cash Performance Grant(3)			0	728,750	1,457,500
2013 Restricted Stock Grant(4)	2/1/2013	1/24/2013				13,454	728,803
David A. Heacock
2013 Annual Incentive Plan(2)			0	318,316	636,632
2013 Cash Performance Grant(3)			0	300,000	600,000
2013 Restricted Stock Grant(4)	2/1/2013	1/24/2013				5,539	300,048
Gary L. Sypolt
2013 Annual Incentive Plan(2)			0	478,578	957,155
2013 Cash Performance Grant(3)			0	550,000	1,100,000
2013 Restricted Stock Grant(4)	2/1/2013	1/24/2013				10,154	550,042

(1) On January 24, 2013, the CGN Committee approved the 2013 long-term incentive compensation awards for our officers, which consisted of a restricted stock grant and a cash performance grant. The 2013 restricted stock award was granted on February 1, 2013. Under the 2005 Incentive Compensation Plan, fair market value is defined as the closing price of Dominion common stock on the date of grant or, if that day is not a trading day, on the most recent trading day immediately preceding the date of grant. The fair market value for the February 1, 2013, restricted stock grant was $54.17 per share, which was Dominion’s closing stock price on February 1, 2013.

(2) Amounts represent the range of potential payouts under the 2013 AIP. Actual amounts paid under the 2013 AIP are found in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Under our AIP, officers are eligible for an annual performance-based award. The CGN Committee establishes target awards for each NEO based on his salary level and expressed as a percentage of the individual NEO’s base salary. The target award is the amount of cash that will be paid if the plan is fully funded and payout goals are achieved. For the 2013 AIP, funding was based on the achievement of consolidated operating earnings goals with the maximum funding capped at 200%, as explained under the Annual Incentive Plan section of the CD&A.

(3) Amounts represent the range of potential payouts under the 2013 performance grant of our long-term incentive program. Payouts can range from 0% to 200% of the target award. Awards will be paid by March 15, 2015, depending on the achievement of performance goals for the two-year period ending December 31, 2014. The amount earned will depend on the level of achievement of two performance metrics: TSR—50% and ROIC—50%. TSR measures Dominion’s share performance for the two-year period ended December 31, 2014, relative to the TSR of the companies that are listed as members of the Philadelphia Stock Exchange Utility Index as of the end of the performance period. ROIC goal achievement will be scored against 2013 and 2014 budget goals. See Exhibit 10.1 to Dominion’s Form 8-K filed on January 25, 2013 for TSR and ROIC goals.

The performance grant is forfeited in its entirety if an officer voluntarily terminates employment or is terminated with cause before the vesting date. The grants have pro-rated vesting for retirement, termination without cause, death or disability. In the case of retirement, pro-rated vesting will not occur if the CEO (or, for the CEO, the CGN Committee) determines the officer’s retirement is detrimental to the company. Payout for an officer who retires or whose employment is terminated without cause, is made following the end of the performance period so that the officer is rewarded only to the extent the performance goals are achieved. In the case of death or disability, payout is made as soon as possible to facilitate the administration of the officer’s estate or financial planning. The payout amount will be the greater of the officer’s target award or an amount based on the predicted performance used for compensation cost disclosure purposes in Dominion’s financial statements.

In the event of a change in control, the performance grant is vested in its entirety and payout of the performance grant will occur as soon as administratively feasible following the change in control date at an amount that is the greater of an officer’s target award or an amount based on the predicted performance used for compensation cost disclosure purposes in Dominion’s financial statements.

(4) The 2013 restricted stock grant fully vests at the end of three years. The restricted stock grant is forfeited in its entirety if an officer voluntarily terminates employment or is terminated with cause before the vesting date. The restricted stock grant provides for pro-rated vesting if an officer retires, dies, becomes disabled, is terminated without cause, or if there is a change in control. In the case of retirement, pro-rated vesting will not occur if the CEO (or for the CEO, the CGN Committee) determines the officer’s retirement is detrimental to the company. In the event of a change in control, pro-rated vesting is provided as of the change in control date, and full vesting if an officer’s employment is terminated, or constructively terminated by the successor entity following the change in control date but before the scheduled vesting date. Dividends on the restricted shares are paid during the restricted period at the same rate declared by Dominion for all shareholders.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes equity awards made to NEOs that were outstanding as of December 31, 2013. There were no unexercised or unexercisable option awards outstanding for any of our NEOs as of December 31, 2013.

	Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Thomas F. Farrell II	80,386	(2)	$5,200,170
	69,417	(3)	4,490,586
	77,534	(4)	5,015,674
	112,617	(5)	7,285,194
Mark F. McGettrick	22,968	(2)	1,485,800
	21,073	(3)	1,363,212
	21,576	(4)	1,395,751
	49,734	(6)	3,217,292
David A. Christian	12,920	(2)	835,795
	13,140	(3)	850,027
	13,454	(4)	870,339
	29,839	(6)	1,930,285
Paul D. Koonce	12,920	(2)	835,795
	12,644	(3)	817,940
	13,454	(4)	870,339
	29,839	(6)	1,930,285
David A. Heacock	5,742	(2)	371,450
	4,959	(3)	320,798
	5,539	(4)	358,318
Gary L. Sypolt	0	(7)	0

(1) The market value is based on closing stock price of $64.69 on December 31, 2013.

(2) Shares scheduled to vest on February 1, 2014.

(3) Shares scheduled to vest on February 1, 2015.

(4) Shares scheduled to vest on February 1, 2016.

(5) Shares scheduled to vest on December 17, 2015. Amount includes dividends reinvested into additional shares that are restricted and subject to the same terms and conditions of the underlying restricted stock grant.

(6) Shares scheduled to vest on December 20, 2015. Amount includes dividends reinvested into additional shares that are restricted and subject to the same terms and conditions of the underlying restricted stock grant.

(7) Upon his retirement on September 1, 2013, Mr. Sypolt’s outstanding restricted stock awards vested in accordance with the terms of the award agreements.

OPTION EXERCISES AND STOCK VESTED

The following table provides information about the value realized by NEOs during the year ended December 31, 2013, on vested restricted stock awards. There were no option exercises by NEOs in 2013.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Thomas F. Farrell II	93,433	$5,061,266
Mark F. McGettrick	24,026	1,301,488
David A. Christian	11,346	614,613
Paul D. Koonce	15,017	813,471
David A. Heacock	6,007	325,399
Gary L. Sypolt	30,970	1,770,834

PENSION BENEFITS

The following table shows the actuarial present value of accumulated benefits payable to our NEOs, together with the number of years of benefit service credited to each NEO, under the plans listed in the table. Values are computed as of December 31, 2013, using the same interest rate and mortality assumptions used in determining the aggregate pension obligations disclosed in the company’s financial statements. The years of credited service and the present value of accumulated benefits were determined by our plan actuaries, using the appropriate accrued service, pay and other assumptions similar to those used for accounting and disclosure purposes. Please refer to Actuarial Assumptions Used to Calculate Pension Benefits for detailed information regarding these assumptions.

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit(2)(3)	Payments During Last Fiscal Year(3)
Thomas F. Farrell II	Pension Plan Benefit Restoration Plan Supplemental Retirement Plan	18.00 29.00 29.00	$1,042,594 10,711,217 12,886,155
Mark F. McGettrick	Pension Plan Benefit Restoration Plan Supplemental Retirement Plan	29.50 30.00 30.00	1,479,640 5,985,279 6,538,861
David A. Christian	Pension Plan Benefit Restoration Plan Supplemental Retirement Plan	29.50 29.50 29.50	1,796,009 3,713,376 4,893,054
Paul D. Koonce	Pension Plan Benefit Restoration Plan Supplemental Retirement Plan	15.00 15.00 15.00	678,060 969,471 4,670,505
David A. Heacock	Pension Plan Benefit Restoration Plan Supplemental Retirement Plan	26.50 26.50 26.50	1,455,872 1,179,723 1,430,838
Gary L. Sypolt	Pension Plan Benefit Restoration Plan Supplemental Retirement Plan	30.00 30.00 30.00	1,426,442 1,743,702 2,319,689	$32,647 113,100

(1) Years of credited service shown in this column for the Pension Plan are actual years accrued by an NEO from his date of participation to December 31, 2013. Service for the Benefit Restoration Plan and the Supplemental Retirement Plan is the NEO’s actual credited service as of December 31, 2013, plus any potential total credited service to the plan maximum, including any extra years of credited service granted to Messrs. Farrell and McGettrick by the CGN Committee for the purpose of calculating benefits under these plans. Please refer to the narrative below and under Dominion Retirement Benefit Restoration Plan, Dominion Executive Supplemental Retirement Plan and Potential Payments Upon Termination or Change In Control for information about the requirements for receiving extra years of credited service and the amount credited, if any, for each NEO.

(2) The amounts in this column are based on actuarial assumptions that all of the NEOs would retire at the earliest age they become eligible for unreduced benefits, which is (i) age 60 for Messrs. Farrell, Koonce, Christian and Heacock, and (ii) age 55 for Mr. McGettrick (when he would be treated as age 60 based on his five additional years of credited age). In addition, for purposes of calculating the Benefit Restoration Plan benefits for Messrs. Farrell and McGettrick, the amounts reflect additional credited years of service granted to them pursuant to their agreements with the company (see Dominion Retirement Benefit Restoration Plan). If the amounts in this column did not include the additional years of credited service, the present value of the Benefit Restoration Plan benefit would be $4,852,836 lower for Mr. Farrell and $2,478,210 lower for Mr. McGettrick. Pension Plan and Supplemental Retirement Plan benefits amounts are not augmented by the additional service credit assumptions.

(3) Mr. Sypolt retired on September 1, 2013. The amounts reported in the Present Value of Accumulated Benefit column for Mr. Sypolt are the amounts that are to be paid in March 2014 under the Benefit Restoration Plan and the Supplemental Retirement Plan pursuant to 409A of the Code. The amount in the Payments During Last Fiscal Year column for the Benefit Restoration Plan is the amount of benefits earned as of December 31, 2004, and paid in 2013.

Dominion Pension Plan

The Dominion Pension Plan is a tax-qualified defined benefit pension plan. All of the NEOs participate in the Pension Plan. The Pension Plan provides unreduced retirement benefits at termination of employment at or after age 65 or, with three years of service, at age 60. A participant who has attained age 55 with three years of service may elect early retirement benefits at a reduced amount. If a participant retires between ages 55 and 60, the benefit is reduced 0.25% per month for each month after age 58 and before age 60, and reduced 0.50% per month for each month between ages 55 and 58. All of the NEOs have more than three years of service.

The Pension Plan basic benefit is calculated using a formula based on (1) age at retirement; (2) final average earnings; (3) estimated Social Security benefits; and (4) credited service. Final average earnings are the average of the participant’s 60 highest consecutive months of base pay during the last 120 months worked. Final average earnings do not include compensation payable under the AIP, the value of equity awards, gains from the exercise of stock options, long-term cash incentive awards, perquisites, or any other form of compensation other than base pay.

Credited service is measured in months, up to a maximum of 30 years of credited service. The estimated Social Security benefit taken into account is the assumed Social Security benefit payable starting at age 65 or actual retirement date, if later, assuming that the participant has no further employment after leaving Dominion. These factors are then applied in a formula.

The formula has different percentages for credited service through December 31, 2000, and on and after January 1, 2001. The benefit is the sum of the amounts from the following two formulas.

For credited service through December 31, 2000:			For credited service on or after January 1, 2001:
2.03% times Final Average Earnings times Credited Service before 2001	Minus	2.00% times estimated Social Security benefit times Credited Service before 2001	1.80% times Final Average Earnings times Credited Service after 2000	Minus	1.50% times estimated Social Security benefit times Credited Service after 2000

Credited service is limited to a total of 30 years for all parts of the formula and credited service after 2000 is limited to 30 years minus credited service before 2001.

Benefit payment options are (1) a single life annuity or (2) a choice of a 50%, 75% or 100% joint and survivor annuity. A Social Security leveling option is available with any of the benefit forms. The normal form of benefit is a single life annuity for unmarried participants and a 50% joint and survivor annuity for married participants. All of the payment options are actuarially equivalent in value to the single life annuity. The Social Security leveling option pays a larger benefit equal to the estimated Social Security benefit until the participant is age 62 and then reduced payments after age 62.

The Pension Plan also includes a special retirement account, which is in addition to the pension benefit. The special retirement account is credited with 2% of base pay each month as well as interest based on the 30-year Treasury bond rate set annually (2.88% in 2013). The special retirement account can be paid in a lump sum or paid in the form of an annuity benefit.

A participant becomes vested in his or her benefit after completing three years of service. A vested participant who terminates employment before age 55 can start receiving benefit payments calculated using terminated vested reduction factors at any time after attaining age 55. If payments begin before age 65, then the following reduction factors for the portion of the benefits earned after 2000 apply: age 64 – 9%; age 63 – 16%; age 62 – 23%; age 61 – 30%; age 60 – 35%; age 59 – 40%; age 58 – 44%; age 57 – 48%; age 56 – 52%; and age 55 – 55%.

The Code limits the amount of compensation that may be included in determining pension benefits under qualified pension plans. For 2013, the compensation limit was $255,000. The Code also limits the total annual benefit that may be provided to a participant under a qualified defined benefit plan. For 2013, this limitation was the lesser of (i) $205,000 or (ii) the average of the participant’s compensation during the three consecutive years in which the participant had the highest aggregate compensation.

Dominion Retirement Benefit Restoration Plan

The BRP is a nonqualified defined benefit pension plan designed to make up for benefit reductions under the Dominion Pension Plan due to the limits imposed by the Code.

A Dominion employee is eligible to participate in the BRP if (1) he or she is a member of management or a highly compensated employee, (2) his or her Dominion Pension Plan benefit is or has been limited by the Code compensation or benefit limits, and (3) he or she has been designated as a participant by the CGN Committee. A participant remains a participant until he or she ceases to be eligible for any reason other than retirement or until his or her status as a participant is revoked by the CGN Committee.

Upon retirement, a participant’s BRP benefit is calculated using the same formula (except that the IRS salary limit is not applied) used to determine the participant’s default annuity form of benefit under the Dominion Pension Plan (single life annuity for unmarried participants and 50% joint and survivor annuity for married participants), and then subtracting the benefit the participant is entitled to receive under the Dominion Pension Plan. To accommodate the enactment of Section 409A of the Code, the portion of a participant’s BRP benefit that had accrued as of December 31, 2004, is frozen, but the calculation of the overall restoration benefit is not changed.

The restoration benefit is generally paid in the form of a single lump sum cash payment. However, a participant may elect to receive a single life, 50% or 100% joint and survivor annuity for the portion of his or her benefit that accrued prior to 2005. For the portion of his or her benefit that accrued in 2005 or later, a participant may also elect to receive a 75% joint and survivor annuity. The lump sum calculation includes an amount approximately equivalent to the amount of taxes the participant will owe on the lump sum payment so that the participant will have sufficient funds, on an after-tax basis, to purchase an annuity contract.

A participant who terminates employment before he or she is eligible for benefits under the Pension Plan generally is not entitled to a restoration benefit. Messrs. Farrell and McGettrick have been granted age and service credits for purposes of calculating their Pension Plan and BRP benefits. Per his letter agreement, Mr. Farrell was granted 25 years of service when he reached age 55 and will continue to accrue service as long as he remains employed. At age 60, Mr. Farrell’s benefits will be calculated based on 30 years of service, if he remains employed by Dominion. Mr. McGettrick, having attained age 50, has earned benefits calculated based on five additional years of age and service. For each of these NEOs, the additional years of service count toward determining both the amount of benefits and the eligibility to receive them. For additional information regarding service credits, see Dominion Executive Supplemental Retirement Plan.

If a vested participant dies when he or she is retirement eligible (on or after age 55), the participant’s beneficiary will receive the restoration benefit in a single lump sum payment. If a participant dies while employed but before he or she has attained age 55 and the participant is married at the time of death, the participant’s spouse will receive a restoration benefit calculated in the same way (except that the IRS salary limit is not applied) as the 50% qualified pre-retirement survivor annuity payable under the Pension Plan and paid in a lump sum payment.

Dominion Executive Supplemental Retirement Plan

The Dominion ESRP is a nonqualified defined benefit plan that provides for an annual retirement benefit equal to 25% of a participant’s final cash compensation (base salary plus target annual incentive award) payable for a period of 10 years or, for certain participants designated by the CGN Committee, for the participant’s lifetime. To accommodate the enactment of Section 409A of the Code, the portion of a participant’s ESRP benefit that had accrued as of December 31, 2004 is frozen, but the calculation of the overall benefit is not changed. Effective July 1, 2013, the ESRP was closed to any new participants.

A Dominion employee is eligible to participate in the ESRP if (1) he or she is a member of management or a highly compensated employee, and (2) he or she has been designated as a participant by the CGN Committee. A participant remains a participant until he or she ceases to be eligible for any reason other than retirement or until his or her status as a participant is revoked by the CGN Committee.

A participant is entitled to the full ESRP benefit if he or she separates from service with Dominion after reaching age 55 and achieving 60 months of service. A participant who separates from service with Dominion with at least 60 months of service but who has not yet reached age 55 is entitled to a reduced, pro-rated retirement benefit. A participant who separates from service with Dominion with fewer than 60 months of service is generally not entitled to an ESRP benefit unless the participant separated from service on account of disability or death.

The ESRP benefit is generally paid in the form of a single lump sum cash payment. However, a participant may elect to receive the portion of his or her benefit that had accrued as of December 31, 2004 in monthly installments. For any new participants, the ESRP benefit must be paid in the form of a single lump sum cash payment. The lump sum calculation includes an amount approximately equivalent to the amount of taxes the participant will owe on the lump sum payment so that the participant will have sufficient funds, on an after-tax basis, to purchase a 10-year or lifetime annuity contract.

All of the NEOs except Mr. Koonce are currently entitled to a full ESRP retirement benefit. If Mr. Koonce terminates employment before he attains age 55, he will receive a pro-rated ESRP benefit. Based on the terms of their individual letter agreements, Messrs. Farrell, McGettrick and Koonce will receive an ESRP benefit calculated as a lifetime benefit. Mr. McGettrick has earned five years of additional age and service credit for purposes of computing his retirement benefits and eligibility for benefits under the ESRP, long-term incentive grants, and retiree medical and life insurance plans as he has met the requirement of remaining employed until he attained age 50. Under his letter agreement, Mr. Christian will receive ESRP benefits calculated as a lifetime benefit provided he remains employed with Dominion until attainment of age 60. As consideration for this benefit, Mr. Christian has agreed not to compete with the company for a two-year period following retirement. This agreement ensures that his knowledge and services will not be available to competitors for two years following his retirement date.

Actuarial Assumptions Used to Calculate Pension Benefits

Actuarial assumptions used to calculate Pension Plan benefits are prescribed by the terms of the Pension Plan based on the Code and Pension Benefit Guaranty Corporation (PBGC) requirements. The present value of the accumulated benefit is calculated using actuarial and other factors as determined by the plan actuaries and approved by Dominion. Actuarial assumptions used for the December 31, 2013, benefit calculations shown in the Pension Benefits table include a discount rate of 5.30% to determine the present value of the future benefit obligations for the Pension Plan, BRP and ESRP and a lump sum interest rate of 4.55% to estimate the lump sum values of BRP and ESRP benefits. Each NEO (other than Mr. Sypolt, who retired on September 1, 2013) is assumed to retire at the earliest age at which he is projected to become eligible for full, unreduced pension benefits. For purposes of estimating future eligibility for unreduced Pension Plan and ESRP benefits, the effect of future service is considered. Each NEO is assumed to commence Pension Plan payments at the same age as BRP payments. The longevity assumption used to determine the present value of benefits is the same assumption used for financial reporting of the Pension Plan liabilities, with no assumed mortality before retirement age. Assumed mortality after retirement is based on tables from the Society of Actuaries’ RP-2000 study, projected from 2000 to a point five years beyond the calculation date (this year, to 2018) with 100% of the Scale AA factors, and further adjusted for Dominion experience by using an age set-forward factor. For BRP and ESRP benefits, other actuarial assumptions include an assumed tax rate of 42%. BRP and ESRP benefits are assumed to be paid as lump sums; pension plan benefits are assumed to be paid as annuities.

The discount rate for calculating lump sum BRP and ESRP payments at the time an officer terminates employment is selected by Dominion’s Administrative Benefits Committee and adjusted periodically. For year 2013, a 4.61% discount rate was used to determine the lump sum payout amounts. The discount rate for each year will be based on a rolling average of the blended rate published by the PBGC in October of the previous five years.

NONQUALIFIED DEFERRED COMPENSATION

Name	Aggregate Earnings in Last FY (as of 12/31/2013)*	Aggregate Withdrawals/ Distributions (as of 12/31/2013)	Aggregate Balance at Last FYE (as of 12/31/2013)
Thomas F. Farrell II	$—	$—	$—
Mark F. McGettrick	—	—	—
David A. Christian	123		29,573
Paul D. Koonce	261,534		1,651,156
David A. Heacock	—	—	—
Gary L. Sypolt	192,995		1,125,958

*No preferential earnings are paid and therefore no earnings from these plans are included in the Summary Compensation Table.

At this time, Dominion does not offer any nonqualified elective deferred compensation plans to its officers or other employees. The Nonqualified Deferred Compensation table reflects, in aggregate, the plan balances for two former plans offered to Dominion officers and other highly compensated employees: Dominion Resources, Inc. Executives’ Deferred Compensation Plan (Frozen Deferred Compensation Plan) and Dominion Resources, Inc. Security Option Plan (Frozen DSOP), which were frozen as of December 31, 2004. Although the Frozen DSOP was an option plan rather than a deferred compensation plan, we are including information regarding the plan and any balances in this table to make full disclosure about possible future payments to officers under our employee benefit plans.

Frozen Deferred Compensation Plan

The Frozen Deferred Compensation Plan includes amounts previously deferred from one of the following categories of compensation: (i) salary; (ii) bonus; (iii) vested restricted stock; and (iv) gains from stock option exercises. The plan also provided for company contributions of lost company 401(k) Plan match contributions and transfers from several CNG deferred compensation plans. The Frozen Deferred Compensation Plan offers 28 investment funds for the plan balances, including a Dominion Resources Stock Fund. Participants may change investment elections on any business day. Any vested restricted stock and gains from stock option exercises that were deferred were automatically allocated to the Dominion Resources Stock Fund and this allocation cannot be changed. Earnings are calculated based on the performance of the underlying investment fund. The following funds had rates of returns for 2013 as follows: Dominion Resources Stock Fund, 29.8%; and Dominion Fixed Income Fund, 3.01%.

The Dominion Fixed Income Fund is an investment option that provides a fixed rate of return each year based on a formula that is tied to the adjusted federal long-term rate published by the IRS in November prior to the beginning of the year. Dominion’s Asset Management Committee determines the rate based on its estimate of the rate of return on Dominion assets in the trust for the Frozen Deferred Compensation Plan.

The default benefit commencement date is February 28 after the year in which the participant retires, but the participant may select a different benefit commencement date in accordance with the plan. Participants may change their benefit commencement date election; however, a new election must be made at least six months before an existing benefit commencement date. Withdrawals less than six months prior to an existing benefit commencement date are subject to a 10% early withdrawal penalty. Account balances must be fully paid out no later than the February 28 that is 10 calendar years after a participant retires or becomes disabled. If a participant retires from the company, he or she may continue to defer an account balance provided that the total balance is distributed by this deadline. In the event of termination of employment for reasons other than death, disability or retirement before an elected benefit commencement date, benefit payments will be distributed in a lump sum as soon as administratively practicable. Hardship distributions, prior to an elected benefit commencement date, are available under certain limited circumstances.

Participants may elect to have their benefit paid in a lump sum payment or equal annual installments over a period of whole years from one to 10 years. Participants have the ability to change their distribution schedule for benefits under the plan by giving six months’ notice to the plan administrator. Once a participant begins receiving annual installment payments, the participant can make a one-time election to either (1) receive the remaining account balance in the form of a lump sum distribution or (2) change the remaining installment payment period. Any election must be approved by the company before it is effective. All distributions are made in cash with the exception of the Deferred Restricted Stock Account and the Deferred Stock Option Account, which are distributed in the form of Dominion common stock.

Frozen DSOP

The Frozen DSOP enabled employees to defer all or a portion of their salary and bonus and receive options on various mutual funds. Participants also received lost company match contributions to the 401(k) Plan in the form of options under this plan. DSOP options can be exercised at any time before their expiration date. On exercise, the participant receives the excess of the value, if any, of the underlying mutual funds over the strike price. The participant can currently choose among options on 27 mutual funds, and there is not a Dominion stock alternative or a fixed income fund. Participants may change options among the mutual funds on any business day. Benefits grow/decline based on the total return of the mutual funds selected. Any options that expire do not have any value. Options expire under the following terms:

•	Options expire on the last day of the 120th month after retirement or disability;
•	Options expire on the last day of the 24th month after the participant’s death (while employed);
•	Options expire on the last day of the 12th month after the participant’s severance;
•	Options expire on the 90th day after termination with cause; and
•	Options expire on the last day of the 120th month after severance following a change in control.

The NEOs that are participants in the Frozen DSOP held options on the publicly available mutual fund, Vanguard Short-Term Bond Index, which had a rate of return for 2013 of 0.07%.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Under certain circumstances, the company provides benefits to eligible employees upon termination of employment, including a termination of employment involving a change in control of the company, that are in addition to termination benefits for other employees in the same situation.

Change in Control

As discussed in the Employee and Executive Benefits section of the CD&A, Dominion has entered into an Employment Continuity Agreement with each of its officers, including the NEOs. Each agreement has a three-year term and is automatically extended annually for an additional year, unless cancelled by Dominion.

The Employment Continuity Agreements require two triggers for the payment of most benefits:

•	There must be a change in control; and
•

The executive must either be terminated without cause, or terminate his or her employment with the surviving company after a constructive termination. Constructive termination means the executive’s salary, incentive compensation or job responsibility is reduced after a change in control or the executive’s work location is relocated more than 50 miles without his or her consent.

For purposes of the Employment Continuity Agreements, a change in control will occur if (i) any person or group becomes a beneficial owner of 20% or more of the combined voting power of Dominion voting stock or (ii) as a direct or indirect result of, or in connection with, a cash tender or exchange offer, merger or other business combination, sale of assets, or contested election, the directors constituting the Dominion Board before any such transaction cease to represent a majority of Dominion’s or its successor’s Board within two years after the last of such transactions.

If an executive’s employment following a change in control is terminated without cause or due to a constructive termination, the executive will become entitled to the following termination benefits:

•

Lump sum severance payment equal to three times base salary plus annual incentive plan award (determined as the greater of (i) the target annual award for the current year or (ii) the highest actual annual incentive plan payout for any one of the three years preceding the year in which the change in control occurs).

•	Full vesting of benefits under ESRP and BRP with five years of additional credited age and five years of additional credited service from the change in control date.
•	Group-term life insurance. If the officer elects to convert group-term insurance to an individual policy, the company pays the premiums for 12 months.
•

Executive life insurance. Premium payments will continue to be paid by the company until the earlier of: (1) the fifth anniversary of the termination date, or (2) the later of the 10th anniversary of the policy or the date the officer attains age 64.

•

Retiree medical coverage will be determined under the relevant plan with additional age and service credited as provided under an officer’s letter agreement (if any) and including five additional years credited to age and five additional years credited to service.

•	Outplacement services for one year (up to $25,000).
•

If any payments are classified as excess parachute payments for purposes of Section 280G of the Code and the executive incurs the excise tax, the company will pay the executive an amount equal to the 280G excise tax plus a gross-up multiple.

In January 2013, the CGN Committee approved the elimination of the excise tax gross-up provision included in the Employment Continuity Agreement for any new officer elected after February 1, 2013.

The terms of awards made under the long-term incentive program, rather than the terms of Employment Continuity Agreements, will determine the vesting of each award in the event of a change in control. These provisions are described in the Long-Term Incentive Program section of the CD&A and footnotes to the Grants of Plan-Based Awards table.

Other Post Employment Benefit for Mr. Farrell. Mr. Farrell will become entitled to a payment of one times salary upon his retirement as consideration for his agreement not to compete with the company for a two-year period following retirement. This agreement ensures that his knowledge and services will not be available to competitors for two years following his retirement date.

The following table provides the incremental payments that would be earned by each NEO (other than Mr. Sypolt, who retired on September 1, 2013) if his employment had been terminated, or constructively terminated, as of December 31, 2013. These benefits are in addition to retirement benefits that would be payable on any termination of employment. Please refer to the Pension Benefits table for information related to the present value of accumulated retirement benefits payable to the NEOs.

Incremental Payments Upon Termination or Change in Control

Name	Non- Qualified Plan Payment	Restricted Stock(1)	Performance Grant(1)	Non- Compete Payments(2)	Severance Payments	Retiree Medical and Executive Life Insurance(3)	Out- placement Services	Excise Tax & Tax Gross-Up	Total
Thomas F. Farrell II(4)
Retirement	$—	$9,457,160	$2,008,695	$1,355,274	$—	$—	$—	$—	$12,821,129
Death / Disability	—	13,949,687	2,008,695	—	—	—	—	—	15,958,382
Change in Control(5)	1,047,645	9,741,806	2,191,304	—	9,977,400	—	25,000	—	22,983,155
Mark F. McGettrick(4)
Retirement	—	2,741,886	558,967	—	—	—	—	—	3,300,853
Death / Disability	—	3,903,653	558,967	—	—	—	—	—	4,462,620
Change in Control(5)	—	4,720,171	609,783	—	4,770,700	—	25,000	—	10,125,654
David A. Christian(4)
Retirement	—	1,621,520	348,533	—	—	—	—	—	1,970,053
Death / Disability	—	2,318,554	348,533	—	—	—	—	—	2,667,087
Change in Control(5)	230,047	2,864,926	380,217	—	3,768,711	—	25,000	2,996,902	10,265,803
Paul D. Koonce
Termination Without Cause	—	1,601,013	348,533	—	—	—	—	—	1,949,546
Voluntary Termination	—	—	—	—	—	—	—	—	—
Termination With Cause	—	—	—	—	—	—	—	—	—
Death / Disability	—	2,298,048	348,533	—	—	—	—	—	2,646,581
Change in Control(5)	2,759,633	2,853,347	380,217	—	3,579,396	89,251	25,000	4,281,102	13,967,946
David A. Heacock (4)
Retirement	—	675,493	143,478	—	—	—	—	—	818,971
Change in Control(5)	1,372,625	375,073	156,522	—	2,417,612	131,703	25,000	1,981,485	6,460,020

(1) Grants made in 2011, 2012 and 2013 under the long-term incentive program vest pro rata upon termination without cause, death or disability. These grants vest pro rata upon retirement provided the CEO of Dominion (or in the case of the CEO, the CGN Committee) does not determine the NEO’s retirement is detrimental to the company; amounts shown assume this determination was made. However, the December 2010 restricted stock award issued to Mr. Farrell and the December 2012 restricted stock awards issued to Messrs. McGettrick, Christian and Koonce do not vest pro-rated if the executive is terminated or leaves for any reason other than following change of control, death or disability. The amounts shown in the restricted stock column are based on the closing stock price of $64.69 on December 31, 2013.

(2) Pursuant to a letter agreement dated February 27, 2003, Mr. Farrell will be entitled to a special payment of one times salary upon retirement in exchange for a two-year non-compete agreement. Mr. Farrell would not be entitled to this non-compete payment in the event of his death.

(3) Amounts in this column represent the value of the annual incremental benefit the NEOs would receive for executive life insurance and retiree medical coverage. Mr. McGettrick is eligible for retiree medical and executive life insurance upon any termination due to his letter agreement. Messrs. Farrell and Christian are entitled to executive life insurance coverage and retiree medical benefit upon any termination since they are retirement eligible and have completed 10 years of service. Mr. Koonce is eligible for retiree medical and executive life insurance upon a change in control. Mr. Heacock is eligible for retiree medical upon a change in control.

(4) For the NEOs who are eligible for retirement (Messrs. Farrell, McGettrick, Christian and Heacock), this table above assumes they would retire in connection with any termination event.

(5) Change in control amounts assume that a change in control and a termination or constructive termination takes place on December 31, 2013. The amounts indicated upon a change in control are the incremental amounts attributable to five years of additional age and service credited pursuant to the Employment Continuity Agreements that each NEO would receive over the amounts payable upon a retirement (Messrs. Farrell, McGettrick, Christian and Heacock) or termination without cause (Mr. Koonce). The restricted stock and performance grant amounts represent the value of the awards upon a change in control that is above what would be received upon a retirement or termination without cause.

EQUITY COMPENSATION PLANS

As of December 31, 2013	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Plans approved by shareholders	0	0	32,019,757	(1)(2)
Plans not approved by shareholders	0	0	945,883	(3)
Total	0	$0	32,965,640

(1) Amount includes shares that may be issued other than upon the exercise of an option, warrant or right as follows: Directors’ Stock Accumulation Plan, 191,309 shares.

(2) Amount also includes 14,141,935 shares available for issuance under the 2005 Incentive Compensation Plan as restricted stock or performance awards. Shares for expired or forfeited awards become available for new awards.

(3) Amount represents shares available for issuance to directors who have shares held in trust under the frozen Directors’ Stock Compensation Plan.

Plans Not Approved by Shareholders. The Directors’ Stock Compensation Plan was amended to freeze participation and prohibit deferral of compensation and grants of new benefits after December 31, 2004. Additional information regarding the Directors’ Stock Compensation Plan may be found under Frozen Directors Plans.

Item 3 — Advisory Vote on Approval of Executive Compensation (Say on Pay)

In accordance with Section 14A of the Exchange Act, we are asking shareholders to approve the following advisory resolution at the 2014 Annual Meeting of Shareholders:

RESOLVED, that the compensation paid to the company’s named executive officers as described in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED on an advisory basis.

The primary objectives of Dominion’s executive compensation program are to motivate and reward superior performance that supports our business and strategic plans and to provide the compensation and incentives needed to attract, motivate and retain executives who are crucial to Dominion’s long-term success. A focal point of the compensation program is to align the interests of our executives with those of our shareholders by placing a substantial portion of pay at risk through performance goals that, if achieved, are expected to increase shareholder value. Dominion’s performance in 2013 indicates that the design of our compensation program is meeting these objectives.

Our financial and operational performance was strong in 2013. We believe our executive compensation program is an important contributor to that success as seen in Dominion’s 2013 business highlights in the Compensation Discussion and Analysis in this Proxy Statement, beginning on page 27, and in the following:

•

Dominion’s one- and three-year TSR of 29.65% and 70.56%, respectively, outperformed the Compensation Peer Group median, the Dow Jones Utility Index and the Philadelphia Stock Exchange Utility Index. Dominion’s three-year TSR also exceeded the S&P 500 for the same period and was slightly under the S&P 500’s TSR for the one-year period.

•	In addition, the Board increased the annual dividend rate by 6.6% from $2.11 per share for 2012 to $2.25 per share for 2013.
•	Our commitment to safety was evident in our company-wide all-time bests for OSHA recordable and lost-time restricted duty rates in 2013, reducing 2012 rates by 10% and 6%, respectively.

This vote is not intended to address any specific item of compensation, but rather the overall compensation that is paid to our NEOs resulting from our compensation objectives, policies and practices relating to our NEOs as described in this Proxy Statement. Because your vote is advisory, it will not be binding upon the Board. However, the Board and the CGN Committee value the opinions expressed by Dominion’s shareholders and will review the voting results in connection with their ongoing evaluation of Dominion’s executive compensation program.

Your Board of Directors recommends that you vote FOR approval of Item 3.

Item 4 — Approval of 2014 Incentive Compensation Plan

INTRODUCTION

Equity and equity-based awards are an integral part of our executive compensation program. We use equity and equity-based awards to motivate our executives to increase the company’s performance over the long term, to align the interests of our executives with the interests of our shareholders and to support our share ownership guidelines. We believe that substantial stock ownership by executives also helps us to effectively manage enterprise key risks. In 2013, approximately 36% of Mr. Farrell’s and an average of approximately 28% of our other NEOs’ total direct compensation opportunities was in the form of equity awards.

We grant equity and equity-based awards under an equity compensation plan that, in accordance with NYSE listing standards and applicable tax laws, is subject to shareholder approval. Our current plan is the Dominion Resources, Inc. 2005 Incentive Compensation Plan, which was most recently approved by shareholders in 2009 (the 2005 ICP). As of the date of this Proxy Statement, there are approximately 31.4 million shares still available for issuance under the 2005 ICP, and approximately 1 million shares that are subject to currently outstanding awards.

We also use our equity compensation plan to grant annual cash-based awards to our NEOs that qualify for the performance-based compensation exception to the $1 million annual deduction limitation under Section 162(m) of the Code. In order to qualify for this exception, we must submit the performance criteria under the plan to shareholders for their approval at least once every five years. Since the 2005 ICP was last approved by shareholders in 2009, the performance criteria under the 2005 ICP are to be submitted to shareholders for their approval again this year.

In lieu of submitting only the performance criteria under the 2005 ICP to shareholders for their approval this year, we are proposing that shareholders approve a new equity compensation plan, the 2014 Incentive Compensation Plan (the 2014 ICP), to replace the 2005 ICP. The 2014 ICP would provide for the same types of awards as are currently available under the 2005 ICP, and would not expire until the day after our 2024 annual shareholder meeting and would reflect new laws and corporate governance best practices since the 2005 ICP was last updated.

We are not proposing to increase the number of shares that are currently available under the 2005 ICP; in fact, we are proposing a reduction in the number of available shares. The 2014 ICP would authorize the issuance of 25 million shares, approximately 6.4 million fewer shares of the company’s common stock than are currently reserved and available for issuance under the 2005 ICP. (All share numbers in this summary are subject to adjustment in the case of a recapitalization event as described below, unless otherwise specified.) Based on historical grant practices, we believe the number of shares that would be reserved and available for issuance under the 2014 ICP would be sufficient to meet the company’s equity compensation-related needs for the foreseeable future.

If shareholders approve the 2014 ICP, it will become effective on May 7, 2014, the date of the 2014 Annual Meeting, and the 2005 ICP will terminate on the same date. No further awards will be made under the 2005 ICP (although outstanding awards under the 2005 ICP will remain in effect in accordance with their terms). Unused shares under the 2005 ICP (including shares subject to awards that are subsequently forfeited or cancelled) will not roll over to the 2014 ICP and will cease to be available for issuance under the company’s equity compensation plans. If shareholders do not approve the 2014 ICP, the 2005 ICP will remain in effect and will continue to be available for granting future awards until its scheduled termination date on the day after our 2016 annual shareholder meeting, unless extended (with the approval of our shareholders) or terminated sooner.

SUMMARY OF THE 2014 ICP

The 2014 ICP has a number of provisions and limitations that the Board believes enhance our pay-for-performance philosophy and our share ownership culture, and that are consistent with the long-term interests of shareholders and sound corporate governance practices.

•

No evergreen provision. The 2014 ICP provides for a fixed reserve of 25 million shares and does not provide for any automatic increase of authorized shares. Other than in connection with certain recapitalization events described below, the number of shares reserved under the 2014 ICP may not be increased without shareholder approval.

•

Minimum vesting provisions. The 2014 ICP generally provides for a minimum three-year vesting schedule on all restricted stock and restricted stock unit awards that are not subject to performance-based criteria (provided that up to 2.5 million shares may be issued pursuant to awards that vest over a shorter period) and a minimum one-year vesting schedule on all performance-based stock awards, subject in each case to accelerated vesting on certain events (such as death, disability or a change in control) to the extent provided by the terms of the award.

•

Conservative share counting. Any shares delivered to the company or withheld to pay the exercise price of options or applicable withholding taxes for awards under the 2014 ICP will count against the 2014 ICP share reserve. The company may not use the proceeds from option exercises to purchase shares on the open market for re-use under the 2014 ICP. Any stock-settled stock appreciation rights (SARs) issued under the 2014 ICP will count against the 2014 ICP share reserve based on the gross number of SARs issued (rather than the net number of shares delivered pursuant to the award).

•

Modest dilution. Upon approval of the 2014 ICP, the potential dilution represented by all of the company’s equity compensation plans will be approximately 5% of total shares outstanding as of February 28, 2014. This includes the 25 million shares reserved under the 2014 ICP as well as the approximately 1 million shares that remain subject to currently outstanding awards under the 2005 ICP, as well as the approximately 1.3 million shares available for issuance (including shares subject to currently outstanding awards) under our non-employee director plans.

•

Best-practice limitations on options and SARs. The 2014 ICP sets the maximum term for stock options and SARs at eight years (instead of the customary ten years), expressly prohibits the repricing of stock options and SARs without prior shareholder approval, prohibits the use of discounted stock options and SARs (except in certain merger or acquisition transactions) and prohibits the use of “reload” options (meaning new stock options that are automatically granted upon exercise of existing stock options).

•

Conservative change-in-control definition. A change in control may result in accelerated vesting, payment or exercisability of an award under the 2014 ICP only if the change in control actually occurs.

•	Plan administered by independent CGN Committee. The 2014 ICP is administered by the CGN Committee, which is comprised solely of independent, non-employee directors.
•

Material amendments require shareholder approval. In general, any amendments to the 2014 ICP that increase the number of shares reserved for issuance, expand the class of eligible participants or otherwise materially enhance benefits or rights of participants are subject to shareholder approval.

Key features of the 2014 ICP are summarized below.

Administration of the Plan; Eligibility

The CGN Committee administers the 2014 ICP for all present and future employees and other service providers of Dominion and its subsidiaries. All employees, officers, consultants, advisers and independent contractors of Dominion and its subsidiaries are eligible to receive incentive awards under the 2014 ICP if the CGN Committee determines that an individual has contributed, or can be expected to contribute, significantly to Dominion or its subsidiaries. The CGN Committee has the power and complete discretion to select eligible individuals to receive awards and to determine the size and type of award and its terms and conditions. Currently, approximately 14,500 individuals, including approximately 55 executive officers, would be eligible to receive awards under the 2014 ICP, if approved. Non-employee directors are not eligible to participate in the 2014 ICP.

Stock Reserved

The 2014 ICP authorizes the issuance of up to 25 million shares of our common stock. The 2014 ICP employs a 2:1 flexible share ratio where each share issued under a “full-value” award (restricted stock, restricted stock units, goal-based stock or performance grants) counts against the share reserve as two shares, and each share issued as stock options or SARs counts against the share reserve as one share. Since 2006, substantially all of our long-term equity awards have been in the form of “full-value” awards (restricted stock and goal-based stock). Under the flexible share ratio calculation, up to a maximum of 12.5 million shares could be issued under the 2014 ICP if all awards under the 2014 ICP were full-value awards. Anywhere between 12.5 million and 25 million shares could be issued under the 2014 ICP if a mixture of full-value and option or SAR awards were granted, depending on the award mixture (which is dependent upon future decisions by the CGN Committee and therefore unknown to us at this time). In no event could more than 25 million shares be issued pursuant to the 2014 ICP. No more than 2.5 million shares may be issued pursuant to awards granted to any individual participant during any single year.

Shares subject to an award under the 2014 ICP that is forfeited or cancelled, or that otherwise expires or terminates unexercised and without issuance of any shares, do not count against the share reserve and may be used for future awards under the plan.

In the event of any merger, consolidation, recapitalization, stock dividend, stock split, combination of shares or similar transaction or change in corporate structure affecting the shares of our common stock, the CGN Committee will equitably and proportionately adjust the type and number of shares reserved under the 2014 ICP and subject to any outstanding awards to maintain the intended effect of the 2014 ICP and outstanding awards.

Types of Incentive Awards That May Be Granted

The following types of incentive awards may be granted under the 2014 ICP: performance grants, restricted stock, restricted stock units, goal-based stock, stock options and SARs.

Performance Grants. Performance grants are cash-denominated awards that are earned over the course of a designated performance period and are subject to the achievement of pre-established performance goals. Performance grants include awards made to executive officers under Dominion’s Annual Incentive Plan (AIP). The provisions relating to performance grants in the 2014 ICP are intended to allow Dominion to grant annual cash bonuses or other short- or long-term cash-based awards to its covered executive officers that qualify for the performance-based compensation exception to the $1 million deduction limitation under Section 162(m) of the Code.

Goals for performance grants must be objective and quantifiable and may relate to any of the following criteria:

•	total shareholder or unit holder return
•	book value
•	return on total or invested capital, equity, revenue or assets
•	earnings (before or after interest, taxes, deductions, depreciation and/or amortization, including consolidated operating earnings)
•	revenues
•	income (before or after taxes)
•	profitability
•	cash flow, including free and distributed cash flow
•	cost savings under the Six Sigma discipline, or other cost savings or process improvement goals
•	capital expenditures
•	combined net worth
•	debt-to-equity ratio
•	stock or unit price or price appreciation
•	employee turnover or retention
•	environmental considerations
•	safety
•	reliability
•	training
•	compliance
•	workforce or customer diversity
•	employee and/or customer satisfaction or engagement
•	corporate social responsibility
•	receipt of regulatory or regulatory body approval
•	supplier diversity

Performance grants may be paid in cash or stock, or both. The CGN Committee may exercise negative discretion to reduce the amount that would otherwise be payable under a performance grant based on achievement of the performance goals. The aggregate maximum amount payable as a performance grant to any participant in any year cannot exceed 0.5% of Dominion’s consolidated operating income, before taxes and interest. The CGN Committee must make performance grants prior to the earlier of the 90th day of the performance period to which the performance grant relates or the completion of 25% of the period.

Restricted Stock Awards. Restricted stock awards are shares of our common stock that are subject to vesting and other terms and conditions as imposed by the CGN Committee and are nontransferable during the vesting period. The minimum vesting period applicable to any restricted stock award that is not subject to performance-vesting conditions is three years from the date of grant, provided that up to 2.5 million restricted shares and restricted stock units may be issued under the 2014 ICP with a shorter vesting period. The minimum vesting period for a restricted stock award that is subject to performance-vesting conditions is one year from the date of grant. The CGN Committee may provide for the accelerated vesting of all or a portion of the restricted stock awards upon any events as it deems appropriate, including the participant’s death or disability or the occurrence of a change in control. Unless otherwise provided by the CGN Committee, a participant is entitled to receive any dividends with respect to restricted stock awards on the same basis as the company’s other shareholders.

Restricted Stock Units. Restricted stock units (RSUs) are rights to receive shares of our common stock that are subject to vesting and other terms and conditions as imposed by the CGN Committee. The minimum vesting period applicable to any RSU award that is not subject to performance-vesting conditions is three years from the date of grant, provided that up to 2.5 million restricted shares and RSUs may be issued under the 2014 ICP with a shorter vesting period. The minimum vesting period for an RSU award that is subject to performance-vesting conditions is one year from the date of grant. The CGN Committee may provide for the accelerated vesting of all or a portion of the RSU awards upon any events as it deems appropriate, including the participant’s death or disability or the occurrence of a change in control. The CGN Committee may grant dividend equivalents with respect to an RSU award in its discretion and subject to the terms and conditions that the committee imposes. RSUs may be paid in cash in lieu of shares.

Goal-Based Stock Awards. Goal-based stock awards are rights to receive shares of our common stock that are earned over the course of a performance period and are subject to the achievement of performance goals, as defined in the Performance Grant section above. Shares are not issued pursuant to an award unless and until the CGN Committee certifies that the performance goals (and any other terms and conditions with respect to the award) have been met. The minimum performance period for a goal-based stock award is one year from the date of grant, provided that the CGN Committee may provide for the accelerated vesting of all or a portion of the goal-based stock awards upon any events as it deems appropriate, including the participant’s death or disability or the occurrence of a change in control. The CGN Committee may grant dividend equivalents with respect to a goal-based stock award in its discretion and subject to any terms and conditions that the committee imposes, provided that dividend equivalents will be paid only if and to the extent the underlying performance goals are achieved.

Stock Options. Stock options are rights to purchase shares of our common stock during a fixed period at a fixed price, subject to vesting and other terms and conditions as imposed by the CGN Committee. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the grant date. Fair market value for purposes of the 2014 ICP is the closing price of our common stock on the grant date as reported by the financial reporting service selected by the company. Stock options may be either incentive stock options or nonstatutory stock options. Incentive stock options are subject to additional limitations under the Code. Stock options cannot be exercised after eight years from the date granted. Upon exercise, participants may pay the exercise price by delivering cash or by any other method of payment approved by the CGN Committee.

Stock Appreciation Rights. SARs are rights to receive the spread value between the fair market value of a share of our common stock on the date of grant and the fair market value of our common stock on the exercise or surrender date, subject to vesting terms and other terms and conditions as may be set by the CGN Committee. SARs may be granted in tandem on all or any part of a stock option or granted separately. SARs may be paid in shares of our common stock or cash, or both. SARs cannot be exercised after eight years from the date granted.

Transferability of Awards

Participants generally may not sell, transfer or pledge their interest in awards under the 2014 ICP, provided that certain transfers for estate planning purposes may be permitted under the terms of an award, subject to any terms and conditions imposed by the CGN Committee.

Termination and Amendment

If approved by the shareholders, the 2014 ICP will become effective May 7, 2014, and will terminate at the close of business on the day immediately following Dominion’s 2024 Annual Meeting, unless the Board terminates it prior to that date. The Board may amend or terminate the 2014 ICP and awards thereunder in its discretion, provided that, except to the extent otherwise provided in the 2014 ICP, any amendments to outstanding awards that materially adversely affect a participant’s rights under the award are not permitted without the participant’s consent, and any amendments to the 2014 ICP that would (i) increase the number of Dominion shares reserved and available for issuance; (ii) materially change or affect the classes of individuals who are eligible to participate; or (iii) materially change the benefits that participants may receive under the 2014 ICP are not permitted without shareholder approval.

Treatment of Outstanding Awards upon a Change in Control

Unless otherwise provided by the terms of an award, in the event of a change in control of Dominion where Dominion is not the surviving entity, and if the successor to Dominion (or a parent thereof) does not agree to continue and assume the award following the change in control, then any outstanding awards under the 2014 ICP will be accelerated and paid as of the date of the change in control. If the award is performance-based, then any payment under the award will be based on the actual performance achieved to the date of the change in control. The CGN Committee may provide for the settlement in cash of any unexercised stock options based on the spread value of the award as of the change in control date. Treatment of awards in other types of changes in control will be determined based on the terms of the award.

New Plan Benefits

No awards have been granted under the 2014 ICP as of the date of this Proxy Statement. If approved by the shareholders, future awards under the 2014 ICP will depend on the CGN Committee’s actions and the value of those awards will depend on the fair market value of our common stock at various future dates, as well as other variables that are not known to us at this time. Therefore it is not possible for us to determine the benefits that may be received by executive officers and other service providers under the 2014 ICP.

Federal Income Tax Consequences

This is a summary of the principal federal income tax consequences of the 2014 ICP as of the date of this Proxy Statement. All other tax consequences, including federal excise, employment, gift and estate tax consequences, and all state, local and foreign tax consequences, are not addressed here. Federal income tax laws are subject to change at any time. A participant in the 2014 ICP should consult his or her own tax advisors regarding the potential tax consequences to him or her of any award under the 2014 ICP.

A participant will generally not recognize any income for federal income tax purposes when granted an award under the 2014 ICP, unless the participant makes a valid election under Section 83(b) of the Code with respect to a restricted stock award. If the participant makes an election, the participant will be treated as having recognized ordinary income equal to the fair market value of all or a portion of the shares subject to the award (as elected by the participant), determined based on the closing price of our common stock as of the grant date, and will not recognize any additional income if and when the award vests or the restrictions on the award otherwise lapse.

Unless the participant has made the election under Section 83(b) of the Code, upon vesting in shares of restricted stock, the participant will recognize ordinary income equal to the fair market value of the shares on the vesting date, based on the closing price of our common stock on that date. A participant will also generally recognize ordinary income equal to the amount of cash or the fair market value of any shares of stock that are paid or issued to the participant under the terms of a performance grant, restricted stock unit award or goal-based stock award, at the time when the payment is received.

Upon exercise of a nonstatutory stock option, the participant will generally recognize ordinary income equal to the spread value of the option on the date of exercise, meaning the aggregate excess of the fair market value of the shares exercised over the exercise price paid for the shares. No income is received for federal income tax purposes when an incentive stock option is exercised, unless the participant is subject to the alternative minimum tax (AMT). Subject to the application of AMT, if a participant disposes of shares acquired upon exercise of an incentive stock option prior to expiration of the applicable holding period (which is the later of one year after the date of exercise or two years after the date of grant), he or she will generally recognize ordinary income upon the disposition equal to the lesser of the spread value of the option on the date of exercise or the excess of the fair market value of the shares on the disposition date over the price paid for the shares, and any remaining income will be capital gain. The exercise or settlement of a SAR is generally treated the same for federal income tax purposes as the exercise of a nonstatutory option.

If the participant is an employee, the company will generally be required to withhold federal income taxes at the time the employee recognizes ordinary income in connection with an award. The employee is responsible for making arrangements satisfactory to the company to pay the applicable withholding taxes, and the company may withhold payment under an award until arrangements have been made.

The company will also usually be entitled to a business expense deduction at the time and in the amount that the participant recognizes ordinary income in connection with an award. No deduction is allowed in connection with an incentive stock option unless the participant disposes of the shares prior to expiration of the applicable withholding period. In addition, there may be circumstances in which the company is not allowed a deduction with respect to an award, due to the application of the golden parachute rules under Section 280G of the Code or the $1 million compensation deduction limitation under Section 162(m) of the Code.

Furthermore, there may be circumstances under which a participant is required to recognize ordinary income in connection with an award at a time that is earlier than the times described above, due to application of the tax doctrines of constructive receipt or assignment of income or a violation of the nonqualified deferred compensation rules under Section 409A of the Code. If an award violates Section 409A of the Code, the participant will also generally owe additional federal income taxes (on top of his or her ordinary federal income taxes) with respect to the award. To avoid a violation of Section 409A, the company may impose certain restrictions on awards under the 2014 ICP, including a six-month payment delay following separation from service for a participant who is one of the company’s top-paid officers or who otherwise qualifies as a “specified employee” for purposes of Section 409A.

SUMMARY

Equity awards are an integral part of our executive compensation program and are critical to maintaining an appropriate mix of cash and equity compensation. Approval of the 2014 ICP would allow a continuation of the current design of our executive compensation program.

Your Board of Directors recommends that you vote FOR the 2014 Incentive Compensation Plan.

Shareholder Proposals

Dominion has been notified that shareholders or their representatives intend to present the following proposals for consideration at the 2014 Annual Meeting. We are presenting the proposals and supporting statements as they were submitted to us by the proponents. We do not necessarily agree with all of the statements contained in the proposals and the supporting statements, but we have limited our responses to the most important points and have not attempted to address all the statements with which we disagree. The name, address and share ownership of each proponent will be furnished to any shareholder upon oral or written request. We recommend a vote against each of these proposals for the reasons set forth in each opposing statement.

ITEM 5 — EXECUTIVES TO RETAIN SIGNIFICANT STOCK

Proposal 5 — Executives to Retain Significant Stock

Resolved: Shareholders urge that our executive pay committee adopt a policy requiring senior executives to retain a significant percentage of shares acquired through equity pay programs until reaching normal retirement age and to report to shareholders regarding the policy before our Company’s next annual meeting. For the purpose of this policy, normal retirement age would be an age of at least 60 and determined by our executive pay committee. Shareholders recommend that the committee adopt a share retention percentage requirement of 50% of net after-tax shares.

This single unified policy shall prohibit hedging transactions for shares subject to this policy which are not sales but reduce the risk of loss to the executive. Otherwise our directors would be able to avoid the impact of this proposal. This policy shall supplement any other share ownership requirements that have been established for senior executives, and should be implemented so as not to violate our Company’s existing contractual obligations or the terms of any pay or benefit plan currently in effect.

Requiring senior executives to hold a significant portion of stock obtained through executive pay plans would focus our executives on our company’s long-term success. A Conference Board Task Force report stated that hold-to-retirement requirements give executives “an ever-growing incentive to focus on long-term stock price performance.”

This proposal should also be more favorably evaluated due to our Company’s clearly improvable environmental, social and corporate governance performance as reported in 2013:

GMI Ratings, an independent investment research firm, rated our company D in accounting. Not one audit committee member had substantial industry knowledge and not one independent director had expertise in risk management. Forensic accounting ratios related to revenue recognition had extreme values either relative to industry peers or to our company’s own history. GMI said Dominion Resources had a higher accounting and governance risk than 98% of companies and had a higher shareholder class action litigation risk than 99% of all rated companies.

In regard to executive pay Thomas Farrell received $12 million, had 28-years of pension credits, had excessive perks and could potentially get a lucrative golden parachute. Unvested equity pay would not lapse upon CEO termination. Our company did not link environmental or social performance to its incentive pay policies.

Dominion Resources had overboarded directors. James Ellis was on 4 corporate boards and Robert Spilman, a CEO, was on 3 boards and was also on our audit committee. John Harris received by far our highest director negative vote.

Our company had come under investigation, or had been subject to fine, settlement or conviction as a result of its environmental practices. Our board did not have formal responsibility for strategic oversight of our company’s environmental practices. Dominion Resources was not a UN Global Compact signatory.

Returning to the core topic of this proposal from the context of our clearly improvable corporate performance, please vote to protect shareholder value:

Executives to Retain Significant Stock — Proposal 5

OPPOSING STATEMENT

The Board of Directors recommends that shareholders vote AGAINST this proposal.

Dominion is committed to compensation practices that promote a focus on the company’s long-term success and align the interests of our executives with those of our shareholders, customers and employees.

Under Dominion’s ownership guidelines, officers are required to own and retain significant amounts of Dominion stock during their careers which ensures that management maintains a personal stake in the company through significant equity investment. In addition, Dominion prohibits certain types of transactions related to Dominion stock, including owning derivative securities, hedging transactions, using margin accounts and pledging shares as collateral.

Dominion’s ownership requirements are generally more rigorous than those of our peers as evidenced in the following chart:

Ownership Target
Position	Value / # of Shares*
Chairman, President & Chief Executive Officer	8x salary / 145,000
Executive Vice President – Dominion	5x salary / 35,000
Senior Vice President – Dominion & Subsidiaries / President – Dominion Subsidiaries	4x salary / 20,000
Vice President – Dominion & Subsidiaries	3x salary / 10,000

*Targets are the lesser of the value or number of shares shown

At least annually, the CGN Committee reviews the share ownership guidelines and monitors compliance by executive officers, both individually and by the officer group as a whole. As of January 1, 2014, each NEO exceeded his share ownership target as shown below:

	Shares Owned and Counted Toward Target(1)	Share Ownership Target(2)
Thomas F. Farrell II	625,665	145,000
Mark F. McGettrick	176,423	35,000
David A. Christian	56,270	35,000
Paul D. Koonce	84,028	35,000
David A. Heacock	24,561	20,000

(1) Amounts in this column do not include shares of unvested restricted stock which are not counted toward ownership targets

(2) Share ownership target is the lesser of salary multiple or number of shares

For a full discussion on Dominion’s compensation practices, see the Dominion’s Executive Compensation Program and the Compensation Decision Making Process section of this Proxy Statement. We believe that our existing executive compensation program creates a strong incentive for our executives to create long-term shareholder value and does not need to be changed at this time.

Your Board of Directors recommends that you vote AGAINST this proposal.

ITEM 6 — REPORT ON THE FINANCIAL RISKS TO DOMINION POSED BY CLIMATE CHANGE

WHEREAS: The three most costly storms in Dominion’s operating history of more than 100 years, Hurricane Isabel, Hurricane Irene and the June 2012 derecho, have occurred in the last decade.

The consensus among climate scientists is that, without significant reduction of greenhouse gas emissions, climate change will continue to result in more severe and more frequent storms, among other effects. The 2013 report by the Intergovernmental Panel on Climate Change (IPCC) reinforced scientific certainty of these climate impacts to an unprecedented extent. The report found that human-caused “warming of the climate system is unequivocal.”(1) In addition to the problems these storms will cause for Dominion’s individual employees, shareholders and customers, they pose significant financial risk to the company.

Dominion’s restoration costs amounted to $128 million after Hurricane Isabel in 2003, $59 million after Hurricane Irene in 2011 and $42 million after the June 2012 derecho storm. With the addition of storms like Superstorm Sandy in October, Dominion’s restoration costs for major storm activity in 2012 totaled $81.6 million throughout the year.

Loss of power for customers also means lost sales for Dominion. Lost electricity sales after Hurricane Isabel, for instance, reduced operating earnings by 4 cents per share.

In addition to direct costs, storms also carry reputational risks for Dominion. After the derecho, more than 1 million customers of Dominion’s regulated electric utility division lost power, some for as long as a week. “Freak” storms like the derecho are expected to become more and more common as climate change progresses.

Because of the large risks that climate change carries with it, many companies are conducting internal assessments of business risks and opportunities posed by climate change and becoming more transparent by adding sections in their 10K, Annual Reports, website and other public statements on present and future risks.

The Board of Directors has the responsibility to share this type of information with shareholders.

Resolved: Shareholders request that within 6 months of the 2014 annual meeting, the Board of Directors provide a report to shareholders, prepared at reasonable cost and omitting proprietary information, describing the financial risks to Dominion Resources posed by climate change and resulting impacts on share value, specifically including the impact of more frequent and more intense storms, as well as any actions the Board plans to address these risks.

(1)	http://www.ipcc.ch/report/ar5/wg1/

OPPOSING STATEMENT

The Board of Directors recommends that shareholders vote AGAINST this proposal.

Dominion is committed to being a good environmental steward with an ongoing objective to provide reliable, affordable energy for its customers while being environmentally responsible. Dominion has an integrated voluntary strategy for reducing overall greenhouse gas emission intensity that is based on maintaining a diverse fuel mix, including nuclear, coal, gas, oil, hydro and renewable energy, investing in renewable energy projects and promoting energy conservation and efficiency efforts.

Dominion currently reports on our climate change strategy, including associated risks. Our annual report on Form 10-K and our quarterly reports on Form 10-Q filed with the SEC contain discussions regarding the material risks, including financial risks, that climate change and issues frequently associated with climate change, such as extreme weather event risk, pose for Dominion. These reports are available on our website at www.dom.com. We also publish an annual Citizenship & Sustainability Report (CSR) which discusses our climate change strategy. Our 2012-2013 CSR is available at www.dominioncsr.com.

Dominion has provided, and intends to continue to provide, appropriate disclosures to its investors regarding climate change and the risks it poses to Dominion. We believe that preparation of the requested report would be duplicative and an unnecessary waste of company resources.

Your Board of Directors recommends that you vote AGAINST this proposal.

ITEM 7 — REPORT ON METHANE EMISSIONS

WHEREAS:

Natural gas development has been publicized for its superior environmental profile; however, fugitive methane emissions in the oil and gas sector represent one of the most rapidly growing sources of anthropogenic methane emissions in the US, contributing 20 percent of short-term global warming impact. Dominion Resources relies heavily on natural gas in its business model and plans to substantially increase investment in natural gas assets. The promise of natural gas as a bridge fuel to a more sustainable energy future is under question, given the high short-term climate impact of methane emissions. The Intergovernmental Panel on Climate Change estimates that methane has 25 times more impact on temperature as CO2 over a 100 year period and 72 times more impact over a 20 year period.

Methane is the primary component of natural gas and is emitted across the value chain during production, processing, transmission, storage, and distribution. Emissions have not been tightly regulated, measured, monitored, mitigated, or disclosed, creating a risk to industry, operators, and environment alike. Studies from Cornell and the University of Colorado estimate highly varied methane leakage rates as a percentage of production, creating uncertainty and garnering attention from Forbes and The New York Times. The International Energy Agency highlights the risk of failing to implement best practice measurement and disclosure in its 2012 report “The Golden Age of Natural Gas.”

Dominion Resources currently operates one of the largest natural gas storage and transportation systems in the U.S. and is planning to expand significantly its natural gas power plant generation capacity. Methane leakage has a direct economic impact on Dominion Resources because lost gas is not available for sale and causes climate change and environmental impacts, whereas natural gas captured through control processes can be sold in the market, generating positive returns.

Methane emissions from natural gas pose a risk to shareholders’ investments and the company’s social license to operate. Dominion Resources has a responsibility to implement a program of measurement, mitigation, disclosure, and target setting. Some operations may currently incorporate best practice management; however, the risk of leaks at high growth or select geographies can negate best practices elsewhere. Without such a program, Dominion cannot quantify with any certainty, and thus minimize, the extent of risk to shareholders or the environment resulting from its methane emissions.

Measuring, mitigating and setting reduction targets for methane emissions could improve worker safety, maximize available energy resources, reduce economic waste, protect human health, and reduce environmental impacts. Upgrading production assets may also improve performance, making assets more robust and less susceptible to upsets and downtime.

RESOLVED:

Shareholders request that the Board of Directors publish a report for investors within 6 months of the 2014 annual meeting, at reasonable cost and omitting proprietary information, on how Dominion Resources is measuring, mitigating, setting reduction targets, and disclosing methane emissions.

OPPOSING STATEMENT

The Board of Directors recommends that shareholders vote AGAINST this proposal.

Dominion has a corporate sustainability goal to track methane emissions from gas transmission and storage businesses and to adopt best practices to reduce methane emissions. We currently report methane emissions to the U.S. Environmental Protection Agency (EPA) and provide public disclosures on our websites.

Dominion measures, calculates and reports emissions of greenhouse gases as required by the EPA under its Mandatory Reporting Rule. For our gas businesses, we report methane emissions in terms of CO2 equivalent under several subparts of the rule that specifically address methane releases associated with that activity. We also report methane emissions in terms of CO2 equivalent on a station-by-station basis for our electric generation fleet.

In 2011, Dominion set preliminary sustainability goals, one of which is to track methane emissions from our gas transmission and storage businesses, and adopt best practices to reduce methane emissions. Information on this goal can be found at www.dominioncsr.com/performance/sustainability_scorecard.php. In support of that goal, Dominion Transmission, Inc. participates in the EPA’s Natural Gas STAR Program and in 2012, completed data collection and submitted the data to EPA’s Natural Gas STAR program. The Natural Gas STAR Program is a flexible, voluntary partnership that encourages oil and natural gas companies to adopt cost-effective technologies and practices that improve operational efficiency and reduce emissions of methane. Dominion Transmission, Inc., a subsidiary of Dominion, became a partner in the Natural Gas STAR program in August 2011.

Dominion has provided, and intends to continue to provide, appropriate disclosures to its investors regarding methane emissions. We believe that preparation of the requested report would be duplicative and an unnecessary waste of company resources.

Your Board of Directors recommends that you vote AGAINST this proposal.

ITEM 8 — REPORT ON LOBBYING

Whereas, corporate lobbying exposes our company to risks that could adversely affect Dominion’s stated goals, objectives, and ultimately shareholder value, and

Whereas, we rely on the information provided by our company to evaluate goals and objectives, and we, therefore, have a strong interest in full disclosure of our company’s lobbying to assess whether Dominion’s lobbying is consistent with its expressed goals and in the best interests of shareholders and long-term value.

Resolved, the shareholders of Dominion Resources (“Dominion”) request the Board authorize the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Dominion used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Dominion’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of the decision making process and oversight by management and the Board for making payments described in section 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Dominion is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on Dominion’s website.

SUPPORTING STATEMENT

Dominion discloses portions of trade association payments used for lobbying on its website but also states the disclosure does “not include amounts for which the trade association directly pays tax on the portion that is not deductible.” Shareholders have no way to know if Dominion is making additional payments that are used to lobby but not disclosed. Dominion lists membership in the Chamber of Commerce, which is characterized as “by far the most muscular business lobby group in Washington” (“Chamber of Secrets,” Economist, April 21, 2012), having spent more than $1 billion on lobbying since 1998.

Dominion spent approximately $3.54 million in 2011 and 2012 on direct federal lobbying activities (opensecrets.org). These figures do not include state lobbying expenditures, where Dominion has drawn attention for its lobbying (“HB 129, the Solar Bill, Killed by Virginia’s utilities,” The Examiner, March 2, 2012). Dominion does not disclose membership in or contributions to tax-exempt organizations that write and endorse model legislation, such as Dominion’s service on the Energy, Environment and Agriculture Task Force of the American Legislative Exchange Council (ALEC). At least 50 companies, including Entergy and EnergySolutions, have publicly left ALEC because their business objectives and values did not align with ALEC’s activities.

OPPOSING STATEMENT

The Board of Directors recommends that shareholders vote AGAINST this proposal.

Dominion believes that participation in the legislative, regulatory and political processes at all levels of government is vital to our business and to our shareholders. Dominion actively participates in the political process to help shape policies that advance our business strategies and goals, promote effective public and government relations, and serve the interests of key stakeholder groups. By engaging with elected officials, regulators, community and business leaders, and environmental and safety agencies, among others, we strive to conduct our business as transparently as possible to help build public trust and form mutually beneficial, lasting partnerships.

Dominion discloses comprehensive information regarding its participation in the political process and its political contributions and lobbying expenses on its website at www.dom.com/investors/corporate-governance/political-contributions.jsp. Since 2009, Dominion has published a report on its website that identifies corporate political contributions to 527 organizations. The report also discloses the lobbying portion of dues and payments to trade associations if Dominion made payments of $50,000 or more to the association and if that association informs Dominion that a portion of its dues was used for lobbying. Dominion’s website also discusses reasons that Dominion participates in lobbying activities, selection and engagement of lobbyists, and oversight of lobbying activities.

The site also provides links to access Dominion’s federal Lobbying Disclosure Act Registration and Reports. Dominion fully complies with all federal and state lobbying registration and disclosure requirements, which include filing all required reports with Congress and with the applicable state agencies. These reports detail the particular bills and issues on which individual lobbyists had activity, as well as the total lobbying expense each quarter.

For the past two years, Dominion’s political contribution disclosure has been evaluated by the Center for Political Accountability (CPA). For 2012 and 2013, the CPA-Zicklin Index of Corporate Political Accountability and Disclosure examined the top 200 S&P 500 companies’ policies and practices related to corporate political spending as published on their corporate websites. Dominion’s disclosure score tied for 13th in 2013, up from tied for 20th in 2012. This report is available online at www.politicalaccountability.net/ht/a/GetDocumentAction/i/8047.

Dominion intends to continue to provide appropriate information and disclosures to its investors concerning its lobbying activities. We believe that preparation of the requested report would be duplicative and an unnecessary waste of company resources.

Your Board of Directors recommends that you vote AGAINST this proposal.

ITEM 9 — REPORT ON ENVIRONMENTAL AND CLIMATE CHANGE IMPACTS OF BIOMASS

WHEREAS,

The latest report from the Intergovernmental Panel on Climate Change affirms that atmospheric greenhouse gas concentrations are the highest in 800,000 years, and a National Academy of Sciences report has warned “each additional ton of greenhouse gases emitted commits us to further [climate] change and greater risks”;

Dominion is increasing its biopower holdings with conversion of the Hopewell, Altavista, and Southampton coal plants to biomass (~153 MW) and up to 60 MW co-firing wood at the Virginia Hybrid Energy Center, alongside the existing 83 MW Pittsylvania plant. Greenhouse gas emissions from wood burned at these facilities will be millions of tons per year. Dominion projects that in 2020, wood-burning in power plants will provide about 75% of the renewable power generated by the Company, while wind will provide 0% and solar 3%;1

Dominion has acknowledged in testimony before the Virginia State Corporation Commission (SCC) that biomass power plants actually emit more carbon dioxide (CO2) per megawatt-hour than coal-fired power plants, on a day-to-day basis;2

Economic viability for the three coal-to-biomass conversions depends on a regulatory assumption of carbon neutrality, without which Dominion has stated that the net present value of operation is less than if the plants continued to burn coal;3

The Environmental Protection Agency (EPA) panel convened to advise on regulation of biogenic CO2 under the Clean Air Act concluded that biomass, including forest residues (the purported fuel for Altavista, Hopewell, and Southampton), cannot be presumed automatically carbon neutral,4 and

Public policies and regulations addressing climate change may negatively affect Dominion’s biopower investments. A Federal Court found EPA’s deferral of biogenic CO2 regulation under the Clean Air Act illegal, and EPA’s deferral of regulation in any case lapses in 2014. New policy developments may threaten continued subsidies for biopower as renewable energy; legislation has been introduced in Maryland and Washington, DC that would eliminate certain renewable energy subsidies for Dominion’s bioenergy holdings.

RESOLVED: Shareholders request that the Board of Directors prepare a report by November 1, 2014, at reasonable cost and excluding proprietary information, evaluating the environmental and climate change impacts of the company using biomass as a key renewable energy and climate mitigation strategy, including an assessment of risks to the company’s finances and operations posed by emerging public policies on biomass energy and climate change.

Supporting Statement: Among other things, the report should consider the impact that potential State or federal rejection of “carbon neutral” status for particular biomass energy facilities, fuel sources or categories of operations could have on subsidies, permitting processes, or existing facilities.

[1]	Dominion Virginia Power Annual Report to SCC on Renewable Energy, Nov. 1, 2012.
[2]	SCC Case No. PUE-2011-00073. Vol. III 01-12-2011.

3 Id. Direct Testimony of Glenn A. Kelly, Director of Generation System Planning for Dominion. Vol. II 06-27-2011, p. 13, Figure 7.

4 “Science Advisory Board Review of EPA’s Accounting Framework for Biogenic CO2 Emissions from Stationary Sources”, September 2011.

OPPOSING STATEMENT

The Board of Directors recommends that shareholders vote AGAINST this proposal.

Dominion takes its responsibility for environmental stewardship seriously and is committed to using and developing renewable energy sources to help meet the current and future energy demands of its customers. We expect renewable energy will be an important component of a diverse and reliable energy mix for Dominion, and we continue to prudently seek and invest in reasonable-cost renewable sources. Renewables are part of a balanced approach, a balance that is necessary to protect the environment, keep rates low and reliability high, and support economic growth across the Commonwealth of Virginia.

We are committed to meeting Virginia’s voluntary goal of 15 percent of base-year electricity sales coming from renewable energy sources by 2025 and North Carolina’s mandatory renewable standard of 12.5 percent by 2021. The Virginia State Corporation Commission has determined that biomass energy resources qualify in meeting its renewable portfolio standards goals.

Under Virginia and North Carolina laws, we are required to develop and file an integrated resource plan annually with the objective of identifying the mix of resources necessary to meet future energy needs efficiently and reliably at the lowest reasonable cost while considering the uncertainties related to current and future regulations. We are also required by Virginia law to file a report annually on our efforts to meet the renewable portfolio standards goal of 15 percent discussed above, our generation of renewable energy and the advances in renewable generation technology that affect our activities. Both of these reports utilize a balanced approach that includes biomass generation and links to both of these reports may be found at www.dom.com and may also be accessed through the Virginia State Corporation Commission’s website. Through both of these reports and disclosure on our website, we keep our customers, shareholders and stakeholders informed of Dominion’s approach and commitment to renewable energy, which includes biomass.

In order to build biomass plants or convert plants to biomass, Dominion must receive necessary state approvals and obtain certificates of public convenience and necessity from the appropriate state commissions. As part of this process, Dominion presents testimony and evidence detailing the analysis undertaken in deciding to move forward with its plans. This analysis includes economic studies, environmental review, and feasibility and engineering design studies. These filings are available publically on the Virginia State Corporation Commission’s website.

The regulatory review and approval process for our biomass generation facilities and the reports on file with the North Carolina Utilities Commission and the Virginia State Corporation Commission and disclosures on our website keep our customers, shareholders and stakeholders informed of Dominion’s renewable energy strategy, which includes biomass. We believe that preparation of the requested report would be duplicative and an unnecessary waste of company resources.

Your Board of Directors recommends that you vote AGAINST this proposal.

ITEM 10 — ADOPT QUANTITATIVE GOALS FOR REDUCING GREENHOUSE GAS EMISSIONS

Whereas: The economic, business and societal impacts of climate change are of paramount importance to investors.

According to the National Oceanic and Atmospheric Administration (NOAA), 2012 marked the 36th consecutive year when global temperature was above average.

All twelve years in the 21st century rank among the warmest in the 133-year period of record. On May 9, 2013, NOAA reported atmospheric levels of carbon dioxide (CO2) had reached 400 parts per million (ppm), nearly 22 ppm above average levels one decade ago and well above the 350 ppm level to which scientists believe we must return in order to avoid severe consequences of climate change.

Climate scientists have long predicted that rising levels of atmospheric CO2 will cause an increase in extreme weather events, rising sea levels, and changes in agricultural production. In 2011, the US experienced 14 extreme weather events with losses exceeding $1 billion each. In 2012, there were 11 such events resulting in an estimated $110 billion in total damages and 377 fatalities. Superstorm Sandy alone caused losses projected at more than $65 billion. Drought in the U.S. Midwest in 2012 affected 80 percent of agricultural land, particularly corn and soybean production, costing approximately $30 billion.

The Intergovernmental Panel on Climate Change (IPCC), the world’s leading scientific authority on climate change, estimates that a 50 percent reduction in greenhouse gas (GHG) emissions globally is needed by 2050 (relative to 1990 levels) to stabilize global temperatures and mitigate the worst impacts of climate change. This entails a U.S. target reduction of 80 percent.

Pressure is mounting to address climate change. In May 2013, President Obama laid out a climate action plan. Students at more than 300 campuses are asking their colleges to divest fossil-fuel stocks from their endowments. An August 2012 Washington Post-Kaiser Family Foundation Poll showed 74 percent of adults think the federal government should regulate GHG emissions. Over 500 businesses, including General Motors, Microsoft, and Nike, signed a climate declaration that states “Tackling climate change is one of America’s greatest economic opportunities of the 21st century.”

Major investors are seeking evidence that companies are managing climate risk. Investors with $87 trillion in assets have supported a request to 5,000 companies for disclosure of carbon emissions, reduction goals, and climate change strategies. A majority of the Fortune 100 and two-thirds of the Global 100 companies have GHG emissions reduction commitments, renewable energy commitments, or both. These goals enable companies to reduce costs, build resilient supply chains, manage operational and reputational risk, and create new products and services.

Dominion Resources, Inc. has not publicly disclosed any quantitative goals for reducing its GHG emissions.

Resolved: Shareholders request that the Board of Directors adopt quantitative goals, taking into account International Panel on Climate Change guidance, for reducing total greenhouse-gas emissions from Dominion Resources Inc.’s products and operations. At reasonable cost and omitting proprietary information, the company should report by the end of 2014 on its plans to achieve these goals.

OPPOSING STATEMENT

The Board of Directors recommends that shareholders vote AGAINST this proposal.

Dominion is committed to being a good environmental steward with an ongoing objective to provide reliable, affordable energy for its customers while being environmentally responsible. Dominion has an integrated voluntary strategy for reducing overall greenhouse gas emission intensity that is based on maintaining a diverse fuel mix, including nuclear, coal, gas, oil, hydro and renewable energy, investing in renewable energy projects and promoting energy conservation and efficiency efforts.

Dominion’s CSR provides comprehensive information on our efforts to minimize greenhouse gas emission intensity. Included in this report is detailed information with respect to greenhouse gas emissions at our facilities as reported to the EPA in accordance with its Mandatory Greenhouse Gas Reporting rule. This information is also available on our website at www.dom.com/about/environment/report/co2-emissions.jsp and is also available at EPA’s website at www.epa.gov/climate/ghgreporting/ghgdata/reported/index.html.

Additionally, Dominion is committed to meeting Virginia’s voluntary goal of 15 percent of base-year electricity sales coming from renewable energy sources by 2025 and North Carolina’s mandatory renewable standard of 12.5 percent by 2021. These efforts have the effect of reducing our greenhouse gas emissions. Dominion also purchases renewable energy certificates, as permitted by each renewable portfolio standard (RPS) program to help meet any annual requirement needs as well as fund renewable energy research and development initiatives at Virginia institutions of higher education. Dominion continues to explore opportunities to develop new renewable facilities, the energy attributes of which would potentially qualify for inclusion in RPS programs. Dominion is required by Virginia law to file a report annually on its efforts to meet these goals, its generation of renewable energy and the advances in renewable generation technology that affect its activities. This report may be found at www.dom.com and may also be accessed through the Virginia State Corporation Commission’s website.

Dominion’s integrated strategy to reduce the carbon intensity of our generating activities and its publicly available reports on these efforts accomplish the primary objective of the proposal, rendering the adoption of the proposed resolution by shareholders unnecessary.

Your Board of Directors recommends that you vote AGAINST this proposal.

WWW.DOM.COM

2013 Annual Report on Form 10-K

You may request, without charge, a copy of Dominion's 2013 Form 10-K, excluding exhibits, by:

Writing:

Emailing:

Shareholder.Services@dom.com

Calling:

1.800.552.4034

Or, you may view our Form 10-K on our website at **www.dom.com**.

Filed pursuant to Instruction 3 of Schedule 14A, Item 10

DOMINION RESOURCES, INC.

2014 INCENTIVE COMPENSATION PLAN

Effective May 7, 2014

1.    Purpose. To support a pay-for-performance compensation program, this Dominion Resources, Inc. 2014 Incentive Compensation Plan (the “Plan”) is the primary component that ties compensation to the long-term performance of Dominion Resources, Inc. (“Dominion”). The Plan seeks to further the long-term stability and financial success of Dominion by attracting and retaining employees and other service providers through the use of cash and stock incentives; rewarding employees and other service providers for the achievement of certain performance goals that may be attached to the incentives; and further aligning the interests of employees and other service providers with those of Dominion and its shareholders. The Plan also provides the platform for the payment of annual incentive compensation that is tax deductible.

2.    Effect on Prior Plan. The Plan replaces the Dominion Resources, Inc. 2005 Incentive Compensation Plan (the “Prior Plan”). Upon the effective date of the Plan (as provided in Section 16), the Prior Plan shall terminate and no further awards shall be made under the Prior Plan. Existing awards under the Prior Plan as of the date of the Prior Plan’s termination will continue in effect in accordance with their terms.

3.    Definitions. As used in the Plan, the following terms have the meanings indicated:

(a) “Act” means the Securities Exchange Act of 1934, as amended.

(b) “Applicable Withholding Taxes” means the aggregate amount of federal, state and local income and payroll taxes that an Employer is required to withhold in connection with any Incentive Award.

(c) “Beneficiary” means the individual, individuals, entity, entities or the estate of a Participant entitled to receive the amounts payable under an Incentive Award, if any, upon the Participant’s death.

(d) “Change of Control” means the occurrence of any of the following events:

(i) any person (other than those persons in control of Dominion as of the effective date of the Plan, or other than a trustee or other fiduciary holding securities under an employee benefit plan of Dominion or any Dominion Company), including a “group” as defined in Section 13(d)(3) of the Act, becomes the owner or beneficial owner (as defined in Rule 13d-3 under the Act), directly or indirectly, of Dominion securities having 20% or more of the combined voting power of the then outstanding Dominion securities that may be cast for the election of Dominion’s directors (the “Outstanding Voting Power”),

1

other than as a result of an issuance of securities initiated by Dominion, or open market purchases approved by the Dominion Board (as long as the majority of the Dominion Board approving the purchases is also the majority at the time the purchases are made), or a Business Combination described in clause (iii) below which does not constitute a Change of Control thereunder;

(ii) the persons who were directors of Dominion as of the effective date of the Plan (the “Initial Directors”), or whose election to the Board or nomination for election by Dominion’s shareholders after the effective date of the Plan was approved by the majority of the Initial Directors then in office, cease to constitute a majority of the Dominion Board, or any successor’s board, within any two consecutive-year-period; provided that any director who was not a director of Dominion as of the effective date of the Plan but whose election to the Board or nomination for election by Dominion’s shareholders after the effective date of the Plan was approved by the majority of the Initial Directors then in office (including directors who are deemed to be Initial Directors by application of this proviso) shall be deemed Initial Directors for purposes hereof;

(iii) consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving Dominion or any Dominion Company, a sale or other disposition of all or substantially all of the assets of Dominion, or the acquisition of assets or stock of another entity by Dominion or any Dominion Company (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the owners or beneficial owners (as defined in Rule 13d-3 under the Act), directly or indirectly, of the Outstanding Voting Power immediately prior to such Business Combination are the owners or beneficial owners (as defined in Rule 13d-3 under the Act), directly or indirectly, of more than fifty percent (50%) of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Voting Power, and (2) a Change of Control is not triggered pursuant to clauses (i) or (ii) above;

(iv) A complete liquidation or dissolution of Dominion, in the context of a transaction that does not constitute a Change of Control of Dominion under clause (iii) above.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Compensation, Governance and Nominating Committee of the Dominion Board (or any successor Board committee designated by the Board to administer this plan), provided that, if any member of the Compensation, Governance and Nominating Committee does not qualify as both an outside director for purposes of Code section 162(m) and a non-employee director for purposes of Rule 16b-3 under the Act, the remaining members of the committee (but not less than two members) shall be constituted as a subcommittee to act as the Committee for purposes of the Plan.

2

(g) “Company Stock” means common stock of Dominion. In the event of a change in the capital structure of Dominion (as provided in Section 18), the shares resulting from the change shall be deemed to be Company Stock within the meaning of the Plan.

(h) “Date of Grant” means (i) with respect to an Option or Stock Appreciation Right, the date on which the Committee completes the corporate action necessary to create an offer of stock for sale to a Participant under the terms and conditions of, or to create a legally binding right constituting, the Option or Stock Appreciation Right; and (ii) with respect to an Incentive Award other than an Option or Stock Appreciation Right, the date on which the Committee grants the Incentive Award. With respect to any Incentive Award, the Committee may specify a future date on which the Incentive Award is to be granted or become effective.

(i) “Disability” or “Disabled” means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). With respect to an Incentive Award that provides for a deferral of compensation within the meaning of Code section 409A and that is payable under its terms on a Participant’s Disability, Disability shall have the meaning set forth in Code section 409A and the regulations thereunder. As to all other Incentive Awards, the Committee shall determine whether a Disability exists and the determination shall be conclusive.

(j) “Dominion” has the meaning set forth in Section 1 hereof.

(k) “Dominion Board” means the Board of Directors of Dominion.

(l) “Dominion Company” means any corporation or other entity in which Dominion owns stock or other equity possessing at least 50% of the combined voting power of all classes of stock or other equity or which is in a chain of corporations or other entities with Dominion in which stock or other equity possessing at least 50% of the combined voting power of all classes of stock or other equity is owned by one or more other corporations or other entities in the chain.

(m) “Employer” means, with respect to a Participant, Dominion or the Dominion Company that employs the Participant or for whom the Participants otherwise provides services.

(n) “Fair Market Value” means the closing price of a share of Company Stock on the New York Stock Exchange on the Date of Grant or any other date for which the value of Company Stock must be determined under the Plan, or if the determination date is not a trading day, on the most recent trading day immediately preceding the determination date.

3

(o) “Full Value Award” means an Incentive Award under the Plan that is payable in shares of Company Stock, other than an Option or SAR.

(p) “Goal-Based Stock” means an award to receive a target number of shares of Company Stock in the future subject to continued service and the achievement of Performance Goals or other performance objectives as provided in Section 10.

(q) “Grant Agreement” means a written or electronic agreement between Dominion and a Participant evidencing the terms of an Incentive Award. An Incentive Award shall not be deemed to have been made unless and until the Grant Agreement evidencing such award has been executed by the Participant; provided, however, the Committee may in its discretion waive the requirement that a Participant execute the Grant Agreement and treat the Participant’s acceptance of the award as his or her agreement to the terms of the Grant Agreement instead.

(r) “Incentive Award” means a Performance Grant or the award of Restricted Stock, Restricted Stock Units, Goal-Based Stock, Options or Stock Appreciation Rights under the Plan.

(s) “Incentive Stock Option” means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code section 422.

(t) “Nonstatutory Stock Option” means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

(v) “Option” means a right to purchase Company Stock during a fixed period of time and at a determinable exercise price, as provided in Section 11 of the Plan.

(w) “Participant” means any employee, officer, consultant or advisor of Dominion or a Dominion Company who receives an Incentive Award under the Plan.

(x) “Performance Criteria” means any of the following: total shareholder or unitholder return; book value; return on total or invested capital, equity, revenue or assets; earnings (before or after interest, taxes, deductions, depreciation and/or amortization, and including consolidated operating earnings); revenues; income (before or after taxes); profitability; cash flow, including free and distributed cash flow; cost savings under the Six Sigma discipline, or other cost savings or process improvement goals; capital expenditures; combined net worth; debt to equity ratio; stock or unit price or price appreciation; employee turnover or retention; environmental considerations; safety; reliability; training; compliance; workforce or customer diversity; employee and/or customer satisfaction or engagement; corporate social responsibility; receipt of regulatory or regulatory body approval; and supplier diversity. The financial metrics identified above can be measured on an as reported (GAAP), gross, net, operating, or

4

pension-adjusted basis, on a total or continuing basis, on an annual or cumulatively over a defined period of time basis, and can be measured on an absolute, relative, growth, per-share or per-unit basis. The metrics may be set on a consolidated basis or with respect to any segment, sector, subsidiary or affiliate (including any subsidiary or affiliate which is a publicly traded partnership), division, business unit or individual. The metrics may be measured including or excluding extraordinary items such as restructuring charges, casualty losses, insurance recoveries, and other one-time, non-recurring items. Any of these metrics also may be based on peer group or index comparisons.

(y) “Performance Goal” means an objectively determinable goal established by the Committee with respect to one or more Performance Criteria for a given Incentive Award.

(z) “Performance Grant” means an award to receive a target amount of cash in the future subject to continued service and the achievement of Performance Goals as provided in Section 6.

(aa) “Plan Year” means January 1 to December 31.

(bb) “Prior Plan” has the meaning set forth in Section 2 hereof.

(cc) “Qualifying Change of Control” means an event which meets the requirements for a Change of Control (as defined in Section 3(d) above) and which, in addition, constitutes a “change in control event” as defined in Treas. Regs. section 1.409A-3(i)(5)(i).

(dd) “Restricted Stock” means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 7.

(ee) “Restricted Stock Unit” means a right to receive a share of Common Stock or a cash amount equal to the Fair Market Value thereof in the future subject to continued service, as provided in Section 8.

(ff) “Separation from Service” means a Participant’s separation from service within the meaning of U.S. Treasury Regulation 1.409A-1(h), applying the default terms thereof.

(gg) “Stock Appreciation Right” or “SAR” means a right to receive an amount payable in cash or shares of Company Stock equal to the excess of the Fair Market Value of a share of Company Stock on the exercise or settlement date over the exercise or base price per share of the SAR as set forth in the Grant Agreement, as provided in Section 12.

(hh) “Surviving Entity” means Dominion if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities of Dominion immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the entity existing following the

5

merger, consolidation or similar transaction (or its parent). In all other cases, Surviving Entity means the other entity that merges or consolidates with or into Dominion, or with or into which Dominion merges or consolidates, and not Dominion. In making the determination of ownership by the shareholders of Dominion immediately after the merger, consolidation or similar transaction, equity securities which the shareholders owned immediately before the merger, consolidation or similar transaction as shareholders of another party to the transaction (other than a Dominion Company) shall be disregarded. Further, outstanding voting securities of an entity shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote.

(ii) “Taxable Year” means the fiscal period used by Dominion for reporting taxes on income under the Code.

4.    Share Reserve.

(a) Subject to Section 18 of the Plan, there shall be reserved for issuance under the Plan an aggregate of twenty five million (25,000,000) shares of Company Stock. Shares issued pursuant to a Full Value Award will count against the shares of Company Stock available for issuance under the Plan as 2 shares for every 1 share issued in connection with the Incentive Award. Shares of Company Stock reserved for issuance under the Plan may be authorized but unissued shares or treasury shares. No fractional shares of Company Stock shall be issued under the Plan and cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

(b) Up to twenty five million (25,000,000) shares of Company Stock reserved for issuance under the Plan may be issued upon the exercise of Options that qualify as Incentive Stock Options. No more than two million five hundred thousand (2,500,000) shares may be allocated to any share-denominated Incentive Awards, including the maximum amounts payable under a Goal-Based Stock award, that are granted to any individual Participant during any single Taxable Year. The aggregate maximum cash amount payable under the Plan under all Performance Grants or other cash-denominated awards granted under the Plan to any individual Participant during any single Taxable Year shall not exceed 0.5% of Dominion’s consolidated operating income, before taxes and interest, as reported on its annual financial statements for the prior Taxable Year.

(c) Shares of Company Stock allocable to Incentive Awards or portions thereof granted under the Plan that expire, are forfeited, or otherwise terminate unexercised shall not count against the share reserve under the Plan and may be reused for future Incentive Awards under the Plan. Any shares of Company Stock used to pay the exercise price of, or any withholding taxes with respect to, an Incentive Award shall count against the share reserve under the Plan. Stock-settled SARs shall count against the share reserve under the Plan based on the gross number of shares of Company Stock subject to the award (as opposed to the net number of shares of Company Stock actually issued under the award). The cash proceeds from the exercise of Options shall not be used to repurchase shares of Company Stock on the open market for reuse under the Plan.

6

(d) Any shares of Company Stock that are issued by Dominion, and any awards that are granted by, or become obligations of, Dominion, through the assumption by Dominion (or a Dominion Company) of, or in substitution for, outstanding awards previously granted by an acquired company (including a predecessor of the acquired company), or any direct or indirect parent thereof, in the case of persons that become employed by Dominion (or a Dominion Company) in connection with a business or asset acquisition or similar transaction, shall not be counted against the shares available for issuance under the Plan.

5. Eligibility. All present and future employees, officers, advisors and consultants of Dominion or a Dominion Company (whether now existing or hereafter created or acquired) whom the Committee determines to have contributed or who can be expected to contribute significantly to Dominion or a Dominion Company shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 19, to select eligible employees, officers, advisors and consultants to receive Incentive Awards and to determine for each employee, officer, advisor or consultant the nature and the terms and conditions of each Incentive Award. Members of the Board who are not employees of Dominion shall not be eligible to receive Incentive Awards under the Plan.

6. Performance Grants.

(a) The Committee may make Performance Grants to eligible employees of Dominion or a Dominion Company and Performance Grants may be limited to Participants whose compensation may be subject to the provisions of Code section 162(m). Each Performance Grant shall contain the Performance Goals for the award, including the Performance Criteria, the target and maximum amounts payable and any other terms and conditions as are applicable to the Performance Grant. The terms of a Performance Grant may be set forth in Dominion’s Annual Incentive Plan (AIP) or in any other plan or agreement that is identified by the Committee as containing the terms and conditions applicable to a Performance Grant. Each Performance Grant shall be granted and administered to comply with the requirements of Code section 162(m). In the event of any conflict between a Performance Grant and the Plan, the terms of the Plan shall govern.

(b) The Committee shall establish the Performance Criteria and Performance Goals for Performance Grants and the weighting of the Performance Goals. The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Performance Grant to Performance Grant and Plan Year to Plan Year. The Committee may increase, but not decrease, any Performance Goal during a Plan Year.

7

(c) The Committee shall establish for each Performance Grant the amount of cash or Company Stock payable at specified levels of achievement of the Performance Goals. Any Performance Grant shall be made not later than 90 days after the start of the period for which the Performance Grant relates and shall be made prior to the completion of 25% of the period. All determinations regarding the achievement of any Performance Goals will be made by the Committee. The Committee may not increase during a Plan Year the amount of cash or Common Stock that would otherwise be payable upon achievement of the Performance Goal or Goals but may reduce or eliminate the payments as provided in a Performance Grant.

(d) The payments to a Participant under a Performance Grant will be based on the level of achievement of the Performance Goal or Goals under the award. All calculations of payments shall be made by the Committee and the Committee shall certify in writing the extent, if any, to which the Performance Goals have been met.

(e) Performance Grants may be paid in cash, Company Stock or both, at the time or times as are provided in the Performance Grant. A Performance Grant payable in cash may allow a Participant to elect to receive a payment in Restricted Stock or RSUs with a greater Fair Market Value than the cash award, subject to such terms and conditions as the Committee may determine, as provided in Section 9 below. A Participant shall not have any rights as a shareholder with respect to a Performance Grant payable in shares of Company Stock unless and until the shares have been issued.

7. Restricted Stock.

(a) The Committee may grant Restricted Stock to eligible employees, officers, consultants or advisors of Dominion or a Dominion Company. Each award of Restricted Stock shall be evidenced by a Grant Agreement, which shall state the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. Restricted Stock may be awarded by the Committee in its discretion without cash consideration.

(b) The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the shares subject to the award shall vest and the restrictions on transferability of the shares shall lapse. The shares of Restricted Stock shall be nontransferable during the vesting period (and for such additional periods following the vesting period as may be provided for in the Grant Agreement), except as otherwise provided in Section 14. The minimum vesting period for an award of Restricted Stock which vests solely based on continued service and the passage of time shall be three (3) years from the Date of Grant of the award, with vesting occurring on a graded or cliff basis as determined by the Committee; provided that up to an aggregate maximum of 2,500,000 shares subject to Restricted Stock and Restricted Stock Unit awards may be issued under the Plan without regard to this limitation. The minimum vesting period for a an award of Restricted Stock which vests based on the achievement of Performance Goals or other performance objectives shall be one (1) year from the Date of Grant. Notwithstanding the foregoing, the Committee may in its discretion provide that all or a portion of the Restricted Stock award will vest and the restrictions on transferability lapse as a result of the Participant’s termination of employment or other

8

service due to death, Disability, or retirement, the involuntary or constructive termination of the Participant’s employment or other service without cause or the occurrence of a Change of Control. Restricted Stock awards shall be designed and administered consistent with the provisions of Section 6 to the extent that the award is intended to comply with the requirements of Code section 162(m).

(c) Upon the acceptance by a Participant of an award of Restricted Stock, the Participant shall, subject to the restrictions on transferability set forth in the Grant Agreement, have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote the shares of Restricted Stock and to receive any dividends or other distributions thereon, as provided herein. Unless the Grant Agreement provides otherwise, (i) any stock dividends or other distributions with respect to any outstanding shares of Restricted Stock shall be issued subject to the same vesting conditions and transferability restrictions as the underlying shares of Restricted Stock, and (ii) any cash dividends or other distributions with respect to any outstanding shares of Restricted Stock shall be paid to the Participant at the same time as dividends are paid to other shareholders of record.

(d) Upon issuance, Dominion shall direct its registrar and transfer agent to make a book entry for the shares of Restricted Stock and no certificates representing the shares of Restricted Stock shall be issuable until the shares have vested and any restrictions on transferability have lapsed or been removed.

8. Restricted Stock Units.

(a) The Committee may grant Restricted Stock Units to eligible employees, officers, consultants or advisors of Dominion or a Dominion Company. Each award of Restricted Stock Units shall be evidenced by a Grant Agreement, which shall state the number of Restricted Stock Units granted and the terms and conditions to which the Restricted Stock Units are subject.

(b) The Committee shall establish as to each award of Restricted Stock Units the terms and conditions upon which the award shall vest. The minimum vesting period for an award of Restricted Stock Units which vests solely based on continued service and the passage of time shall be three (3) years from the Date of Grant of the award, with vesting occurring on a graded or cliff basis as determined by the Committee; provided that up to an aggregate maximum of 2,500,000 shares subject to Restricted Stock and Restricted Stock Unit awards may be issued under the Plan without regard to this limitation. The minimum vesting period for a an award of Restricted Stock Units which vests based on the achievement of Performance Goals or other performance conditions shall be one (1) year from the Date of Grant. Notwithstanding the foregoing, the Committee may in its discretion provide that all or a portion of the Restricted Stock Units will vest and restrictions on transferability will lapse as a result of the Participant’s termination of employment or other service due to death, Disability, or retirement, the involuntary or constructive termination of the Participant’s employment or other service without cause or the occurrence of a Change of Control. Restricted Stock Unit awards shall be designed and administered consistent with the provisions of Section 6 to the extent that the award is intended to comply with the requirements of Code section 162(m).

9

(c) A Participant shall have no rights as a shareholder with respect to an award of Restricted Stock Units, unless and until shares of Company Stock are issued to the Participant in payment thereof. The Committee may provide in the Grant Agreement that an award of Restricted Stock Units shall be entitled to dividend equivalent rights. Unless otherwise provided in the Grant Agreement, dividend equivalents, if any, will be credited with respect to an award of Restricted Stock Units as follows: (i) in the case of a stock dividend or other distribution, by crediting the Participant with an additional number of Restricted Stock Units equal to the number of shares of Company Stock the Participant would have received in the dividend with respect to his or her Restricted Stock Units had the Restricted Stock Units been outstanding shares of Company Stock on the dividend payment date; and (ii) in the case of a cash dividend or other distribution, by crediting the Participant with an additional number of Restricted Stock Units equal to the quotient of (A) the aggregate cash amount the Participant would have received in the dividend with respect to his or her Restricted Stock Units had the Restricted Stock Units been outstanding shares of Company Stock on the dividend payment date, divided by (B) the Fair Market Value of a share of Company Stock on the dividend payment date, rounded down to the nearest whole share. Any additional Restricted Stock Units issued as dividend equivalents shall be subject to the same vesting and other terms and conditions as the underlying Restricted Stock Units.

(d) Restricted Stock Units shall be converted into an equivalent number of shares of Company Stock and paid to the Participant on the vesting date or such other date as may be provided for in the Grant Agreement; provided however, that the Committee may provide in the Grant Agreement for the payment of all or a portion of the Restricted Stock Units to be made in cash in lieu of shares of Company Stock, based on the Fair Market Value of a share of Company Stock on the applicable payment date.

9. Elective Restricted Stock and RSU Awards.

(a) To the extent authorized by the Committee, a Participant may elect to forego receipt of all or a portion of an annual cash incentive plan award and instead receive shares of Restricted Stock or Restricted Stock Units in place of the designated cash award. The Committee shall determine which cash incentive plan awards are eligible for this election and the type of award (Restricted Stock or RSUs) that a Participant may elect to receive with respect thereto. The Committee may coordinate eligibility for the election with any share ownership guidelines applicable to a Participant.

(b) To the extent this Section 9 applies, on the date the designated annual cash incentive award would otherwise be paid, Dominion shall issue shares of Restricted Stock or Restricted Stock Units to the Participant in an amount equal to a pre-designated percentage of the designated annual cash incentive award. The number of shares of Restricted Stock or number of Restricted Stock Units to be issued will be determined by dividing the applicable percentage of the annual cash incentive award by the Fair Market Value of a share of Company Stock as of the date on which the annual cash incentive award would otherwise have been paid, rounding down to the nearest whole share or unit.

10

(c) Any shares of Restricted Stock or any Restricted Stock Units issued in lieu of the annual cash incentive award as described herein shall be subject to such vesting and other terms and conditions as the Committee may determine. Unless the Committee provides otherwise, such shares of Restricted Stock and the Restricted Stock Units will cliff vest, the restrictions on transferability of such shares of Restricted Stock will lapse, and the Restricted Stock Units shall be converted into shares of Company Stock on the earliest of (i) the third anniversary of the Date of Grant of the Restricted Stock or Restricted Stock Unit award, (ii) the date of the Participant’s termination of employment or other service due to the Participant’s death or Disability; or (iii) upon a Change of Control (or, if necessary to comply with Code section 409A, a Qualifying Change of Control).

(d) The Committee may provide for additional shares of Restricted Stock or additional Restricted Stock Units to be issued to a Participant who makes the election described herein to compensate for any additional risk of forfeiture to which the applicable portion of the Participant’s annual cash incentive award is subject as a result of making the above-described election. The Committee shall have sole discretion to determine the number of additional shares of Restricted Stock or additional Restricted Stock Units to be issued, if any. The election procedures and other terms and conditions of the arrangement described herein shall be designed and operated in a manner designed to comply with Code section 409A.

10. Goal-Based Stock.

(a) The Committee may grant Goal-Based Stock awards to eligible employees, officers, consultants and advisors of Dominion or a Dominion Company. Each Goal-Based Stock award shall be evidenced by a Grant Agreement, which shall state the target number of shares of Goal-Based Stock and the Performance Goals or other performance objectives and other terms and conditions to which the Goal-Based Stock award is subject.

(b) The Committee shall establish the performance period for an award of Goal-Based Stock, the target, minimum and/or maximum number of shares of Company Stock payable under the award at different levels of performance, and the Performance Goals or other performance objectives on which the vesting and payment of the shares will be based. The minimum performance period for an award of Goal-Based Stock shall be one (1) year; provided, however, that the Committee may in its discretion provide that the performance period may end earlier as a result of the Participant’s termination of employment or other service due to death, Disability, or retirement, the involuntary or constructive termination of the Participant’s employment or other service without cause or the occurrence of a Change of Control. Goal-Based Stock awards shall be designed and administered consistent with the provisions of Section 6 to the extent that the award is intended to comply with the requirements of Code section 162(m).

11

(c) After the end of the performance period and subject to the certification of the performance results by the Committee, the number of shares of Company Stock that have been earned under the award pursuant to the terms of the Grant Agreement shall be issued to the Participant. The issued shares may be subject to additional service-based vesting conditions or transferability restrictions as provided by the Committee in the Grant Agreement. The Committee may at any time, in its sole discretion, remove or revise any Performance Goals or other performance objectives for an award of Goal-Based Stock, subject to Section 6 in the case of an award that is intended to comply with the requirements of Code section 162(m).

(d) A Participant shall have no rights as a shareholder until the Committee has certified that the Performance Goals or other performance objectives of the Goal-Based Stock award have been achieved and shares of Company Stock have been issued. The Committee may grant dividend equivalent rights in its discretion with respect to any award of Goal-Based Stock, consistent with the requirements of Section 8(c) above. Any dividend equivalents with respect to any Goal-Based Stock award shall only be paid to the extent the award vests and the performance objectives are achieved.

11. Options.

(a) The Committee may grant Options to eligible employees, officers, consultants and advisors of Dominion or a Dominion Company. Each Option award shall be evidenced by a Grant Agreement stating the number of shares of Company Stock for which Options are granted, the exercise price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the extent, if any, to which associated Stock Appreciation Rights are granted, the conditions to which the grant and exercise of the Options are subject, and all other terms and conditions to which the Option is subject.

(b) The exercise price per share of an Option shall be no less than 100% of the Fair Market Value of the shares on the Date of Grant, except as provided in Section 18.

(c) Options may be exercised in whole or in part at the times as may be specified by the Committee in the Participant’s Grant Agreement; provided that no Option may be exercised after the expiration of eight (8) years from the Date of Grant.

(d) Incentive Stock Options may be granted only to employees of Dominion or a Dominion Company and shall be subject to the following provisions:

(i) No Incentive Stock Option may be exercised after the first to occur of (x) eight years from the Date of Grant, (y) three months following the date of the Participant’s retirement or termination of employment for reasons other than Disability or death, or (z) one year following the date of the Participant’s termination of employment on account of Disability or death.

12

(ii) An Incentive Stock Option by its terms shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of any Employer shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose any conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

(e) Options may be exercised by the Participant giving written notice of the exercise to Dominion, stating the number of shares the Participant has elected to purchase under the Option. The notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, if the Committee so permits, the Participant may (i) to the extent permitted by applicable law, deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to Dominion, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and any Applicable Withholding Taxes, (ii) request that Dominion withhold from the shares of Company Stock that would otherwise be deliverable upon exercise of the Option a number of shares with an aggregate Fair Market Value (as of the exercise date) equal to all or any portion of the aggregate exercise price and Applicable Withholding Taxes owed with respect to such exercise; (iii) deliver Company Stock with an aggregate Fair Market Value (as of the exercise date) equal to all or any portion of the aggregate exercise price and Applicable Withholding Taxes, or (iv) use any other methods of payment as the Committee, at its discretion, deems appropriate. Until a Participant has paid the exercise price and any Applicable Withholding Taxes, no shares of Company Stock shall be issued and the Participant shall have no rights with respect thereto.

(f) “Reload options,” meaning new Options issued upon the exercise of an Option to replace shares of Company Stock used to pay the exercise price of, or any withholding taxes with respect to, the Option, are expressly prohibited.

12. Stock Appreciation Rights.

(a) The Committee may grant Stock Appreciation Rights to eligible employees, officers, consultants and advisors of Dominion or a Dominion Company. Each Stock Appreciation Right award shall be evidenced by a Grant Agreement stating the number of shares for which Stock Appreciation Rights are granted, the exercise or base price per share, whether the Stock Appreciation Right is exercisable by the Participant or is to be settled on a fixed date or event, and all other terms and conditions to which the Stock Appreciation Rights are subject. Stock Appreciation Rights may be granted in connection with all or any part of a Nonstatutory Stock Option to a Participant or as a standalone award.

13

(b) Stock Appreciation Rights shall entitle the Participant, upon exercise or settlement, to receive from Dominion an amount equal to the excess, if any, of (x) the aggregate Fair Market Value of the Company Stock covered by the exercised or settled Stock Appreciation Right on the date of exercise or settlement over (y) the aggregate exercise price or base price of the Stock Appreciation Right being exercised or settled. Stock Appreciation Rights may be paid or settled in cash or in shares of Company Stock or any portion thereof as set forth in the Grant Agreement, with the number of any shares of Company Stock to be issued upon exercise or settlement determined by dividing the aggregate payment or settlement amount of the Stock Appreciation Right upon exercise or settlement by the Fair Market Value per share of the Company Stock on the date of exercise or settlement, rounded down to the nearest whole share. A Participant shall not have any rights as a shareholder with respect to a stock-settled Stock Appreciation Right unless and until the shares have been issued.

(c) The exercise price per share of a Stock Appreciation Right that is exercisable by a Participant shall not be less than 100% of the Fair Market Value of a share of the Company Stock on the Date of Grant, subject to adjustment under Section 18 below. The base price of a Stock Appreciation Right that is not exercisable by a Participant shall be any amount determined by the Committee in its sole discretion.

(d) Stock Appreciation Rights that are exercisable by a Participant shall be exercisable at such times and subject to such conditions as are set forth in the Grant Agreement, but in any event shall not be exercisable for more than eight (8) years after the Date of Grant. Stock Appreciation Rights that are not exercisable by a Participant shall be settled on the dates or events set forth in the Grant Agreement. Stock Appreciation Rights that are exercisable by a Participant may be exercised by the Participant giving written notice of the exercise to Dominion, stating the number of Stock Appreciation Rights the Participant has elected to exercise.

(e) Stock Appreciation Rights that are granted in tandem with Nonstatutory Stock Options shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to surrender to Dominion unexercised that portion of the related Nonstatutory Stock Option relating to the same number of shares of Company Stock as is covered by the Stock Appreciation Rights (or the portion of the Stock Appreciation Rights so exercised) and to receive in exchange from Dominion an amount equal to the excess of (x) the aggregate Fair Market Value on the date of exercise of the Company Stock covered by the surrendered portion of the related Nonstatutory Stock Option over (y) the aggregate exercise price of the Company Stock covered by the surrendered portion of the related Nonstatutory Stock Option. Upon the exercise of a Stock Appreciation Right and surrender of the related portion of the related Nonstatutory Stock Option, the Nonstatutory Stock Option, to the extent surrendered, shall not thereafter be

14

exercisable. A tandem Stock Appreciation Right shall be exercisable only to the extent that the related Nonstatutory Stock Option is exercisable and only at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the exercise price of the Company Stock covered by the related Nonstatutory Stock Option. A tandem Stock Appreciation Right shall have the same Date of Grant and expiration date as the related Nonstatutory Stock Option and the exercise price per share of the tandem Stock Appreciation Right shall equal the exercise price per share of the related Nonstatutory Stock Option. For avoidance of doubt, Stock Appreciation Rights may not be granted in tandem with Incentive Stock Options.

13. Repricings of Options and SARs Expressly Prohibited. Notwithstanding anything in the Plan to the contrary, the Committee is expressly prohibited, whether through amendment or otherwise, from (i) reducing the exercise price of any outstanding Option or Stock Appreciation Right, (ii) granting a new Option, Stock Appreciation Right or other Incentive Award in substitution for or upon the cancellation of any previously granted Option or Stock Appreciation Right, which has the effect of reducing the exercise price thereof, (iii) exchanging any underwater Option or Stock Appreciation Right for stock, cash or other consideration, or (iv) taking any other action that would be considered a “repricing” of an Option or Stock Appreciation Right under the listing standards of the New York Stock Exchange, unless in connection with an event described in Section 18 below or as approved by Dominion’s shareholders.

14. Transferability of Incentive Awards. Except as otherwise provided in this Section 14, by applicable law or by the terms of a Grant Agreement, (i) all Incentive Awards are non-transferable and shall not be subject in any manner to anticipation, alienation, assignment, pledge, encumbrance or charge; (ii) Options and Stock Appreciation Rights shall be exercised only by the Participant; and (iii) amounts payable or shares issuable pursuant to an Incentive Award shall be delivered only to (or for the account of) the Participant. The foregoing exercise and transfer restrictions shall not apply to: (a) transfers to Dominion upon forfeiture or cancellation of an Incentive Award or to pay the exercise price of an Option or to an Employer to pay Applicable Withholding Taxes; (b) transfers to or exercises by the Participant’s beneficiary in the event of a Participant’s death, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution; (c) transfers pursuant to a qualified domestic relations order (as defined in the Code) (in the case of Incentive Stock Options, to the extent such transfers are permitted by the Code); or (d) if the Participant is incapacitated, permitted transfers to or exercises on behalf of the Participant by his or her legal representative. The Committee may expressly provide in the Grant Agreement that an Incentive Award (other than an Incentive Stock Option) may be transferred to, exercised by and paid to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, for estate and/or tax planning purposes and in compliance with applicable securities laws.

15. Applicable Withholding Taxes. An Employer shall have the right to deduct from any exercise, payment, vesting or settlement of an Incentive Award made under the Plan, including the delivery or vesting of shares, a sufficient amount to cover Applicable Withholding Taxes or to take such other action as may be necessary to satisfy any such withholding

15

obligations. The Committee may permit the Participant to remit separate payment in cash or shares of Company Stock to satisfy Applicable Withholding Taxes in lieu of Employer withholding. Any shares withheld by or remitted to the Employer in satisfaction of Applicable Withholding Taxes shall be valued at their Fair Market Value as of the exercise, payment or settlement date of the applicable Incentive Award.

16. Effective Date of the Plan. The effective date of the Plan shall be May 7, 2014, the date of Dominion’s 2014 annual meeting of shareholders, subject to approval of the Plan by Dominion’s shareholders at such meeting. Until the Plan has been approved by Dominion’s shareholders and the requirements of all applicable securities laws have been met, no Incentive Awards shall be granted or exercised under the Plan, unless the grant or exercise is contingent on the occurrence of these events.

17. Termination and Amendment. If not sooner terminated by the Board, the Plan shall terminate at the close of business on the date after the 2024 annual meeting of Dominion’s shareholders. No Incentive Awards shall be made under the Plan after its termination. The Board may terminate the Plan at any time before then, and may amend the Plan and any Incentive Awards under the Plan at any time and in any respects as it shall deem advisable; provided that, except as otherwise expressly provided herein or in Section 18 below or in a Participant’s Grant Agreement, no termination or amendment of the Plan or any Incentive Award under the Plan shall materially adversely affect a Participant’s rights with respect to any outstanding Incentive Award without that Participant’s consent. Furthermore, no amendment shall be made to the Plan that increases the total number of shares of Company Stock reserved for issuance under the Plan (except pursuant to Section 18 below), materially modifies the requirements as to eligibility for participation in the Plan, or materially increases the benefits accruing to Participants under the Plan, unless the change is authorized by Dominion’s shareholders. Notwithstanding the foregoing, the Board may amend the Plan and Incentive Awards without having to obtain the consent of any affected Participant as it deems necessary or appropriate to ensure compliance with applicable laws or to cause Incentive Awards to avoid adverse tax consequences under the Code and regulations thereunder.

18. Change in Capital Structure.

(a) In the event of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Company Stock; any exchange of shares of Company Stock or other securities of Dominion; or any similar, unusual or extraordinary corporate transaction in respect of the Company Stock, the number and kind of shares of stock or securities of Dominion to be subject to the Plan and to Incentive Awards then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the limits on Incentive Awards under Sections 4, 7(b) and 8(b) of the Plan, the exercise price of Options and the exercise or base price of Stock Appreciation Rights, and any other relevant terms or conditions of the Plan or outstanding Incentive Awards thereunder shall be equitably and proportionally adjusted by the Committee, whose determination shall be binding on all

16

persons. If the adjustment would produce fractional shares with respect to any Incentive Award, the Committee may adjust appropriately the number of shares covered by the award so as to eliminate the fractional shares. Unless otherwise expressly provided in the applicable Grant Agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described herein, or a sale of all or substantially all of the business or assets of Dominion as an entirety, the Committee shall equitably and proportionately adjust the Performance Goals or other performance objectives applicable to any then-outstanding Incentive Awards to the extent necessary to preserve (but not increase) the level of incentives intended by the Plan and the awards. It is intended that, if possible, any adjustments contemplated by this Section 18(a) be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Code sections 424, 409A and 162(m)) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

(b) Notwithstanding anything to the contrary in Section 18(a), the provisions of this Section 18(b) shall apply to an outstanding Incentive Award if a Change of Control occurs. If Dominion undergoes a Change of Control and Dominion is not the Surviving Entity and the successor to Dominion (if any) (or a parent thereof) does not agree in writing prior to the occurrence of the Change of Control to continue and assume the award following the Change of Control, or if for any other reason the award would not continue after the Change of Control, then upon the Change of Control: (i) if the award is an Option or SAR, it shall vest fully and completely, any and all restrictions on exercisability or otherwise shall lapse, and it shall be fully exercisable; and (ii) if the award is any other type of award other than an Option or SAR, it shall immediately vest fully and completely, and all restrictions shall lapse, and the award shall be paid or settled; provided, however, that if the award is performance-based, any payment under the award shall be computed based on the performance terms of the award and based on actual performance achieved to the date of the Change of Control. No acceleration of vesting, exercisability and/or payment of an outstanding Incentive Award shall occur in connection with a Change of Control if either (i) Dominion is the Surviving Entity, or (ii) the successor to Dominion (if any) (or a parent thereof) agrees in writing prior to the Change of Control to assume the award; provided, however, that individual awards may provide for acceleration under these circumstances as contemplated by Section 18(c) below. If an Option or SAR is fully vested or becomes fully vested as provided in this paragraph but is not exercised or paid prior to the Change of Control and Dominion is not the surviving entity and the successor to Dominion (if any) (or a parent thereof) does not agree in writing prior to the occurrence of the Change of Control to continue and assume the award following the Change of Control, or if for any other reason the award would not continue after the Change of Control, then the Committee may provide for the settlement in cash of the award (such settlement to be calculated as though the award was paid or exercised simultaneously with the Change of Control and based upon the then Fair Market Value of a share of Company Stock). An Option or SAR so settled by the Committee shall automatically terminate. If, in such circumstances, the Committee does not provide for the cash settlement of an Option or SAR, then upon the Change of Control such Option or SAR shall terminate; provided that the Participant shall be given reasonable notice of such intended termination and an opportunity to exercise the Option or SAR prior to or upon the Change of Control.

17

(c) Notwithstanding the provisions of Section 18(b), Incentive Awards issued under the Plan may contain specific provisions regarding the consequences of a Change of Control and, if contained in an award, those provisions shall be controlling in the event of any inconsistency. (For example, and without limitation, an award may provide that acceleration will occur in connection with a Change of Control if the Participant is terminated by his or her Employer without cause or the participant terminates employment for good reason.) The occurrence of a particular Change of Control under the Plan shall have no effect on any award granted under the Plan after the date of that Change of Control.

(d) The Committee may make adjustments pursuant to Section 18(a) and/or deem an acceleration of vesting of awards pursuant to Section 18(b) to occur sufficiently prior to an event if necessary or deemed appropriate to permit the participant to realize the benefits intended to be conveyed with respect to the shares underlying the award; provided, however, that, the Committee shall reinstate the original terms of an award if the related event does not actually occur.

(e) Notwithstanding anything in the Plan to the contrary, the Committee may take any action contemplated under this Section 18 without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

19. Administration of the Plan.

(a) The Plan shall be administered by the Committee. Subject to the express provisions and limitations set forth in this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(i) to prescribe, amend and rescind policies relating to this Plan, and to interpret the Plan, including defining terms not otherwise defined;

(ii) to determine which persons will be Participants, to which of the Participants, if any, Incentive Awards shall be granted hereunder and the timing of any Incentive Awards;

(iii) to grant Incentive Awards to Participants and determine the terms and conditions thereof, including the number of shares of Company Stock subject to Incentive Awards and the exercise or purchase price of the shares of Company Stock and the circumstances under which Incentive Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of Performance Goals or other performance objectives, the occurrence of certain events, or other factors;

18

(iv) to establish or verify the extent of satisfaction of any Performance Goals or other performance objectives or any other terms and conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Incentive Award;

(v) to prescribe and amend the terms of the Grant Agreements or other documents evidencing Incentive Awards made under this Plan (which need not be identical);

(vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 18;

(vii) to interpret and construe this Plan, any policies under this Plan and the terms and conditions of any Incentive Award granted hereunder, and to make exceptions to any provisions for the benefit of Dominion;

(viii) to delegate any portion of its authority under the Plan to make Incentive Awards to an executive officer of Dominion, subject to compliance with applicable state law and the requirements of Code section 162(m) and Rule 16b-3 under the Act and any other conditions that the Committee may establish,

(ix) to establish subplans and the like as may be necessary to comply with provisions of the laws and applicable regulatory rulings of countries in which Dominion or any Dominion Company operates in order to assure the viability of Incentive Awards granted under the Plan and to enable Participants employed in such countries to receive advantages and benefits under the Plan and such laws and rulings; and

(x) to make all other determinations deemed necessary or advisable for the administration of this Plan.

(b) The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant. The Committee may consult with counsel, who may be counsel to Dominion, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

19

(d) The Committee may delegate the administration of the Plan to an officer or officers of Dominion, and the administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Incentive Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Incentive Awards, to process or oversee the issuance of shares of Company Stock upon the exercise, vesting and/or settlement of an Incentive Award, to interpret the terms of Incentive Awards and to take any other actions as the Committee may specify, provided that in no case shall any administrator be authorized to grant Incentive Awards under the Plan. Any action by an administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any administrator, provided that the actions and interpretations of any administrator shall be subject to review and approval, disapproval or modification by the Committee.

20. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to Dominion—at the principal business address of Dominion to the attention of the Corporate Secretary of Dominion; and (b) if to any Participant—at the last address of the Participant known to the sender at the time the notice or other communication is sent.

21. Interpretation. The Plan is intended to operate in compliance with the provisions of all applicable federal and state securities laws and to facilitate compliance with, and optimize the benefits from, the applicable provisions of the Code. Unless otherwise specifically provided under the terms of any such plan or program, settlements of awards received by participants under the Plan shall not be deemed a part of a participant’s regular, recurring compensation for purposes of calculating payments or benefits from any benefit plan or severance program of Dominion or a Dominion Company or any severance pay law of any country. Nothing contained in the Plan will be deemed in any way to limit or restrict Dominion or any Dominion Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect. The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia, without regard to its conflict of law principles.

22. Beneficiary Matters. A Participant may designate a Beneficiary to receive benefits due under an Incentive Award, if any, upon the Participant’s death. Designation of a Beneficiary shall be made by execution of a form approved or accepted by the Committee. In the absence of a valid Beneficiary designation, a Participant’s surviving spouse, if any, and if none, the Participant’s estate, shall be the Beneficiary. A Participant may change a prior Beneficiary designation made under this Section 22 by a subsequent execution of a new Beneficiary designation form. The change in Beneficiary will be effective upon receipt by the Committee. Any payment made to a Beneficiary under this Plan in good faith shall fully discharge Dominion and the Dominion Companies from all further obligations with respect to that payment. If the Committee has any doubt as to the proper Beneficiary to receive a payment under this Plan, the Committee shall have the right to withhold such payment until the matter is fully adjudicated. In making any payment to or for the benefit of any minor or an incompetent Participant or Beneficiary, the administrator, in its sole and absolute discretion, may make a distribution to a legal or natural guardian or other relative of a minor or court-appointed representative of such

20

incompetent. Alternatively, it may make a payment to any adult with whom the minor or incompetent temporarily or permanently resides. The receipt by a guardian, representative, relative or other person shall be a complete discharge of Dominion and the Dominion Companies’ obligations under the Plan. Dominion shall have no responsibility to see to the proper application of any payment so made. The Plan shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

23. Section 409A Matters.

(a) The Plan and any Incentive Awards granted hereunder that provide for a deferral of compensation for purposes of Code section 409A are intended to comply with the applicable provisions of Code section 409A and shall be interpreted to the maximum extent possible in accordance with such intent.

(b) With respect to any Incentive Award that provides for a deferral of compensation for purposes of Code section 409A and that is payable under its terms on a Participant’s termination of employment or other service, (i) any references herein and in the Participant’s Grant Agreement to the Participant’s termination of employment or date of termination of employment shall refer to the Participant’s Separation from Service or date of Separation from Service, as the case may be; and (ii) notwithstanding any provision herein or in the Participant’s Incentive Award to the contrary, if at the time of payment under such an Incentive Award, the Participant is a “specified employee” (as defined below), no such payment shall occur prior to the earlier of (A) the expiration of the six (6)-month period measured from the date of the Participant’s Separation from Service, or (B) the date of the Participant’s death. Upon the expiration of the six (6)-month deferral period referred to in the preceding sentence or the Participant’s death, all amounts that would otherwise have been paid during such period but for this Section 23 shall be paid and any amounts that remain to be paid under the Award shall be paid in accordance with the terms hereof and of the Award Agreement. The term “specified employee” shall have the same meaning as assigned to that term under Code section 409A(a)(2)(B)(i) and whether a Participant is a specified employee shall be determined in accordance with written guidelines adopted by Dominion for such purposes.

(c) With respect to any Award that provides for a deferral of compensation for purposes of Code section 409A and that is payable under its terms upon a Change of Control, or under which the time or form of payment of the Award varies depending on whether a Change of Control has occurred, any references herein and in the Participant’s Grant Agreement to a Change of Control or date of the Change of Control shall refer to a Qualifying Change of Control or the date of a Qualifying Change of Control, as the case may be.

24. Securities Law Compliance. If at any time on or after the effective date of this amended and restated Plan as described in Section 16 above, the Committee should determine that the issuance of any shares of Company Stock under an Incentive Award granted under the

21

Plan, whether pursuant to the exercise of an Option or Stock Appreciation Right or otherwise, would result in the violation of any applicable federal or state securities laws with respect to the Plan, then no shares of Company Stock shall be issued, and no Options or Stock Appreciation Rights shall be exercised, unless and until the Committee has determined that the issuance of such shares or the exercise of such Options or Stock Appreciation Rights would not result in such violation. If a Participant’s right to exercise an Option or Stock Appreciation Right is suspended pursuant to the preceding sentence, the Committee may provide that any time period to exercise the Option or Stock Appreciation Right is extended or tolled during such period of suspension.

25. No Right to Continued Service. The grant of an Incentive Award shall not obligate an Employer to pay an employee, officer, advisor or consultant any particular amount of remuneration, to continue the employment or other service of the employee, officer, advisor or consultant after the grant or to make further grants to the employee, officer, advisor or consultant at any time thereafter.

26. Unfunded Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between Dominion and any Participant or other person. To the extent any person holds any rights by virtue of an Incentive Award granted under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of Dominion.

22

2014 PROXY CARD

This proxy is solicited on behalf of the Board of Directors.

Dominion

➞

IMPORTANT: PLEASE SEE REVERSE SIDE FOR INFORMATION ABOUT YOUR VOTING CHOICES.

This proxy, when properly executed, will be voted as directed on the reverse side by the undersigned. If this card is returned signed with no direction given, this proxy will be voted "FOR" the 11 director nominees named in the proxy statement and Items 2-4, and "AGAINST" Items 5-10.

Please sign exactly as your name appears on this proxy card. When shares are held by joint tenants, both shareholders should sign.

When signing in a representative capacity, please give your representative title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

In their discretion, the proxies are authorized to vote on any matters that properly come before the meeting. The undersigned appoints John W. Harris, David A. Wollard and Carter M. Reid, or any one of them, with the power of substitution, proxies to vote all shares of the undersigned at the Annual Meeting of Shareholders on May 7, 2014, and at any and all adjournments.

, 2014

Signature **Date**

, 2014

Signature (if held jointly) **Date**

Dominion®

To Our Shareholders:

Let your voice be heard . . .

Dominion's proxy statement explains important matters to be taken up at our Annual Meeting of Shareholders. Whether your shares are held in a Dominion Direct® account or directly by you please read the proxy statement carefully and vote your shares. It is important that all Dominion shareholders participate by voting, regardless of the number of shares owned.

You can vote by mail, Internet or telephone. When voting by Internet or telephone, follow the prompts that will be presented to record your vote. If you choose to vote by mail, please be sure to mark, date and sign your proxy card and return it in the postage-paid envelope. If you choose to vote by Internet or telephone, do not return your proxy card by mail.

All mail, Internet and telephone votes must be received by 6:00 a.m. Eastern Time on the day of the 2014 Annual Meeting.

Vote Your Proxy

1 By Phone…

Call toll-free **1-888-693-8683** using a touch-tone phone;

2 By Internet…

Access the Website at **http://www.cesvote.com**; or

3 By Mail…

Return your proxy in the **postage-paid envelope provided**.

You may view our 2014 Proxy Statement, 2013 Summary Annual Report and 2013 Annual Report on Form 10-K online at **www.dom.com/proxy**

2014 PROXY CARD

Dominion Resources, Inc.

The Board of Directors recommends a vote "FOR" each of these director nominees and Items 2-4.

1. Election of Directors. The nominees are:

	FOR	AGAINST	ABSTAIN
01. William P. Barr	☐	☐	☐
02. Peter W. Brown, M.D.	☐	☐	☐
03. Helen E. Dragas	☐	☐	☐
04. James O. Ellis, Jr.	☐	☐	☐
05. Thomas F. Farrell II	☐	☐	☐
06. John W. Harris	☐	☐	☐
07. Mark J. Kington	☐	☐	☐
08. Pamela J. Royal, M.D.	☐	☐	☐
09. Robert H. Spilman, Jr.	☐	☐	☐
10. Michael E. Szymanczyk	☐	☐	☐
11. David A. Wollard	☐	☐	☐

2. Ratification of Appointment of the Independent Auditors for 2014
☐ FOR ☐ AGAINST ☐ ABSTAIN

3. Advisory Vote on Approval of Executive Compensation (Say on Pay)
☐ FOR ☐ AGAINST ☐ ABSTAIN

4. Approval of the 2014 Incentive Compensation Plan
☐ FOR ☐ AGAINST ☐ ABSTAIN

The Board of Directors recommends a vote "AGAINST" Items 5-10.

5. Executives to Retain Significant Stock
☐ FOR ☐ AGAINST ☐ ABSTAIN

6. Report on Financial Risks to Dominion Posed by Climate Change
☐ FOR ☐ AGAINST ☐ ABSTAIN

7. Report on Methane Emissions
☐ FOR ☐ AGAINST ☐ ABSTAIN

8. Report on Lobbying
☐ FOR ☐ AGAINST ☐ ABSTAIN

9. Report on Environmental and Climate Change Impacts of Biomass
☐ FOR ☐ AGAINST ☐ ABSTAIN

10. Adopt Quantitative Goals for Reducing Greenhouse Gas Emissions
☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ *To access future proxy materials and annual reports via Internet only, Please check this box.**

IMPORTANT–THIS PROXY MUST BE SIGNED AND DATED ON REVERSE SIDE.

Dominion®

IF YOU ARE VOTING BY MAIL,

please sign and date your proxy card on the reverse side and fold and detach card at perforation before mailing in the enclosed envelope.

ATTENDING THE MEETING

In order to expedite the registration process, shareholders who attend the meeting will be asked to present an Admission Ticket and valid picture identification, such as a driver's license or passport. An Admission Ticket can be requested by contacting Dominion Shareholders Services at 1-800-552-4034 or by emailing shareholder.services@dom.com. For more information on what to bring to be admitted to the Annual Meeting, please see page 7 of the Proxy Statement.

Directions to the 2014 Annual Meeting are available at www.dom.com/proxy.

*By marking this box, you are consenting to receive future Dominion annual reports and proxy statements, including the meeting notice, over the internet. By making this election, you will save your company the cost of printing these documents and you will help preserve environmental resources.

Participation is voluntary and will remain in effect until you inform us otherwise. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone and/or cable company. You will receive notification when annual reports and proxy statements are available for online review. The material will be presented in PDF format and can be read using Adobe Acrobat Reader. If you do not have the latest version of Adobe Acrobat Reader, you can download it free through Dominion's internet site.

2014 VOTING INSTRUCTION CARD

Dominion

→

IMPORTANT: PLEASE SEE REVERSE SIDE FOR INFORMATION ABOUT YOUR VOTING CHOICES.

Voting instructions are solicited for the Annual Meeting of Shareholders, to be held May 7, 2014, by the Trustee for the various retirement plans sponsored by Dominion Resources, Inc.

I acknowledge receipt of the Notice of Annual Meeting, Proxy Statement and Annual Report (Summary and Form 10-K) for the Annual Meeting of Shareholders of Dominion Resources, Inc. I hereby instruct the Trustee to vote the Dominion shares relating to my Plan account at such Annual Meeting as indicated on the reverse side.

This voting instruction card, when properly executed, will be voted as directed. If this card is returned signed with no direction given or is not returned at all, your shares will be voted by the Trustee as directed by an independent fiduciary hired by the Plan Administrator.

All voting instructions will be kept confidential.

______________________________________ , 2014

Signature **Date**

To Employee Savings Plan Participants:

Dominion's proxy statement explains important matters to be taken up at our Annual Meeting of Shareholders. Please read the proxy statement carefully and instruct the Trustee how to vote your shares.

You can vote by mail, Internet or telephone. When voting by Internet or telephone, follow the prompts that will be presented to record your vote. If you choose to vote by mail, please be sure to mark, date and sign your voting instruction card and return it in the postage-paid envelope. If you choose to vote by Internet or telephone, do not return your voting card by mail.

All voting instructions must be received by 6:00 a.m. Eastern Time on May 1, 2014 to be counted in the final tabulation.

Vote Your Shares

1 By Phone…

Call toll-free **1-888-693-8683** using a touch-tone phone;

2 By Internet…

Access the Website at **http://www.cesvote.com**; or

3 By Mail…

Return your voting instruction card in the **postage-paid envelope provided**.

You may view our 2014 Proxy Statement, 2013 Summary Annual Report and 2013 Annual Report on Form 10-K online at **www.dom.com/proxy**

2014 VOTING INSTRUCTION CARD

Dominion Resources, Inc.

The Board of Directors recommends a vote "FOR" each of these director nominees and Items 2-4.

1. Election of Directors. The nominees are:

	FOR	AGAINST	ABSTAIN
01. William P. Barr	☐	☐	☐
02. Peter W. Brown, M.D.	☐	☐	☐
03. Helen E. Dragas	☐	☐	☐
04. James O. Ellis, Jr.	☐	☐	☐
05. Thomas F. Farrell II	☐	☐	☐
06. John W. Harris	☐	☐	☐
07. Mark J. Kington	☐	☐	☐
08. Pamela J. Royal, M.D.	☐	☐	☐
09. Robert H. Spilman, Jr.	☐	☐	☐
10. Michael E. Szymanczyk	☐	☐	☐
11. David A. Wollard	☐	☐	☐

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

4. Approval of the 2014 Incentive Compensation Plan

☐ FOR ☐ AGAINST ☐ ABSTAIN

The Board of Directors recommends a vote "AGAINST" Items 5-10.

5. Executives to Retain Significant Stock

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

7. Report on Methane Emissions

☐ FOR ☐ AGAINST ☐ ABSTAIN

8. Report on Lobbying

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

10. Adopt Quantitative Goals for Reducing Greenhouse Gas Emissions

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ *To access future proxy materials and annual reports via Internet only, please check this box.**

IMPORTANT–THIS VOTING INSTRUCTION CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

IF YOU ARE VOTING BY MAIL,

please sign and date your voting instruction card on the reverse side and fold and detach card at perforation before mailing in the enclosed envelope.

*By marking this box, you are consenting to receive future Dominion annual reports and proxy statements, including the meeting notice, over the Internet. By making this election, you will save your company the cost of printing these documents and you will help preserve environmental resources.

Participation is voluntary and will remain in effect until you inform us otherwise. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone and/or cable company. You will receive notification when annual reports and proxy statements are available for online review. The material will be presented in PDF format and can be read using Adobe Acrobat Reader. If you do not have the latest version of Adobe Acrobat Reader, you can download it free through Dominion's Internet site.